EXECUTION COPY


                             CREDIT AGREEMENT

                                  among

                  FISHER SCIENTIFIC INTERNATIONAL INC.,

                         CERTAIN SUBSIDIARIES OF
                  FISHER SCIENTIFIC INTERNATIONAL INC.,

                      VARIOUS LENDING INSTITUTIONS,

                        THE CHASE MANHATTAN BANK,
                         AS ADMINISTRATIVE AGENT,

                   THE CHASE MANHATTAN BANK OF CANADA,
                    AS CANADIAN ADMINISTRATIVE AGENT,

                  CHASE MANHATTAN INTERNATIONAL LIMITED,
                      AS U.K. ADMINISTRATIVE AGENT,

                    MERRILL LYNCH CAPITAL CORPORATION,
                          AS SYNDICATION AGENT,

                                   AND

                        DLJ CAPITAL FUNDING, INC.
                         AS DOCUMENTATION AGENT,




                       Dated as of January 21, 1998



                            TABLE OF CONTENTS

                                                                     Page

SECTION 1.   Amount and Terms of Credit..............................-1-
      1.01  Commitments..............................................-1-
      1.02  Minimum Borrowing Amounts, etc...........................-4-
      1.03  Notice of Borrowing......................................-4-
      1.04  Disbursement of Funds....................................-6-
      1.05  Evidence of Debt.........................................-7-
      1.06  Conversions..............................................-8-
      1.07  Pro Rata Borrowings......................................-8-
      1.08  Interest.................................................-9-
      1.09  Interest Periods........................................-10-
      1.10  Increased Costs, Illegality, etc........................-11-
      1.11  Compensation............................................-14-
      1.12  Change of Lending Office................................-15-
      1.13  Replacement of Banks....................................-15-
      1.14.  Local Currency Loans...................................-16-
      1.15  Currency Fluctuations, etc..............................-19-
      1.16  European Monetary Union.................................-20-
      1.17  Implementation of CAM...................................-21-
      1.18  Subsidiary Borrowers....................................-23-
      1.19  B/A Rate Loans..........................................-23-
SECTION 2.  Letters of Credit.......................................-24-
      2.01  Letters of Credit.......................................-24-
      2.02  Letter of Credit Requests; Notices of Issuance..........-25-
      2.03  Agreement to Repay Letter of Credit Drawings............-25-
      2.04  Letter of Credit Participations.........................-26-
      2.05  Increased Costs.........................................-28-
      2.06  Replacement of the Letter of Credit Issuer..............-28-
      2.07  Local Letters of Credit.................................-29-
      2.08  Existing Letters of Credit..............................-30-
SECTION 3.  Fees, Commitments.......................................-30-
      3.01  Fees....................................................-30-
      3.02  Voluntary Termination or Reduction of Commitments.......-31-
      3.03  Mandatory Adjustments of Commitments, etc...............-32-
SECTION 4.  Payments................................................-33-
      4.01  Voluntary Prepayments...................................-33-
      4.02  Mandatory Repayments and Prepayments....................-34-
      4.03  Method and Place of Payment.............................-41-
      4.04  Net Payments............................................-42-
SECTION 5.  Conditions Precedent....................................-45-
      5.01  Execution of Agreement; Notes...........................-45-
      5.02  No Default; Representations and Warranties..............-45-
      5.03  Officer's Certificate...................................-45-
      5.04  Opinions of Counsel.....................................-45-
      5.05  Corporate Proceedings...................................-45-
      5.06  Adverse Change, etc.....................................-46-
      5.07  Litigation..............................................-46-
      5.08  Approvals...............................................-46-
      5.09  Consummation of the Transaction.........................-46-
      5.10  Security Documents......................................-47-
      5.11  Fees and Expenses.......................................-49-
      5.12  Mortgages; Title Insurance..............................-49-
      5.13  Existing Indebtedness Agreements; Shareholders'
              Agreements; Management Agreements; Tax Allocation
              Agreements............................................-49-
      5.14  Solvency Opinions; Evidence of Insurance................-50-
      5.15  Pro Forma Balance Sheet.................................-50-
      5.16  Existing Indebtedness...................................-51-
      5.17  Payment of Fees.........................................-51-
      5.18  Notice of Borrowing; Letter of Credit Request...........-51-
      5.19  Equity Financing........................................-51-
      5.20  Borrowings by Subsidiary Borrowers......................-51-
SECTION 6.  Representations, Warranties and Agreements..............-52-
      6.01  Corporate Status........................................-52-
      6.02  Corporate Power and Authority...........................-52-
      6.03  No Violation............................................-52-
      6.04  Litigation..............................................-53-
      6.05  Use of Proceeds; Margin Regulations.....................-53-
      6.06  Governmental Approvals..................................-53-
      6.07  Investment Company Act..................................-54-
      6.08  Public Utility Holding Company Act......................-54-
      6.09  True and Complete Disclosure............................-54-
      6.10  Financial Condition, Financial Statements...............-54-
      6.11  Security Interests......................................-55-
      6.12  Representations and Warranties in Other Documents.......-55-
      6.13  Transaction.............................................-56-
      6.14  Compliance with ERISA...................................-56-
      6.15  Capitalization..........................................-57-
      6.16  Subsidiaries............................................-57-
      6.17  Intellectual Property...................................-57-
      6.18  Compliance with Statutes, etc...........................-58-
      6.19  Environmental Matters...................................-58-
      6.20  Properties..............................................-58-
      6.21  Labor Relations.........................................-59-
      6.22  Tax Returns and Payments................................-59-
      6.23  Existing Indebtedness...................................-60-
      6.24  Outstanding Letters of Credit...........................-60-
      6.25  Senior Subordinated Notes...............................-60-
SECTION 7.  Affirmative Covenants...................................-60-
      7.01  Information Covenants...................................-60-
      7.02  Books, Records and Inspections..........................-62-
      7.03  Insurance...............................................-63-
      7.04  Payment of Taxes........................................-63-
      7.05  Corporate Franchises....................................-63-
      7.06  Compliance with Statutes, etc...........................-63-
      7.07  Compliance with Environmental Laws......................-64-
      7.08  ERISA...................................................-64-
      7.09  Good Repair.............................................-65-
      7.10  End of Fiscal Years; Fiscal Quarters....................-65-
      7.11  Additional Security; Further Assurances.................-65-
      7.12  Foreign Subsidiaries Security...........................-66-
SECTION 8.  Negative Covenants......................................-67-
      8.01  Changes in Business.....................................-67-
      8.02  Consolidation, Merger, Sale or Purchase of
               Assets, etc..........................................-68-
      8.03  Liens...................................................-70-
      8.04  Indebtedness............................................-72-
      8.05  Designated Senior Debt..................................-74-
      8.06  Advances, Investments and Loans.........................-74-
      8.07  Dividends, etc..........................................-76-
      8.08  Transactions with Affiliates............................-77-
      8.09  Capital Expenditures....................................-77-
      8.10  Minimum Consolidated EBITDA.............................-78-
      8.11  Interest Coverage Ratio.................................-79-
      8.12  Leverage Ratio..........................................-79-
      8.13  Limitation on Voluntary Payments and Modifications
              of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements;
              Issuances of Capital Stock, etc.......................-80-
      8.14  Limitation on Certain Restrictions on
              Subsidiaries..........................................-81-
      8.15  Limitation on the Creation of Subsidiaries..............-81-
      8.16  Maintenance of Corporate Separateness, etc..............-82-
SECTION 9.  Events of Default.......................................-82-
      9.01  Payments................................................-82-
      9.02  Representations, etc....................................-82-
      9.03  Covenants...............................................-82-
      9.04  Default Under Other Agreements..........................-82-
      9.05  Bankruptcy, etc.........................................-82-
      9.06  ERISA...................................................-83-
      9.07  Security Documents......................................-83-
      9.08  Guaranties..............................................-84-
      9.09  Judgments...............................................-84-
      9.10  Ownership...............................................-84-
      9.11  Pledge of Company's Stock...............................-84-
SECTION 10.  Definitions............................................-84-
SECTION 11.  The Agents............................................-119-
      11.01  Appointment...........................................-119-
      11.02  Delegation of Duties..................................-119-
      11.03  Exculpatory Provisions................................-119-
      11.04  Reliance by Administrative Agent......................-120-
      11.05  Notice of Default.....................................-121-
      11.06  Nonreliance on Administrative Agent and Other
               Banks...............................................-121-
      11.07  Indemnification.......................................-122-
      11.08  Administrative Agent in its Individual Capacity.......-122-
      11.09  Holders...............................................-123-
      11.10  Resignation of the Administrative Agent;
               Successor Administrative Agent......................-123-
      11.11  Documentation Agent, Syndication Agent and
               Co-Agents...........................................-123-
      11.12  Letter of Credit Issuer...............................-123-
SECTION 12.  Miscellaneous.........................................-123-
      12.01  Payment of Expenses, etc..............................-123-
      12.02  Right of Setoff.......................................-124-
      12.03  Notices...............................................-124-
      12.04  Benefit of Agreement..................................-125-
      12.05  No Waiver, Remedies Cumulative........................-127-
      12.06  Payments Pro Rata.....................................-127-
      12.07  Calculations; Computations............................-128-
      12.08  Governing Law; Submission to Jurisdiction; Venue......-128-
      12.09  Counterparts..........................................-129-
      12.10  Effectiveness.........................................-129-
      12.11  Headings Descriptive..................................-129-
      12.12  Amendment or Waiver, etc..............................-129-
      12.13  Survival..............................................-131-
      12.14  Domicile of Loans.....................................-131-
      12.15  Confidentiality.......................................-131-
      12.16  Waiver of Jury Trial..................................-132-
      12.17  Integration...........................................-132-
      12.18.  Currency of Account; Judgment Currency...............-132-

ANNEX I           List of Banks and Commitments
ANNEX II          Bank Addresses
ANNEX III         B/A Rate Loans
SCHEDULE I        Subsidiary Borrowers
SCHEDULE 6.04     Litigation
SCHEDULE 6.10     Projections
SCHEDULE 6.15     Capital Stock of the Borrower
SCHEDULE 6.16     Subsidiaries
SCHEDULE 6.20     Real Properties
SCHEDULE 6.23     Existing Indebtedness
SCHEDULE 6.24     Existing Letters of Credit
SCHEDULE 8.03     Existing Liens
SCHEDULE 8.06     Existing Investments

EXHIBIT A-1       Form of Notice of Borrowing
EXHIBIT A-2       Form of Letter of Credit Request
EXHIBIT B-1       Form of U.S. Dollar A Term Note
EXHIBIT B-2       Form of B Term Note
EXHIBIT B-3       Form of C Term Note
EXHIBIT B-4       Form of Revolving Note
EXHIBIT B-5       Form of Swingline Note
EXHIBIT B-6       Form of Canadian Dollar A Term Note
EXHIBIT B-7       Form of U.K. A Term Note
EXHIBIT B-8       Form of Local Currency Note
EXHIBIT C         Form of Section 4.04(b)(ii) Certificate
EXHIBIT D-1       Form of Opinion of Skadden, Arps, Slate, Meagher & Flom
EXHIBIT D-2       Form of Opinion of Local Counsel
EXHIBIT D-3       Form of Opinion of Subsidiary Borrowers' Counsel
EXHIBIT E         Form of Officers' Certificate
EXHIBIT F         Form of Pledge Agreement
EXHIBIT G         Form of Security Agreement
EXHIBIT H         Form of Guaranty
EXHIBIT I         Form of Subordination Provisions
EXHIBIT J         Form of Assignment and Assumption Agreement
EXHIBIT K         Form of Intercompany Note
EXHIBIT L         Form of Indemnity, Subrogation and Contribution Agreement
EXHIBIT M         Form of Competitive Bid
EXHIBIT N-1       Form of Competitive Bid Request
EXHIBIT N-2       Form of Notice of Competitive Bid Request
EXHIBIT O         Form of Competitive Bid Accept/Reject Letter
EXHIBIT P         Form of Election to Participate
EXHIBIT Q         Form of Election to Terminate
EXHIBIT R         Form of Opinion of Subsidiary Borrower
EXHIBIT S         Calculation of the MLA Cost





            CREDIT AGREEMENT, dated as of January 21, 1998, among FISHER SCIENTIFIC INTERNATIONAL INC., a Delaware corporation (the "Company"), the Subsidiaries of the Company listed in Schedule I hereto and such other Subsidiaries of the Company as shall become Subsidiary Borrowers hereunder as provided herein, the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks"), THE CHASE MANHATTAN BANK, as Administrative Agent (in such capacity, the "Administrative Agent"), THE CHASE MANHATTAN BANK OF CANADA, as Canadian Administrative Agent (in such capacity, the "Canadian Administrative Agent"), CHASE MANHATTAN INTERNATIONAL LIMITED, as U.K. Administrative Agent (in such capacity, the "U.K. Administrative Agent"), MERRILL LYNCH CAPITAL CORPORATION, as Syndication Agent (in such capacity the "Syndication Agent"), and DLJ CAPITAL FUNDING, INC., as Documentation Agent (in such capacity, the "Documentation Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.

                          W I T N E S S E T H :

            WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available the credit facilities provided for herein.

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1.   Amount and Terms of Credit.

            1.01 Commitments. (A) Subject to and upon the terms and conditions herein set forth, each Bank severally agrees to make a loan or loans to one or more of the Borrowers entitled hereunder to borrow such loans, which loans shall be drawn, to the extent such Bank has a commitment under such Facility, under the U.S. Dollar A Term Loan Facility, the Canadian Dollar A Term Loan Facility, the U.K. A Term Loan Facility, the B Term Loan Facility, the C Term Loan Facility and the Revolving Credit Facility, as set forth below:

            (a) Each loan under the U.S. Dollar A Term Loan Facility (each a "U.S. Dollar A Term Loan" and, collectively, the "U.S. Dollar A Term Loans") (i) shall be made to the Company as the Borrower thereof, (ii) shall be made pursuant to a single drawing, which shall be on the Initial Borrowing Date, (iii) shall be denominated in U.S. Dollars, (iv) shall be made as Base Rate Loans or Eurodollar Loans and, except as hereinafter provided, may, at the option of the Company, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that all U.S. Dollar A Term Loans made by all U.S. Dollar A Term Loan Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of U.S. Dollar A Term Loans of the same Type and (v) shall not exceed for any U.S. Dollar A Term Loan Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the U.S. Dollar A Term Loan Commitment of such U.S. Dollar A Term Loan Bank at such time. Once repaid, U.S. Dollar A Term Loans may not be reborrowed.

            (b) Each loan under the Canadian Dollar A Term Loan Facility (each a "Canadian Dollar A Term Loan" and, collectively, the "Canadian Dollar A Term Loans") (i) shall be made to the Canadian Borrower as the Borrower thereof, (ii) shall be made pursuant to a single drawing, which shall be on the Initial Borrowing Date, (iii) shall be denominated in Canadian Dollars, (iv) subject to Annex III, shall be made as Canadian Prime Loans or B/A Rate Loans and shall be maintained as Canadian Prime Loans or B/A Rate Loans and
      (v) shall not exceed for any Canadian Dollar A Term Loan Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the Canadian Dollar A Term Loan Commitment of such Canadian Dollar A Term Loan Bank at such time. Once repaid, Canadian Dollar A Term Loans may not be reborrowed.

            (c) Each loan under the U.K. A Term Loan Facility (each a "U.K. A Term Loan" and, collectively, the "U.K. A Term Loans") (i) shall be made to the U.K. Borrower as the Borrower thereof, (ii) shall be made pursuant to a single drawing, which shall be on the Initial Borrowing Date, (iii) shall be denominated in Sterling,
      (iv) shall be made as Eurodollar Loans and shall be maintained as Eurodollar Loans and (v) shall not exceed for any U.K. A Term Loan Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the U.K. A Term Loan Commitment of such U.K. A Term Loan Bank at such time. Once repaid, U.K. A Term Loans may not be reborrowed.

            (d) Each loan under the B Term Loan Facility (each a "B Term Loan" and, collectively, the "B Term Loans") (i) shall be made to the Company as the Borrower thereof, (ii) shall be made pursuant to a single drawing, which shall be on the Initial Borrowing Date,
      (iii) shall be denominated in U.S. Dollars, (iv) shall be made as Base Rate Loans or Eurodollar Loans and, except as hereinafter provided, may, at the option of the Company, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that all B Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of B Term Loans of the same Type and (v) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the B Term Loan Commitment, if any, of such Bank at such time. Once repaid, B Term Loans may not be reborrowed.

            (e) Each loan under the C Term Loan Facility (each a "C Term Loan" and, collectively, the "C Term Loans") (i) shall be made to the Company as the Borrower thereof, (ii) shall be made pursuant to a single drawing, which shall be on the Initial Borrowing Date,
      (iii) shall be denominated in U.S. Dollars, (iv) shall be made as Base Rate Loans or Eurodollar Loans and, except as hereinafter provided, may, at the option of the Company, be maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that all C Term Loans made by all Banks pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of C Term Loans of the same Type and (v) shall not exceed for any Bank at the time of incurrence thereof on the Initial Borrowing Date that aggregate principal amount which equals the C Term Loan Commitment, if any, of such Bank at such time. Once repaid, C Term Loans may not be reborrowed.

            (f) Each loan under the Revolving Credit Facility (each a "Revolving Loan" and, collectively, the "Revolving Loans") (i) shall be made to the Company as the Borrower thereof, (ii) shall be made at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (iii) shall be denominated in U.S. Dollars, (iv) except as hereinafter provided, may, at the option of the Company, be incurred and maintained as and/or converted into Base Rate Loans or Eurodollar Loans, provided that all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Revolving Loans of the same Type and (v) may be repaid and reborrowed in accordance with the provisions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event may Revolving Loans be borrowed if after giving effect thereto (and to any concurrent repayment or prepayment of Revolving Loans), (i) the sum of the Total Revolving Extensions of Credit and the aggregate Local Currency Loan Exposures would exceed the Total Revolving Credit Commitments then in effect or (ii) the Revolving Extensions of Credit of any Revolving Bank would exceed such Revolving Bank's Revolving Credit Commitment.

            (g) Each Local Currency Loan (i) shall be made at any time and from time to time on or after the Initial Borrowing Date in accordance with the procedures set forth in Section 1.14 and prior to the Revolving Loan Maturity Date and (ii) shall be denominated in any Local Currency. Local Currency Loans may be borrowed by any Borrower. Notwithstanding anything to the contrary contained in this Agreement, in no event may Local Currency Loans be borrowed under Section 1.14 if after giving effect thereto (and to any concurrent repayment or prepayment of Local Currency Loans) (A) the Dollar Equivalent of the aggregate principal amount of all outstanding Local Currency Loans would exceed the Local Currency Sublimit or (B) the sum of the Total Revolving Extensions of Credit and the aggregate Local Currency Loan Exposures would exceed the Total Revolving Credit Commitments then in effect.

            (B) Subject to and upon the terms and conditions herein set forth, Chase in its individual capacity agrees to make at any time and from time to time after the Initial Borrowing Date and prior to the Swingline Expiry Date, a loan or loans to the Company (each a "Swingline Loan" and, collectively, the "Swingline Loans"), which Swingline Loans
(i) shall be made and maintained as Base Rate Loans, (ii) shall be denominated in U.S. Dollars, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstanding (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of such Swingline Loans) and the aggregate Local Currency Loan Exposures at such time, an amount equal to the Total Revolving Credit Commitment then in effect and (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Chase shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless Chase has entered into arrangements satisfactory to it and the Company to eliminate Chase's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' Revolving Percentage of the outstanding Swingline Loans. Chase will not make a Swingline Loan after it has received written notice from the Company or the Majority Banks under the Revolving Credit Facility stating that a Default or an Event of Default exists until such time as Chase shall have received a written notice of
(i) rescission of such notice from the party or parties originally delivering the same or (ii) a waiver of such Default or Event of Default from the Majority Banks under the Revolving Credit Facility.

            (C) On any Business Day, Chase may, in its sole discretion, give notice to the Revolving Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that each such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or upon the exercise of any of the remedies provided in the last paragraph of
Section 9), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Revolving Banks pro rata based on each Revolving Bank's Revolving Percentage, and the proceeds thereof shall be applied directly to repay Chase for such outstanding Swingline Loans. Each Revolving Bank hereby irrevocably agrees to make Base Rate Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by Chase notwithstanding (i) that the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder,
(ii) whether any conditions specified in Section 5 are then satisfied,
(iii) whether a Default or an Event of Default has occurred and is continuing, (iv) the date of such Mandatory Borrowing and (v) any reduction in the Total Revolving Credit Commitment after any such Swingline Loans were made. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code in respect of the Company), each Revolving Bank (other than Chase) hereby agrees that it shall forthwith purchase from Chase (without recourse or warranty) such assignment of the outstanding Swingline Loans as shall be necessary to cause the Revolving Banks to share in such Swingline Loans ratably based upon their respective Revolving Percentages, provided that all interest payable on the Swingline Loans shall be for the account of Chase until the date the respective assignment is purchased and, to the extent attributable to the purchased assignment, shall be payable to the Revolving Bank purchasing same from and after such date of purchase.

            1.02 Minimum Borrowing Amounts, etc. Subject to Annex III, the aggregate principal amount of each Borrowing under a Facility shall not be less than the Minimum Borrowing Amount (or the Alternative Currency Equivalent of such Minimum Borrowing Amount as determined on the Initial Borrowing Date) for such Facility. More than one Borrowing may be incurred on any day; provided that at no time shall there be outstanding more than twenty (20) Borrowings of Eurodollar Loans.

            1.03 Notice of Borrowing. (a) Subject to Annex III, whenever a Borrower desires to incur Loans under any Facility (excluding Borrowings of Swingline Loans, Mandatory Borrowings or Local Currency Borrowings), the Company shall give the Administrative Agent at its Notice Office (i) in the case of each Borrowing of Eurodollar Loans and Alternative Currency Loans, not later than 3:00 P.M. New York time, at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing), and (ii) in the case of each Borrowing of Base Rate Loans or Canadian Prime Loans, not later than 3:00 P.M. New York time, at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing). Subject to Annex III, each such notice (each a "Notice of Borrowing") shall, except as provided in Section 1.10, be irrevocable, and, in the case of each written notice and each confirmation of telephonic notice, shall be in the form of Exhibit A-1, appropriately completed to specify (i) the Facility pursuant to which such Borrowing is to be made and the identity of the applicable Borrower (which must be the Canadian Borrower in the case of the Canadian Dollar A Term Loan Facility, the U.K. Borrower in the case of the U.K. A Term Loan Facility and the Company in each other case), (ii) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, which in the case of an Alternative Currency Borrowing, shall be expressed in Dollars, (iii) the date of such Borrowing (which shall be a Business Day), (iv) whether the respective Borrowing shall consist of Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans or (in the case of the Canadian Dollar A Term Loan Facility) Canadian Prime Loans or B/A Rate Loans, (v) if such Borrowing is to be an Alternative Currency Borrowing, the Alternative Currency in which such Borrowing is to be denominated and the number and location of the account to which funds are to be disbursed and (vi) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be a Base Rate Borrowing if denominated in U.S. Dollars or a Eurodollar Borrowing if denominated in Sterling or a Canadian Prime Loan if denominated in Canadian Dollars. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly give each Bank written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Bank's proportionate share thereof, if any, and of the other matters covered by the Notice of Borrowing. If such Borrowing is to be an Alternative Currency Borrowing, the Administrative Agent shall determine (i) in the case of Sterling, the amount of the Alternative Currency Equivalent of Sterling three Business Days prior to the Initial Borrowing Date and (ii) in the case of Canadian Dollars, the amount of the Alternative Currency Equivalent of Canadian Dollars two Business Days prior to the Initial Borrowing Date, and, in each case, shall notify the Banks in the same manner as set forth in the preceding sentence.

            (b) (i) Whenever the Company desires to borrow Swingline Loans hereunder, it shall give Chase not later than 12:00 Noon (New York time) on the day such Swingline Loan is to be made, written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan to be made hereunder. Each such notice shall be irrevocable and shall specify in each case (x) the date of such Borrowing (which shall be a Business Day) and (y) the aggregate principal amount of the Swingline Loan to be made pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(C) with the Company irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory
Borrowings as set forth in such Section 1.01(C).

            (c) Each Local Currency Loan shall be made in accordance with the procedures set forth in Section 1.14. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan in any Local Currency. As of the date such Loans are made, the Loans comprising any Local Currency Borrowing shall be in an aggregate principal amount the Dollar Equivalent of which is an integral multiple of $100,000 and not less than an amount the Dollar Equivalent of which is $500,000. Local Currency Loans made hereunder may only be made in a Local Currency.

            (d) Each Bank may at its option make any Local Currency Loan by causing any domestic or foreign branch, agency or Affiliate of such Bank to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrower to repay such Loan in accordance with the terms of this Agreement. Each Bank making a Canadian Dollar A Term Loan shall make such Loan by causing a branch, agency, office or Affiliate of such Bank which is organized under the laws of Canada or a political subdivision thereof to make such Loan.

            (e) Without in any way limiting the obligation of the Company to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent or Chase (in the case of a Borrowing of Swingline Loans) or the Letter of Credit Issuer (in the case of the issuance of Letters of Credit), as the case may be, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice, believed by the Administrative Agent, Chase or the Letter of Credit Issuer, as the case may be, in good faith to be from an Authorized Officer of the Company. In each such case, the Company hereby waives the right to dispute the Administrative Agent's, Chase's or the Letter of Credit Issuer's record of the terms of such telephonic notice (except in the case of gross negligence or bad faith).

            1.04 Disbursement of Funds. (a) Not later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, not later than 12:00 Noon (New York time) on the date specified in Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, not later than 12:00 Noon (New York time) on the date specified in Section 1.01(C)), each Bank with a Commitment under the respective Facility will make available its pro rata share, if any, of each Borrowing requested to be made on such date (or (x) in the case of Swingline Loans, Chase shall make available the full amount thereof or
(y) in the case of Local Currency Loans, the applicable Revolving Banks shall make available the amount thereof to be made by such Banks pursuant to Section 1.14) in the manner provided below; provided, however, that any Revolving Bank that agrees to make a Negotiated Local Currency Loan may make such Loan directly to the applicable Borrower if such Bank shall notify the Administrative Agent that it is doing so. All amounts shall be made available to the Administrative Agent in immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the applicable Borrower by depositing to its account at the Payment Office (or if such Borrowing is an Alternative Currency Borrowing or a Local Currency Borrowing, by depositing to such account as specified in the Notice of Borrowing) the aggregate of the amounts so made available in the type of funds received; provided that any account in which a currency other than U.S. Dollars is to be funded to or by the Administrative Agent must be approved by the Administrative Agent. All amounts to be funded in a currency other than U.S. Dollars will be funded in the applicable Alternative Currency or Local Currency in an amount equal to the amount of the Dollar Equivalent (or, in the case of Local Letters of Credit, U.S. Dollar Amount) of such Alternative Currency or Local Currency requested. Competitive Loans shall be made by the Bank or Banks whose Competitive Bids therefor are accepted pursuant to Section
1.14 in the amounts so accepted. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank and the Administrative Agent has made available same to such Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify such Borrower, and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Bank or such applicable Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Bank, a rate determined by the Administrative Agent to represent its cost of overnight or short-term funds in the relevant currency (which determination shall be conclusive absent manifest error) or (y) if paid by such applicable Borrower, the then applicable rate of interest, calculated in accordance with Section 1.08, for the respective Loans.

            (b) Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Borrower may have against any Bank as a result of any default by such Bank hereunder.

            1.05 Evidence of Debt. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of each of the Borrowers to such Bank resulting from each Loan of such Bank from time to time, including the amounts and currency of principal and interest payable and paid to such Bank from time to time under this Agreement.

            (b) The Administrative Agent shall maintain the Register pursuant to subsection 12.04(c), and a subaccount therein for each Bank in which shall be recorded (i) the amount and currency of each Revolving Loan, Local Currency Loan and Term Loan made hereunder, the Type thereof and each Interest Period or B/A Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each of the Borrowers to each Bank hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from each of the Borrowers and each Bank's share thereof.

            (c) The entries made in the Register and the accounts of each Bank maintained pursuant to subsection 1.05(a) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Bank or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of each Borrower to repay (with applicable interest) the Loans made to such Borrower by such Bank in accordance with the terms of this Agreement.

            (d) Each of the Borrowers agrees that, upon the request to the Administrative Agent by any Bank, the applicable Borrower will execute and deliver to such Bank (i) a promissory note of the Company evidencing the Revolving Loans of such Bank, substantially in the form of Exhibit B-4 with appropriate insertions as to date and principal amount (a "Revolving Note"), (ii) a promissory note of the Company evidencing the U.S. Dollar A Term Loan of such U.S. Dollar A Term Loan Bank, substantially in the form of Exhibit B-1 with appropriate insertions as to date and principal amount (a "U.S. Dollar A Term Note"), (iii) a promissory note of the Company evidencing the B Term Loan of such Bank, substantially in the form of Exhibit B-2 with appropriate insertions as to date and principal amount (a "B Term Note"), (iv) a promissory note of the Company evidencing the C Term Loan of such Bank, substantially in the form of Exhibit B-3 with appropriate insertions as to date and principal amount (a "C Term Note"), (v) a promissory note of the Company evidencing the Swingline Loan of such Bank, substantially in the form of Exhibit B-5 with appropriate insertions as to date and principal amount (a "Swingline Note"), (vi) a promissory note of the Canadian Borrower evidencing the Canadian Dollar A Term Loan of such Canadian Dollar A Term Loan Bank, substantially in the form of Exhibit B-6 with appropriate insertions as to date and principal amount (a "Canadian Dollar A Term Note"), (vii) a promissory note of the U.K. Borrower evidencing the U.K. A Term Loan of such U.K. A Term Loan Bank, substantially in the form of Exhibit B-7 with appropriate insertions as to date and principal amount (a "U.K. A Term Note") and (viii) a promissory note of the applicable Borrower evidencing the Local Currency Loan of such Bank, substantially in the form of Exhibit B-8 with appropriate insertions as to date and principal amount (a "Local Currency Note").

            1.06 Conversions. Subject to Annex III, each of the applicable Borrowers shall have the option to convert on any Business Day occurring on or after the Initial Borrowing Date, all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of the Loans (other than (x) Swingline Loans which at all times shall be maintained as Base Rate Loans, or (y) U.K. A Term Loans denominated in Sterling which at all times shall be maintained as Eurodollar Loans) owing by such Borrower pursuant to a single Facility into a Borrowing or Borrowings of another Type of Loan under such Facility; provided that, in each case, (i) except as otherwise provided in Section 1.10(b), no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of the Eurodollar Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans and Canadian Prime Loans may only be converted into B/A Rate Loans if no Default or Event of Default is in existence on the date of the conversion unless the Required Banks otherwise agree and
(iii) Borrowings of Eurodollar Loans resulting from this Section 1.06 shall be limited in number as provided in Section 1.02. Subject to Annex III, each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent at its Notice Office, prior to 3:00 P.M. (New York time), at least three Business Days' (or one Business Day in the case of a conversion into Base Rate Loans or Canadian Prime Loans) prior written notice (or telephonic notice promptly confirmed in writing) (each a "Notice of Conversion") specifying the Loans to be so converted, the Type of Loans to be converted into and, if to be converted into a Borrowing of Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. This
Section 1.06 shall not apply to Local Currency Loans, which shall not be converted. Notwithstanding the foregoing, (i) the Borrowers may not elect to convert the currency in which any Loans are denominated and (ii) a Borrower may not be replaced with a different Borrower pursuant to any conversion.

            1.07 Pro Rata Borrowings. All Borrowings of Loans (other than Swingline Loans and Local Currency Loans) under this Agreement shall be made by the Banks pro rata on the basis of their U.S. Dollar A Term Loan Commitments, Canadian Dollar A Term Loan Commitments, U.K. A Term Loan Commitments, B Term Loan Commitments, C Term Loan Commitments or Revolving Credit Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans to be made by it hereunder regardless of the failure of any other Bank to fulfill its commitments hereunder.

            1.08 Interest. (a) The unpaid principal amount of each Base Rate Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall at all times be the Applicable Rate plus the Base Rate in effect from time to time.

            (b) The unpaid principal amount of each Eurodollar Loan shall bear interest from the date of the Borrowing thereof until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10(b), as applicable, at a rate per annum which shall at all times be the Applicable Rate plus the relevant Eurodollar Rate plus, in the case of each U.K.
A Term Loan, the MLA Cost.

            (c) The unpaid principal amount of each Canadian Prime Loan shall bear interest from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Canadian Prime Loan and (ii) the conversion of such Canadian Prime Loan to a B/A Rate Loan pursuant to Section 1.06 at a rate per annum which shall at all times be the Applicable Rate for Base Rate Loans plus the Canadian Prime Rate in effect from time to time.

            (d) The unpaid principal amount of each Eurocurrency Competitive Loan shall bear interest from the date of the Borrowing thereof until the maturity (whether by acceleration or otherwise) of such Eurocurrency Competitive Loan at a rate per annum which shall at all times be the Eurocurrency Rate plus the Margin offered by the Bank making such Loan and accepted by the Borrower pursuant to Section 1.14.

            (e) The unpaid principal amount of each Fixed Rate Loan shall bear interest from the date of Borrowing thereof until the maturity (whether by acceleration or otherwise) of such Fixed Rate Loan at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Bank making such Loan and accepted by the Borrower pursuant to
Section 1.14.

            (f) The unpaid principal amount of each Negotiated Local Currency Loan shall bear interest from the date of Borrowing thereof until the maturity (whether by acceleration or otherwise) of such Negotiated Local Currency Loan at the rate per annum agreed between the Bank making such Loan and the applicable Borrower pursuant to Section 1.14.

            (g) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and other amounts (which other amounts are overdue more than five days) owed by any Credit Party under the Credit Documents shall bear interest at a rate per annum equal to (x) in the case of principal of any Loans, the rate which is 2% in excess of the rate then borne by such Loans, (y) in the case of interest, the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the applicable Facility (or, in the case of interest owing under the Canadian Dollar A Term Loan Facility or any other amounts owing in Canadian Dollars, 2% in excess of the rate otherwise applicable to Canadian Prime Loans) from time to time and (z) in the case of such other amounts, the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans of the Revolving Facility from time to time. Interest which accrues under this Section 1.08(g) shall be payable on demand.

            (h) Subject to Annex III in respect of B/A Rate Loans, interest shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable (i) in respect of each Base Rate Loan or Canadian Prime Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan on (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) the date of any conversion pursuant to Section 1.06, 1.09 or 1.10(b), as applicable (on the amount converted) and (z) the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, (iii) in respect of each Local Currency Loan the last day of each Interest Period applicable thereto and, in the case an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and
(iv) in respect of each Loan, at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

            (i) All computations of interest hereunder shall be made in accordance with Section 12.07(b).

            (j) The Administrative Agent, upon determining the interest rate for any Borrowing of Eurodollar Loans for any Interest Period, shall promptly notify the Borrower and the Banks thereof.

            (k) The unpaid principal amount of each B/A Rate Loan shall bear interest as provided in Annex III.

            1.09 Interest Periods. At the time the Company gives a Notice of Borrowing or the applicable Borrower gives Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or prior to 3:00 P.M. (New York time) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Eurodollars Loans, it shall have the right to elect by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of such applicable Borrower, be a one, two, three or six month period. Notwithstanding anything to the contrary contained above:

            (i) all Eurodollar Loans comprising a Borrowing shall have the same Interest Period;

            (ii) the initial Interest Period for any Borrowing of Eurodollar Loans shall commence on the date of such Borrowing (including, in the case of Eurodollar Loans, the date of any conversion from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

            (iii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) no Interest Period for a Borrowing under a Facility may be elected if it would extend beyond the respective Maturity Date for such Facility,

            (vi) no Interest Period for a Borrowing of Eurodollar Loans may be elected at any time when a Default or an Event of Default is then in existence unless the Required Banks otherwise agree; and

            (vii) no Interest Period with respect to any Borrowing of Term Loans shall extend beyond any date upon which a mandatory prepayment of such Term Loans is required to be made under Section 4.02(A)(b) (i), (ii), (iii), (iv) or (v), as the case may be, if, after giving effect to the selection of such Interest Period, the aggregate principal amount of such Term Loans maintained as Eurodollar Loans with Interest Periods ending after such date of mandatory repayment would exceed the aggregate principal amount of such Term Loans permitted to be outstanding after such mandatory prepayment.

If upon the expiration of any Interest Period, the Borrower has failed to elect, or in the case of Eurodollar Loans is not permitted to elect by virtue of the application of clause (vi) above, a new Interest Period to be applicable to the respective Borrowing of Eurodollar Loans, as provided above, the Borrower shall be deemed to have elected (x) to convert such Borrowing into a Borrowing of Base Rate Loans effective as of the expiration date of such current Interest Period, in the case of a Borrowing of Eurodollar Loans other than under the U.K. A Term Loan Facility, or (y) to convert such Borrowing into a borrowing of Eurodollar Loans with an Interest Period of one month effective as of the expiration date of such current Interest Period, in the case of a Borrowing of Eurodollar Loans under the U.K. A Term Loan Facility. This Section 1.09 shall not apply to Local Currency Loans.

            1.10 Increased Costs, Illegality, etc. (a) In the event that
(x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses (ii) and (iii) below, any Bank, shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

            (i) on any date for determining the Eurodollar Rate or the Eurocurrency Rate, as the case may be, for any Interest Period, that, by reason of any changes arising after the date of this Agreement affecting the interbank eurodollar market or the interbank eurocurrency market, as the case may be, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate or Eurocurrency Rate, as the case may be; or

            (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes, assessments or similar charges imposed in lieu of net income taxes) because of (x) any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate) and/or (y) other circumstances affecting such Bank or the interbank eurodollar market, as the case may be, or the position of such Bank in such market; or

            (iii) at any time since the date of this Agreement, that the making or continuance of any Eurodollar Loan has become unlawful by compliance by such Bank in good faith with any law, governmental rule, regulation, guideline or order (or would conflict with any such governmental rule, regulation, guideline or order not having the force of law but with which such Bank customarily complies even though the failure to comply therewith would not be unlawful), or has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent in the case of clause (i) above) shall (x) promptly, and in any event, within five Business Days of such date and (y) within five Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and (except in the case of clause (i)) to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter, (A) in the case of clause (i) above, (1) Eurodollar Loans or Eurocurrency Competitive Loans, as applicable, shall no longer be available until such time as the Administrative Agent notifies the Company and the Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, (2) any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Eurodollar Loans or Eurocurrency Competitive Loans, as applicable, which have not yet been incurred shall be deemed rescinded by the applicable Borrower and (3) in the case of any such circumstance relating to Eurocurrency Competitive Loans, until the Administrative Agent shall have advised the Company and the Banks that the circumstances giving rise to such notice no longer exist, any request by any Borrower for Eurocurrency Competitive Loans pursuant to Section 1.14 shall be of no force and effect and shall be denied by the Administrative Agent, (B) in the case of clause (ii) above, the Company agrees to pay to such Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank, for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the Company by such Bank shall constitute prima facie evidence of such amounts due) and (C) in the case of clause (iii) above, the Company shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Company may (and in the case of a Eurodollar Loan affected pursuant to Section 1.10(a)(iii) the Company shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing, cancel said Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Company was notified by a Bank pursuant to Section 1.10(a)(ii) or (iii)), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such Eurodollar Loan (or such earlier date as shall be required by applicable law)); provided that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

            (c) If any Bank shall have determined that after the date hereof, the adoption or effectiveness of any applicable law, rule, official directive or guideline (whether or not having the force of law) or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Bank or any corporation controlling such Bank with any request, guideline or directive regarding capital adequacy issued after the date hereof (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's or such other corporation's capital or assets as a consequence of such Bank's Commitments or obligations hereunder to a level below that which such Bank or such other corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Bank's or such other corporation's policies with respect to capital adequacy), then from time to time, upon written demand by such Bank (with a copy to the Administrative Agent), accompanied by the notice referred to in the last sentence of this clause (c), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank or such other corporation for such reduction. Each Bank, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Company, which notice shall set forth the basis of the calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 1.10(c) upon the subsequent receipt of such notice.

            (d) In the event that any Revolving Bank shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto), at any time, that such Revolving Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Local Currency Loan (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of net income taxes, assessments or similar charges imposed in lieu of net income taxes) because of (i) any change since the date such Bank submitted its Competitive Bid for such Loan (in the case of a Competitive
Loan) or agreed to make such Loan (in the case of a Negotiated Local Currency Loan) in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in the case of a Eurocurrency Competitive Loan, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate) and/or (ii) other circumstances affecting such Revolving Bank, the interbank market in the applicable Local Currency or the position of such Bank in such market, then, and in any such event, such Revolving Bank shall (x) on such date and (y) within five Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Company and to the Administrative Agent of such determination. Thereafter, each Borrower in respect of an affected Local Currency Loan from such Revolving Bank agrees to pay to such Revolving Bank, upon written demand therefor (accompanied by the written notice referred to below), such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Revolving Bank in its sole discretion shall determine) as shall be required to compensate such Revolving Bank, for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Revolving Bank, showing the basis for the calculation thereof, submitted to the Company by such Revolving Bank shall, absent manifest error, be presumed to be final and conclusive and binding upon all parties hereto).

            1.11 Compensation. The applicable Borrower shall compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans or Local Currency Loans, as the case may be, but excluding loss of anticipated profit with respect to any Eurodollar Loans or Local Currency Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of Eurodollar Loans or Local Currency Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion or, in the case of Local Currency Loans, the date determined pursuant to
Section 1.14 (whether or not withdrawn by the applicable Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 9) or conversion of any Eurodollar Loans or Local Currency Loans occurs on a date which is not the last day of an Interest Period applicable thereto;
(iii) if any prepayment of any Eurodollar Loans or Local Currency Loan is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the applicable Borrower to repay its Eurodollar Loans or Local Currency Loans, when required by the terms of this Agreement or (y) an election made pursuant to Section 1.10(b). Calculation of all amounts payable to a Bank under this Section 1.11 shall be made as though that Bank had actually funded its relevant Eurodollar Loan or Local Currency Loan (i) in the case of a Eurodollar Loan, through the purchase of a Eurodollar deposit bearing interest at the Eurodollar Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Bank to a domestic office of that Bank in the United States of America, (ii) in the case of a Eurocurrency Competitive Loan, through the purchase of a eurocurrency deposit with leading banks in the interbank eurocurrency market for the applicable currency bearing interest at the Eurocurrency Base Rate in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such eurocurrency deposit from an offshore office of that Bank to an office of that Bank in the jurisdiction in which the applicable Borrower is located, (iii) in the case of any other Local Currency Loan, through the purchase of a deposit with leading banks in the interbank market for the applicable currency bearing interest at a rate determined by such Bank to be representative of rates available to it in such market in an amount equal to the amount of that Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such deposit from an offshore office of that Bank to an office of that Bank in the jurisdiction in which the applicable Borrower is located and (iv) shall also include any costs associated with the termination by any Bank of any foreign currency exchange arrangements made in connection with any Loan in a currency other than U.S. Dollars; provided, however, that each Bank may fund each of its Eurodollar Loans or Local Currency Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.11. It is further understood and agreed that if any repayment of Eurodollar Loans or Local Currency Loans, as the case may be, pursuant to Section 4.01 or any conversion of Eurodollar Loans pursuant to Section 1.06 in either case occurs on a date which is not the last day of an Interest Period applicable thereto, such repayment or conversion shall be accompanied by any amounts owing to any Bank pursuant to this Section 1.11.

            1.12 Change of Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), 1.10(c), 2.05 or 4.04 with respect to such Bank, it will, if requested by the Company, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event or, upon the occurrence of any event giving rise to the operation of Section 4.04(a), use such other reasonable efforts to eliminate or reduce such increased Taxes; provided that such designation or other actions are made on such terms that, in the sole judgment of such Bank, such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequences of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Company or any other Borrower or the right of any Bank provided in Section 1.10, 2.05 or 4.04.

            1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank, (y) upon the occurrence of any event (other than an event affecting only Local Currency Loans) giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or Section
4.04 with respect to any Bank which results in such Bank charging to the Company or any other Borrower increased costs in excess of those being generally charged by the other Banks having Loans to the same Borrower or
(z) in the case of a refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Banks as provided in Section 12.12(b), the Company shall have the right, if no Default or Event of Default then exists or, in the case of clause (z) above, would exist after giving effect to such replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be reasonably acceptable to the Administrative Agent; provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (other than outstanding Local Currency Loans) of, and in each case participations in Letters of Credit and Swingline Loans by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (other than outstanding Local Currency Loans) of the Replaced Bank, (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) the Letter of Credit Issuer an amount equal to such Replaced Bank's Revolving Percentage of any Unpaid Drawing (or, with respect to Local Letters of Credit, the U.S. Dollar Amount of such Unpaid Drawing) relating to a Letter of Credit (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank and (z) the Administrative Agent an amount equal to such Replaced Bank's Revolving Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Bank, and (ii) all obligations of the Borrowers owing to the Replaced Bank (other than (A) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid and (B) any outstanding Local Currency Loans of the Replaced Bank, which shall remain with the Replaced Bank and be paid when due by the applicable Borrowers) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 12.04 (c) and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the applicable Borrowers, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement and any outstanding Local Currency Loans held by the Replaced Bank, which shall survive as to such Replaced Bank on the terms specified herein.

            1.14. Local Currency Loans. (A) Subject to the provisions of this Section 1.14, the Borrowers may borrow Local Currency Loans in the form of (x) Competitive Loans, (y) Negotiated Local Currency Loans or (z) a combination of Competitive Loans and Negotiated Local Currency Loans; provided, however, that (i) the Dollar Equivalent of the aggregate principal amount of all Local Currency Loans outstanding at any time shall not exceed the Local Currency Sublimit and (ii) the sum of the Total Revolving Extensions of Credit and the Local Currency Loan Exposures shall not at any time exceed the Total Revolving Credit Commitments then in effect.

            (B) Negotiated Local Currency Loans. (a) Any Revolving Bank may in its sole discretion (but shall not have any obligation to) make a loan (a "Negotiated Local Currency Loan") to any Subsidiary Borrower requesting such a loan from such Revolving Bank; provided, however, that such Negotiated Local Currency Loan (i) shall be denominated in a Local Currency, (ii) shall mature within six months after the date that such Loan is made (subject to the right of such Revolving Bank and the applicable Borrower to agree to extend such maturity at any time to a date within six months after the date of such extension) and in any event shall mature on or prior to the Revolving Loan Maturity Date, (iii) shall be in an aggregate principal amount the Dollar Equivalent of which, on the date such Loan is made, is an integral multiple of $100,000 and not less than $500,000 and (iv) shall otherwise comply with the applicable requirements of this Agreement. For purposes of clause (iii) above, a Negotiated Local Currency Loan may be aggregated with other Negotiated Local Currency Loans being made by other Revolving Banks on the same date to the same Borrower in the same Local Currency and with the same maturity.

            (b) Prior to making any Negotiated Local Currency Loan, the Revolving Bank making such Loan shall deliver a written notice to the Administrative Agent (countersigned or acknowledged by the applicable Borrower or by the Company on behalf of such Borrower) specifying (i) the aggregate principal amount of such Loan expressed in U.S. Dollars (which shall comply with clause (iii) of paragraph (a) above) and expressed in the applicable units of Local Currency (determined by such Revolving Bank based on the Exchange Rate), (ii) the date on which such Loan is to be made, (iii) the Borrower of such Loan and (iv) the interest rate (or basis for determining the interest rate) and maturity of such Loan. Thereafter, such Revolving Bank shall notify the Administrative Agent of each payment received in respect of such Loan and of any change in the interest rate or maturity of such Loan or any other terms of such Loan, as well as any change in the Dollar Equivalent of such Loan as provided in Section 1.15. Such Revolving Bank also shall deliver to the Administrative Agent copies of any agreements and other documents ("Negotiated Local Currency Agreements") entered into with the applicable Borrower or the Company in connection with such Loan, including any promissory note evidencing such Loan, as well as all amendments and modifications thereto.

            (c) All Negotiated Local Currency Loans shall be subject to the terms and conditions of this Agreement and, in the event of any inconsistency between the terms of this Agreement and the terms of any Negotiated Local Currency Agreement, the terms of this Agreement shall prevail.

            (C) Competitive Bid Procedure. (a) In order to request Competitive Bids, the Company shall hand deliver or telecopy to the Administrative Agent a duly completed Competitive Bid Request, to be received by the Administrative Agent (i) in the case of a Eurocurrency Competitive Loan, not later than 10:00 a.m., New York City time, five Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing in any Local Currency, not later than 10:00 a.m., New York City time, two Business Days before a proposed Competitive Borrowing. No Base Rate or Eurodollar Rate Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit N-1 may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Company of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (i) the identity of the applicable Borrower and whether the Borrowing then being requested is to be a Eurocurrency Competitive Borrowing or a Fixed Rate Borrowing in a Local Currency, (ii) the requested currency of such Borrowing, which must be in Local Currency, (iii) the date of such Borrowing (which shall be a Working Day) and the aggregate principal amount thereof which shall be expressed in U.S. Dollars in an integral multiple of $100,000 and equal to or greater than $500,000, (iv) the Interest Period with respect thereto (which may not end after the Revolving Loan Maturity Date), (v) the maturity date of such Competitive Borrowing, which (1) in the case of a Fixed Rate Loan, shall be no less than seven and no more than 180 days from the requested drawdown date of such Competitive Borrowing and (2) in the case of a Eurocurrency Competitive Loan, one, two, three or six months from the requested drawdown date of such Competitive Borrowing and
(vi) the location and number of the applicable Borrower's account to which funds are to be disbursed (which must comply with Section 1.04), and such Competitive Bid Request shall be signed by the Company. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall telecopy to the Revolving Banks a Notice of Competitive Bid Request inviting the Revolving Banks to bid, on the terms and conditions of this Agreement, to make Competitive Loans.

            (b) Each Revolving Bank may, in its sole discretion, make one or more Competitive Bids to the Company responsive to the Company's Competitive Bid Request. Each Competitive Bid by a Revolving Bank must be received by the Administrative Agent by telecopy (i) in the case of a Eurocurrency Competitive Loan, not later than 9:30 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing in any Local Currency, not later than 9:30 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. A Bank may submit multiple bids to the Administrative Agent. Competitive Bids that do not conform substantially to the format of Exhibit M may be rejected by the Administrative Agent, and the Administrative Agent shall notify the Revolving Bank making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be expressed in U.S. Dollars in a minimum principal amount of $500,000 and in an integral multiple of $100,000 and which may equal the entire principal amount of the Competitive Borrowing requested) of the Competitive Loan or Loans that the Revolving Bank is willing to make, (y) the Competitive Bid Rate or Rates at which the Revolving Bank is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If the Administrative Agent shall not have received a Competitive Bid from any Bank by the time required above, such Bank shall be deemed to have elected not to make a Competitive Bid; provided, however, that failure by any Bank to give such notice shall not cause such Bank to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Revolving Bank pursuant to this paragraph (b) shall be irrevocable.

            (c) The Administrative Agent shall notify the Company, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Revolving Bank that made each bid by 12:00 noon (i) in the case of a Eurocurrency Competitive Borrowing, four Business Days before a Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing in any Local Currency, one Business Day before a proposed Competitive Borrowing. The Administrative Agent shall send a copy of all Competitive Bids to the Company for its records as soon as practicable after completion of the bidding process set forth in this Section 1.14(C).

            (d) The Company may in its sole discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Company shall notify the Administrative Agent by telephone, confirmed by telecopy (which shall be signed by the Company) in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the Competitive Bids referred to in paragraph (c) above not more than one hour after it shall have been notified of such Competitive Bids by the Administrative Agent pursuant to such paragraph (c); provided, however, that (i) the failure of the Company to give such notice shall be deemed to be a rejection of all the Competitive Bids referred to in paragraph (c) above, (ii) the Company shall not accept a Competitive Bid made at a particular Competitive Bid Rate if it has decided to reject a Competitive Bid made at a lower Competitive Bid Rate,
(iii) the aggregate amount of the Competitive Bids accepted by the Company shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Company shall accept a Competitive Bid or Competitive Bids made at a particular Competitive Bid Rate but the amount of such Competitive Bid or Competitive Bids shall cause the total amount of Competitive Bids to be accepted to exceed the amount specified in the Competitive Bid Request, then the Company shall accept a portion of such Competitive Bid or Competitive Bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no Competitive Bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount the Dollar Equivalent of which is $500,000, and in an integral multiple of units of the relevant Local Currency the Dollar Equivalent of which is $100,000; provided further, that if a Competitive Loan must be in an amount the Dollar Equivalent of which is less than $500,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum amount the Dollar Equivalent of which is $100,000 or any integral multiple thereof and in calculating the pro rata allocation of acceptances of portions of multiple Competitive Bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples the Dollar Equivalent of which is $100,000 in a manner which shall be in the discretion of the Company. A notice given pursuant to this paragraph (d) shall be irrevocable.

            (e) The Administrative Agent shall promptly notify each bidding Bank whether or not its Competitive Bid has been accepted (and if so, in what amount and at which Competitive Bid Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its Competitive Bid has been accepted.

            (f) No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions applicable to Revolving Loans set forth in Section 1.01(A)(f) would not be met.

            (g) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Revolving Bank, it shall submit such Competitive Bid directly to the Company one quarter of an hour earlier than the latest time at which the other Revolving Banks are required to submit their Competitive Bids to the Administrative Agent pursuant to paragraph (b) above.

            (h) All notices required by this Section 1.14(C) shall be given in accordance with Section 12.03.

            (i) The amount of any Competitive Loan shall be funded in the applicable Local Currency in an amount equal to the Local Currency Equivalent of the amount of such Competitive Loan expressed in U.S. Dollars as provided above, as determined by the Administrative Agent.

            1.15 Currency Fluctuations, etc. (a) Not later than 1:00 p.m., New York City time, on each Calculation Date, the Administrative Agent shall (i) determine the Spot Exchange Rate as of such Calculation Date with respect to each Local Currency for which there are at such time outstanding Local Letters of Credit, (ii) determine the Exchange Rate as of such Calculation Date with respect to each Local Currency for which there are at such time outstanding Local Currency Loans and (iii) give notice thereof to the Revolving Banks and the Company. The Spot Exchange Rates and the Exchange Rates so determined shall become effective on the first Working Day immediately following the relevant Calculation Date (a "Reset Date") and shall remain effective until the next succeeding Reset Date.

            (b) Not later than 5:00 p.m., New York City time, on each Reset Date and each Borrowing Date, the Administrative Agent shall (i) determine the Dollar Equivalent of the Local Currency Loans and Local Letters of Credit in each Local Currency then outstanding (after giving effect to any Loans to be made or repaid on such date) and (ii) notify the Revolving Banks and the Company of the results of such determination.

            (c) If, on any Reset Date, the Dollar Equivalent of the Local Currency Loans outstanding exceeds 105% of the Local Currency Sublimit, then the applicable Borrowers shall, within three Business Days after notice thereof to the Company from the Administrative Agent, prepay Local Currency Loans in an aggregate amount such that, after giving effect thereto, the Dollar Equivalent of all outstanding Local Currency Loans shall be equal to or less than the Local Currency Sublimit.

            (d) If, on any Reset Date, the sum of the Total Revolving Extensions of Credit and the Local Currency Loan Exposure exceeds 105% of the Total Revolving Credit Commitments, then, within three Business Days after notice thereof from the Administrative Agent, the Company shall prepay the Revolving Loans in accordance with this Agreement, in an aggregate amount such that, after giving effect thereto, the sum of the Total Revolving Extensions of Credit and the Local Currency Loan Exposure shall be equal to or less than the Total Revolving Credit Commitments.

            (e) If any prepayment pursuant to paragraph (c) or (d) above occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to the Revolving Banks such amounts, if any, as may be required pursuant to Section 1.11.

            1.16 European Monetary Union. If, as a result of the implementation of European monetary union, (i) any currency that is a Local Currency ceases to be lawful currency of the nation issuing the same and is replaced by a European common currency, or (ii) any currency that is a Local Currency and a European common currency are at the same time recognized by the central bank or comparable authority of the nation issuing such currency as lawful currency of such nation and the Administrative Agent or the Majority Banks shall so request in a notice delivered to the Company, then any amount payable hereunder by any party hereto in such currency shall instead be payable in the European common currency and the amount so payable shall be determined by translating the amount payable in such currency to such European common currency at the exchange rate recognized by the European Central Bank for the purpose of implementing European monetary union. Prior to the occurrence of the event or events described in clause (i) or (ii) of the preceding sentence, each amount payable hereunder in any currency will continue to be payable only in that currency. Each of the Borrowers agrees, at the request of the Majority Banks, at the time of or at any time following the implementation of European monetary union, to enter into an agreement amending this Agreement in such manner as the Majority Banks shall reasonably request in order to reflect the implementation of such monetary union and to place the parties hereto in the position they would have been in had such monetary union not been implemented.

            1.17 Implementation of CAM. (A) (a) On the CAM Exchange Date,
(i) the Commitments shall be terminated as provided in Section 9 and (ii) the Banks shall automatically and without further act be deemed to have exchanged interests in the Facilities and Local Currency Loans such that in lieu of the interest of each Bank in each Facility and Local Currency Loan in which it shall participate as of such date (including such Bank's interest in the Designated Obligations of each Credit Party in respect of each such Facility and Local Currency Loan), such Bank shall hold an interest in every one of the Facilities and Local Currency Loans (including the Designated Obligations of each Credit Party in respect of each such Facility and Local Currency Loan and each L/C Reserve Account established pursuant to Section 1.17(B) below), whether or not such Bank shall previously have participated therein, equal to such Bank's CAM Percentage thereof. Each Bank hereby consents and agrees to the CAM Exchange and agrees that the CAM Exchange shall be binding upon its successors and assigns and any person that acquires a participation in its interests in any Facility or any Local Currency Loan. Each Credit Party agrees from time to time to execute and deliver to the Administrative Agent all such Notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Banks after giving effect to the CAM Exchange, and each Bank agrees to surrender the Notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of new Notes evidencing its interests in the Facilities and Local Currency Loans; provided, however, that the failure of any Credit Party to execute or deliver or of any Bank to accept any such Note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

            (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent or the Collateral Agent pursuant to any Document in respect of the Designated Obligations, and each distribution made by the Collateral Agent pursuant to any Security Document in respect of the Designated Obligations, shall be distributed to the Banks pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Bank upon or after the CAM Exchange Date, including by way of setoff, in respect of a Designated Obligation shall be paid over to the Administrative Agent for distribution to the Banks in accordance herewith.

            (B) Letters of Credit. (a) In the event that on the CAM Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed either by the Company or with the proceeds of a Revolving Credit Borrowing, each Revolving Bank shall promptly pay over to the Administrative Agent, in immediately available funds, an amount equal to such Revolving Bank's Revolving Percentage of such undrawn face amount or (to the extent it has not already done so) such unreimbursed drawing (or in the case of a Local Letter of Credit, the U.S. Dollar Amount of such undrawn face amount or unreimbursed drawing), as the case may be, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to a Base Rate Revolving Loan in a principal amount equal to such amount. In the event that any Local Letter of Credit is outstanding on the CAM Exchange Date, if there is any subsequent drawing under any such Local Letter of Credit and if the U.S. Dollar Amount of such drawing exceeds the U.S. Dollar Amount thereof on the CAM Exchange Date, then each Revolving Bank shall promptly pay over to the Administrative Agent, in immediately available funds, an amount equal to such Revolving Bank's Revolving Percentage of such excess, together with interest thereon from the date of such drawing to the date on which such amount shall be paid to the Administrative Agent at the rate specified in the preceding sentence. The Administrative Agent shall establish a separate account or accounts for each Bank (each, an "L/C Reserve Account") for the amounts received with respect to each such Letter of Credit pursuant to the preceding sentences. The Administrative Agent shall deposit in each Bank's L/C Reserve Account such Bank's CAM Percentage of the amounts received from the Revolving Banks as provided above. The Administrative Agent shall have sole dominion and control over each L/C Reserve Account, and the amounts deposited in each L/C Reserve Account shall be held in such L/C Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the L/C Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Bank's CAM Percentage. The amounts held in each Bank's L/C Reserve Account shall be held as a reserve against Unpaid Drawings, shall be the property of such Bank, shall not constitute Loans to or give rise to any claim of or against any Credit Party and shall not give rise to any obligation on the part of any Credit Party to pay interest to such Bank, it being agreed that reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.04(c).

            (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Letter of Credit Issuer, withdraw from the L/C Reserve Account of each Bank any amounts, up to the amount of such Bank's CAM Percentage of such drawing (or in the case of a drawing in respect to a Local Letter of Credit, the U.S. Dollar Amount of such drawing), deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Letter of Credit Issuer in satisfaction of the reimbursement obligations of the Banks under Section
2.04 (but not of the Company under Section 2.03). In the event any Revolving Bank shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in Section 1.17(B)(a), the Letter of Credit Issuer shall, in the event of a drawing thereunder, have a claim against such Revolving Bank to the same extent as if such Revolving Bank had defaulted on its obligations under Section 2.04, but shall have no claim against any other Bank in respect of such defaulted amount, notwithstanding the exchange of interests in the Company's reimbursement obligations pursuant to Section 1.17(A). Each other Bank shall have a claim against such defaulting Revolving Bank for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

            (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the L/C Reserve Account of each Bank the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Bank.

            (d) With the prior written approval of the Administrative Agent and the Letter of Credit Issuer (not to be unreasonably withheld), any Bank may withdraw the amount held in its L/C Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Bank making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Letter of Credit Issuer, on demand, its CAM Percentage of such drawing (or in the case of a drawing under a Local Letter of Credit, the U.S. Dollar Amount of such drawing).

            (e) Pending the withdrawal by any Bank of any amounts from its L/C Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Bank and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Cash Equivalents. Each Bank that has not withdrawn its CAM Percentage of amounts in its L/C Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its L/C Reserve Account and to retain such earnings for its own account.

            (C) Conversion. In the event the CAM Exchange Date shall occur, Obligations owed by the Credit Parties denominated in any currency other than U.S. Dollars shall, automatically and with no further act required, be converted to obligations of the same Credit Parties denominated in U.S. Dollars. Such conversion shall be effected based upon the Exchange Rates in effect with respect to the relevant currencies on the CAM Exchange Date. On and after any such conversion, all amounts accruing and owed to any Bank in respect of its Obligations shall accrue and be payable in U.S. Dollars at the rates otherwise applicable hereunder (and, in the case of interest on Loans, at the default rate applicable to Base Rate Loans hereunder). Notwithstanding the foregoing provisions of this Subsection 1.17(C), any Bank may, by notice to the Company and the Administrative Agent prior to the CAM Exchange Date, elect not to have the provisions of this Subsection 1.17(C) apply with respect to all Obligations owed to such Bank immediately following the CAM Exchange Date, and, if such notice is given, all Obligations owed to such Bank immediately following the CAM Exchange Date shall remain designated in their original currencies.

            1.18 Subsidiary Borrowers. The Company may from time to time cause any Foreign Subsidiary of the Company to become eligible to borrow Local Currency Loans under Section 1.14 by delivering to the Administrative Agent an Election to Participate with respect to such Subsidiary; provided however that the Dollar Equivalent of the aggregate principal amount of Loans outstanding at any one time to all Subsidiaries which are not Wholly Owned Subsidiaries shall be no greater than $20,000,000. The eligibility of any such Subsidiary to borrow under said Section shall terminate when the Administrative Agent receives a Notice of Termination with respect to such Subsidiary. Each Election to Participate delivered to the Administrative Agent shall be duly executed on behalf of the relevant Subsidiary and the Company, and each Election to Terminate delivered to the Administrative Agent shall be duly executed on behalf of the Company, in such number of copies as the Administrative Agent may request. The delivery of an Election to Terminate shall not affect any obligation of the relevant Subsidiary theretofore incurred. The Administrative Agent shall promptly give notice to the Banks of its receipt of any Election to Participate or Election to Terminate. Notwithstanding the foregoing, the provisions of clause (ii) of the second paragraph of Section 4.04(b) and the final proviso to Section
12.14 will not apply to any Foreign Subsidiary domiciled or incorporated in the United Kingdom who delivers an Election to Participate ("Additional U.K. Subsidiary Borrower") unless such Additional U.K. Subsidiary Borrower notifies the Administrative Agent in its Election to Participate that all Loans made to such Additional U.K. Subsidiary Borrower would be subject to clause (ii) of the second paragraph of
Section 4.04(b) and/or the final proviso to Section 12.14.

            1.19 B/A Rate Loans. The Canadian A Term Loan Banks hereby agree to lend B/A Rate Loans as provided in Annex III and the Canadian Borrower and the Company hereby agree to be bound by the terms of Annex
III. Annex III is incorporated herein by reference and forms a part of this Agreement.

            SECTION 2.  Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Company may request the Letter of Credit Issuer at any time and from time to time on or after the Initial Borrowing Date and prior to the fifth Business Day (or the 30th day in the case of trade Letters of Credit) preceding the Revolving Loan Maturity Date to issue, for the account of the Company and in support of
(i) trade obligations of the Company or any of its Subsidiaries that arise in the ordinary course of business and are in respect of general corporate purposes of the Company or any of its Subsidiaries, as the case may be, (ii) on a standby basis, L/C Supportable Indebtedness of the Company or any of its Subsidiaries to any other Person, irrevocable letters of credit in such form as may be approved by the Letter of Credit Issuer, and/or (iii) backstopping local lenders for local loans, and subject to and upon the terms and conditions herein set forth, the Letter of Credit Issuer in each case agrees to issue from time to time letters of credit (each such letter of credit issued pursuant to this paragraph
(a), as well as any Existing Letter of Credit, a "Letter of Credit" and, collectively, the "Letters of Credit"). Notwithstanding the foregoing, the Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if at the time of such issuance:

            (x) the Letter of Credit Issuer shall obtain knowledge that any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit or any requirement of law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the Letter of Credit Issuer as of the date hereof and which the Letter of Credit Issuer in good faith deems material to it; or

            (y) the Letter of Credit Issuer shall have received notice from the Company or the Required Banks prior to the issuance of such Letter of Credit of the type described in clause (vi) of
      Section 2.01(b).

            (b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstanding (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $150,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, the Total Revolving Credit Commitment minus the Local Currency Loan Exposure at such time;
(ii) each trade Letter of Credit shall have an expiry date occurring not later than 360 days after such Letter of Credit's date of issuance;
(iii)(x) no standby Letter of Credit shall have an expiry date occurring later than the fifth Business Day next preceding the Revolving Loan Maturity Date and (y) no trade Letter of Credit shall have an expiry date occurring later than 30 days prior to the Revolving Loan Maturity Date;
(iv) each Letter of Credit shall be denominated in U.S. Dollars or, subject to Section 2.07, a Local Currency; (v) the Stated Amount of each Letter of Credit shall not be less than $10,000 or such lesser amount as is acceptable to the Letter of Credit Issuer; (vi) the Letter of Credit Issuer will not issue any Letter of Credit after it has received written notice from the Company or the Required Banks stating that a Default or an Event of Default exists until such time as the Letter of Credit Issuer shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or (y) a waiver of such Default or Event of Default by the Majority Banks under the Revolving Credit Facility and (vii) no Local Letter of Credit shall be issued the U.S. Dollar Amount of which, when added to the U.S. Dollar Amount of the Letter of Credit Outstanding in respect of all other Local Letters of Credit (exclusive of Unpaid Drawings relating to Local Letters of Credit which are repaid or terminated on the date of, and prior to the issuance of, the respective Local Letter of Credit) at such time, would exceed the Local Letter of Credit Sublimit.

            (c) Except as provided in Section 2.07, all Letters of Credit shall be denominated in, and all payments in respect thereof shall be made in, U.S. Dollars.

            2.02 Letter of Credit Requests; Notices of Issuance. (a) Whenever it desires that a Letter of Credit be issued, the Company shall give the Administrative Agent and the Letter of Credit Issuer written notice (or telephonic notice confirmed in writing or, if arrangements therefor have been approved by the Letter of Credit Issuer, electronic communication) thereof prior to 12:00 Noon (New York time) at least five Business Days (or such shorter period as may be acceptable to the Letter of Credit Issuer) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit A-2 (each, a "Letter of Credit Request"). Each Letter of Credit Request shall include any other documents as the Letter of Credit Issuer customarily requires in connection therewith. The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

            (b) The Letter of Credit Issuer shall, on the date of each issuance of, or amendment or modification to, a Letter of Credit issued by it, give the Administrative Agent, each Bank and the Company written notice of the issuance of, or amendment or modification to, such Letter of Credit, accompanied by a copy to the Administrative Agent of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto. The Letter of Credit Issuer shall, on the date of each issuance of, or amendment or modification to, a Letter of Credit providing for the payment of drawings in a Local Currency and periodically as provided in Section 2.07, provide the Administrative Agent and the Company written notice of the U.S. Dollar Amount of such Letter of Credit.

            2.03 Agreement to Repay Letter of Credit Drawings. (a) The Company hereby agrees to reimburse the Letter of Credit Issuer, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by the Letter of Credit Issuer under any Letter of Credit issued by it (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") no later than two Business Days following the date of such payment or disbursement, with interest on the amount so paid or disbursed by the Letter of Credit Issuer, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date the Letter of Credit Issuer is reimbursed therefor at a rate per annum which shall be the Applicable Rate plus the Base Rate as in effect from time to time for Revolving Loans that are Base Rate Loans (plus an additional 2% per annum if not reimbursed by the third Business Day after the date of such payment or disbursement), such interest also to be payable on demand. The Letter of Credit Issuer shall provide the Company prompt notice of any payment or disbursement made by it under any Letter of Credit issued by it, although the failure of, or delay in, giving any such notice shall not release or diminish the obligations of the Company under this Section 2.03(a) or under any other Section of this Agreement.

            (b) The Company's obligation under this Section 2.03 to reimburse the Letter of Credit Issuer with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company or any of its Subsidiaries may have or have had against the Letter of Credit Issuer, any Agent or any Bank, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Company shall not be obligated to reimburse the Letter of Credit Issuer for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer.

            2.04 Letter of Credit Participations. (a) Effective immediately upon the issuance by the Letter of Credit Issuer of any Letter of Credit, the Letter of Credit Issuer in respect of such Letter of Credit shall be deemed to have sold and transferred to each other Revolving Bank, and each such Revolving Bank (each a "Participant") shall be deemed irrevocably and unconditionally to have purchased and received from such Letter of Credit Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Revolving Percentage, in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of the Company under this Agreement with respect thereto (although Letter of Credit Fees shall be payable directly to the Administrative Agent for the account of the Revolving Banks as provided in Section 3.01(b) and the Participants shall have no right to receive any portion of any Fronting Fees with respect to such Letters of Credit) and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Credit Commitments of the Revolving Banks pursuant to Section 1.13 or 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings with respect thereto, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Revolving Percentages of the assigning and assignee Bank.

            (b) In determining whether to pay under any Letter of Credit, the Letter of Credit Issuer shall not have any obligation relative to the respective Participants other than to determine that any documents required to be delivered under such Letter of Credit have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the Letter of Credit Issuer under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Letter of Credit Issuer any resulting liability.

            (c) In the event that the Letter of Credit Issuer makes any payment under any Letter of Credit and the Company shall not have reimbursed such amount in full to the Letter of Credit Issuer pursuant to
Section 2.03(a), the Letter of Credit Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Participant of such failure, and each such Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the Letter of Credit Issuer, the amount of such Participant's Revolving Percentage of such payment in U.S. Dollars and in same day funds; provided, however, that no Participant shall be obligated to pay to the Administrative Agent its Revolving Percentage of such unreimbursed amount for any wrongful payment made by the Letter of Credit Issuer under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Letter of Credit Issuer. If the Administrative Agent so notifies any Participant prior to 11:00 A.M. (New York time) on any Business Day, such Participant shall make available to the Administrative Agent for the account of the Letter of Credit Issuer such Participant's Revolving Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Revolving Percentage of the amount of such payment available to the Administrative Agent for the account of the Letter of Credit Issuer, such Participant agrees to pay to the Administrative Agent for the account of the Letter of Credit Issuer, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the Letter of Credit Issuer at the overnight Federal Funds rate. The failure of any Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of the Letter of Credit Issuer its Revolving Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of the Letter of Credit Issuer such other Participant's Revolving Percentage of any such payment.

            (d) Whenever the Letter of Credit Issuer receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the Letter of Credit Issuer any payments from the Participants pursuant to clause (c) above, the Letter of Credit Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each such Participant which has paid its Revolving Percentage thereof, in U.S. Dollars and in same day funds, an amount equal to such Participant's Revolving Percentage of the principal amount thereof and interest thereon accruing after the purchase of the respective Participations.

            (e) The obligations of the Participants to make payments to the Administrative Agent for the account of the Letter of Credit Issuer with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, the Letter of Credit Issuer, any Bank, or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company or any of its Subsidiaries and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 Increased Costs. If after the date hereof, the adoption or effectiveness of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Letter of Credit Issuer or any Participant with any request or directive issued after the date hereof (whether or not having the force of law) by any such authority, central bank or comparable agency shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Letter of Credit Issuer or such Participant's participation therein, or (ii) impose on the Letter of Credit Issuer or any Participant any other conditions affecting this Agreement, any Letter of Credit or such Participant's participation therein; and the result of any of the foregoing is to increase the cost to the Letter of Credit Issuer or such Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Letter of Credit Issuer or such Participant hereunder, then, upon written demand to the Company by the Letter of Credit Issuer or such Participant (a copy of which notice shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), accompanied by the certificate described in the last sentence of this Section 2.05, the Company shall pay to the Letter of Credit Issuer or such Participant such additional amount or amounts as will compensate the Letter of Credit Issuer or such Participant for such increased cost or reduction. A certificate submitted to the Company by the Letter of Credit Issuer or such Participant, as the case may be (a copy of which certificate shall be sent by the Letter of Credit Issuer or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Letter of Credit Issuer or such Participant as aforesaid shall be final and conclusive and binding on the Company absent manifest error, although the failure to deliver any such certificate shall not release or diminish the Borrower's obligations to pay additional amounts pursuant to this Section 2.05 upon subsequent receipt of such certificate.

            2.06 Replacement of the Letter of Credit Issuer. The Letter of Credit Issuer may be replaced at any time by written agreement among the Company, the Administrative Agent, the replaced Letter of Credit Issuer and the successor Letter of Credit Issuer. The Administrative Agent shall notify the Banks of any such replacement of the Letter of Credit Issuer. From and after the effective date of any such replacement,
(a) the successor Letter of Credit Issuer shall have all the rights and obligations of the Letter of Credit Issuer under this Agreement with respect to Letters of Credit to be issued thereafter and (b) references herein to the term "Letter of Credit Issuer" shall be deemed to refer to such successor or to any previous Letter of Credit Issuer, or to such successor and all previous Letter of Credit Issuers, as the context shall require. After the replacement of a Letter of Credit Issuer hereunder, the replaced Letter of Credit Issuer shall remain a party hereto and shall continue to have all the rights and obligations of a Letter of Credit Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            2.07 Local Letters of Credit. The Company may request the issuance of a Local Letter of Credit subject to the terms and conditions of this Section 2.07, in addition to the other conditions applicable to the issuance of Letters of Credit hereunder. The issuance of any Local Letter of Credit shall be subject to the approval of the Letter of Credit Issuer. If any Local Letter of Credit is issued, the following provisions shall apply:

            (i) For purposes of determining the Letter of Credit Outstanding and for purposes of calculating fees payable under
      Section 3.01(b), (c) and (d), the Stated Amount of any Local Letter of Credit and of any Unpaid Drawings in respect thereof shall be deemed to be, as of any date of determination, the U.S. Dollar Amount thereof at such date. The initial U.S. Dollar Amount of any Local Letter of Credit shall be determined by the Letter of Credit Issuer on the date of issuance thereof and adjusted from time to time thereafter as provided below. The U.S. Dollar Amount of each Local Letter of Credit outstanding shall be adjusted by the Letter of Credit Issuer on each Reset Date. If a payment or disbursement is made by the Letter of Credit Issuer under any Local Letter of Credit, the U.S. Dollar Amount of such payment or disbursement shall be determined by the Letter of Credit Issuer on the date that such payment or disbursement is made. The Letter of Credit Issuer shall make each such determination to be made by it by calculating the amount in U.S. Dollars that would be required in order for the Letter of Credit Issuer to purchase an amount of the applicable Local Currency equal to the amount of the relevant Local Letter of Credit or Unpaid Drawing, as the case may be, on the date of determination at the Spot Exchange Rate, with respect to such Local Currency on such date of determination. The Letter of Credit Issuer shall notify the Administrative Agent and the Company promptly of each such U.S. Dollar Amount determined by it, on the date that such determination is required to be made.

            (ii) Subject to paragraph (iv) below, the obligation of the Company to reimburse the Letter of Credit Issuer for any payment or disbursement under any Local Letter of Credit, and to pay interest thereon, shall be payable only in the Local Currency in which such payment or disbursement is made, and shall not be discharged by paying an amount in U.S. Dollars or any other currency; provided that the Letter of Credit Issuer may agree, in its sole discretion, to accept reimbursement in another currency, but any such agreement shall not affect the obligations of the Participants or the Company under paragraphs (iii) and (iv) below if such reimbursement is not actually made to the Letter of Credit Issuer when due.

            (iii) The obligations of each Participant under Section 2.04(c) to pay its Revolving Percentage of any Unpaid Drawing under any Local Letter of Credit shall be payable only in U.S. Dollars and shall be in an amount equal to such Revolving Percentage of the U.S. Dollar Amount of such Unpaid Drawing determined as provided in clause (i) above. Under no circumstances shall the provisions hereof permitting the issuance of Letters of Credit in a Local Currency be construed, by implication or otherwise, as imposing any obligation upon any Participant to make any Loan or other payment under any Credit Document, or to accept any payment from the Company in respect of any Unpaid Drawing, in any currency other than U.S. Dollars, it being understood that the parties intend all Obligations (other than the Obligations related to the Canadian Dollar A Term Loans, the U.K. A Term Loans and the Local Currency Loans as set forth in this Agreement) to be denominated and payable only in U.S. Dollars except as expressly provided in paragraph (ii) above.

            (iv) If and to the extent that any Participant pays its Revolving Percentage of any Unpaid Drawing under any Local Letter of Credit, then, notwithstanding paragraph (ii) above, the obligation of the Company to reimburse the portion of such Unpaid Drawing funded by such Participant shall be converted to, and shall be payable only in, U.S. Dollars (in an amount equal to the U.S. Dollar amount funded by such Participant as provided above) and shall not be discharged by paying an amount in any other currency. Interest accrued on such unreimbursed Unpaid Drawing to and excluding the date of such payment by such Participant shall be for the account of the Letter of Credit Issuer and be payable in the applicable Local Currency, but interest thereafter shall accrue on the U.S. Dollar amount owed to such Participant and shall be payable in U.S. Dollars.

            2.08 Existing Letters of Credit. On the Effective Date, (a) TD shall deliver to the Administrative Agent a schedule identifying all Existing Letters of Credit and (b) each Existing Letter of Credit shall be deemed to be a Letter of Credit issued hereunder on the Effective Date. TD also shall notify the Administrative Agent of any drawing under or payment of, or any expiration, termination, amendment or renewal of, any Existing Letter of Credit. TD shall be deemed to be the Letter of Credit Issuer for purposes of the Existing Letters of Credit, but shall not have any obligation to issue any other Letters of Credit.

            SECTION 3.  Fees, Commitments.

            3.01 Fees. (a) The Company shall pay (or cause to be paid) to the Administrative Agent for distribution to each Bank a commitment fee (the "Commitment Fee"), computed at the rate of 1/2 of 1% per annum on the daily Aggregate Unutilized Commitment of such Bank, commencing to accrue upon the Borrower's acceptance of such Bank's Commitment. Accrued Commitment Fees shall be due and payable quarterly in arrears on the Initial Borrowing Date, each Quarterly Payment Date and the date upon which the Total Commitment is terminated. From and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period, the Commitment Fee shall be the respective percentage per annum set forth in clause (A) or (B) below if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, ended immediately prior to such Start Date (the "Test Date"), the conditions set forth in clause (A) or (B) below are met:

            (A) 1/2 of 1% per annum if the Leverage Ratio on such Test Date is greater than or equal to 4.00:1.00; or

            (B) 3/8 of 1% per annum if the Leverage Ratio on such Test Date is less than 4.00:1.00.

Notwithstanding anything to the contrary contained in the immediately preceding sentence, the Commitment Fee shall be 1/2 of 1% per annum at any time when an Event of Default shall exist.

            (b) The Company shall pay to the Administrative Agent for the account of the Revolving Banks pro rata on the basis of their Revolving Percentages, a fee in respect of each Letter of Credit (the "Letter of Credit Fee") computed at a rate per annum equal to the Applicable Rate then in effect for Eurodollar Loans that are Revolving Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Credit Commitment upon which no Letters of Credit remain outstanding.

            (c) The Company shall pay to the Administrative Agent for the account of the Letter of Credit Issuer a fee in respect of each Letter of Credit issued by the Letter of Credit Issuer (the "Fronting Fee") computed at the rate of 1/4 of 1% per annum on the daily Stated Amount of such Letter of Credit. Accrued Fronting Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

            (d) The Company shall pay directly to the Letter of Credit Issuer upon each issuance of, drawing under, and/or amendment of, a Letter of Credit such amount as shall at the time of such issuance, drawing or amendment be the administrative charge which the Letter of Credit Issuer is customarily charging for issuances of, drawings under or amendments of, letters of credit issued by it.

            (e) The Company shall pay (or cause to be paid) to each Agent, for its own account, such fees as may be agreed to from time to time between the Company and such Agent, when and as due.

            (f) All computations of Fees shall be made in accordance with
Section 12.07(b).

            3.02 Voluntary Termination or Reduction of Commitments. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), the Company shall have the right, without premium or penalty, to terminate or partially reduce the Total Unutilized Revolving Credit Commitment, provided that (i) any such termination or partial reduction shall apply to proportionately and permanently reduce the Revolving Credit Commitment of each of the Revolving Banks and (ii) any partial reduction pursuant to this Section 3.02 shall be in the amount of at least $1,000,000 and increments of $1,000,000 in excess thereof. If, following any partial reduction of the Revolving Credit Commitments, the Total Revolving Credit Commitment (as so reduced) shall be less than the Local Currency Sublimit, the Local Currency Sublimit shall be automatically reduced so as to equal the Total Revolving Credit Commitment.

            (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Company shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to (i) require such Bank to assign its entire Revolving Credit Commitment and all Loans (other than outstanding Local Currency Loans), Fees and other amounts owing to such Bank to another Bank or Banks (which would agree to provide the consent refused by the assignor Bank) pursuant to subsection 12.04(b), if such other Bank or Banks consent to such assignment, or (ii) terminate the entire Revolving Credit Commitment of such Bank, so long as all Loans (other than outstanding Local Currency Loans), together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination (other than any outstanding Local Currency Loans, which shall remain with such Bank and be paid when due by the applicable Borrowers) pursuant to Section 4.01(b) and the Company shall pay to the Administrative Agent at such time an amount in cash and/or Cash Equivalents equal to such Bank's Revolving Percentage of the outstanding Letters of Credit (which cash and/or Cash Equivalents shall be held by the Administrative Agent as security for the obligations of the Company hereunder in respect of the outstanding Letters of Credit pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent, which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations or are released to the Company upon termination of the respective Letter of Credit) (at which time Annex I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement and any outstanding Local Currency Loans held by such Bank (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 12.01 and 12.06),
which shall survive as to such repaid Bank on the terms specified herein.

            3.03 Mandatory Adjustments of Commitments, etc. (a) The Total Commitment shall terminate in its entirety on January 31, 1998, unless the Initial Borrowing Date has occurred on or before such date.

            (b) Each of the Total U.S. Dollar A Term Loan Commitment, Total Canadian Dollar A Term Loan Commitment, Total U.K. A Term Loan Commitment, the Total B Term Loan Commitment and the Total C Term Loan Commitment shall terminate in its entirety on the Initial Borrowing Date, after giving effect to the making of the respective Term Loans on such date.

            (c) The Total Revolving Credit Commitment (and the Revolving Credit Commitment of each Revolving Bank) shall terminate in their entirety on the earlier of (i) the date on which a Change of Control Event occurs and (ii) the Revolving Loan Maturity Date.

            (d) From and after payment in full of the Term Loans, on each date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f) or (g) would otherwise be required, the Total Revolving Credit Commitment shall be permanently reduced by the amount, if any, required to be applied pursuant to said Sections.

            (e) Each reduction of the Total U.S. Dollar A Term Loan Commitment, Total Canadian Dollar A Term Loan Commitment, Total U.K. A Term Loan Commitment, the Total B Term Loan Commitment, the Total C Term Loan Commitment or the Total Revolving Credit Commitment pursuant to this
Section 3.03 shall apply proportionately to the U.S. Dollar A Term Loan Commitment, Canadian Dollar A Term Loan Commitment, U.K. A Term Loan Commitment, the B Term Loan Commitment, the C Term Loan Commitment or the Revolving Credit Commitment, as the case may be, of each Bank.

            SECTION 4.  Payments.

            4.01 Voluntary Prepayments. (a) Subject to Annex III, each Borrower shall have the right to prepay its Loans (other than a Local Currency Loan), in whole or in part, without premium or penalty except as otherwise provided in this Agreement, from time to time on the following terms and conditions: (i) the Company shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of any Borrower's intent to prepay its Loans, whether such Loans are U.S. Dollar A Term Loans, Canadian Dollar A Term Loans, U.K. A Term Loans, B Term Loans, C Term Loans, Revolving Loans or Swingline Loans, the amount of such prepayment and (in the case of Eurodollar Loans) the specific Borrowing(s) pursuant to which made, which notice shall be given by the Company prior to 3:00 P.M. (New York time)
(x) at least one Business Day prior to the date of such prepayment in the case of Term Loans or Revolving Loans and (y) on the date of such prepayment in the case of Swingline Loans, which notice shall, except in the case of Swingline Loans, promptly be transmitted by the Administrative Agent to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount (or the Dollar Equivalent amount determined as of the Initial Borrowing Date for the relevant Alternative Currency Loan or Loans) of at least $1,000,000 (or $100,000 in the case of Swingline Loans) and in increments of $1,000,000 (or $100,000, in the case of Swingline Loans) in excess thereof, provided that no partial prepayment of Eurodollar Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of the Loans outstanding pursuant to such Borrowing (or the Dollar Equivalent amount determined prior to the Initial Borrowing Date for the relevant Alternative Currency Loan or Loans) to an amount less than the Minimum Borrowing Amount applicable thereto; (iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Company's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of all Revolving Loans then outstanding; (iv) each prepayment of Term Loans pursuant to this
Section 4.01(a) must consist of a prepayment of U.S. Dollar A Term Loans (in an amount equal to the U.S. Dollar A TL Percentage of such prepayment), Canadian Dollar A Term Loans (in an amount equal to the Canadian Dollar A TL Percentage of such prepayment), U.K. A Term Loans (in an amount equal to the U.K. A TL Percentage of such prepayment), B Term Loans (in an amount equal to the B TL Percentage of such prepayment) and C Term Loans (in an amount equal to the C TL Percentage of such prepayment); (v) each prepayment of U.S. Dollar A Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled U.S. Dollar A Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled U.S. Dollar A Repayment); (vi) each prepayment of Canadian Dollar A Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled Canadian Dollar A Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled Canadian Dollar A Repayment); (vii) each prepayment of U.K. A Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled U.K. A Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled U.K. A Repayment); (viii) each prepayment of B Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled B Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled B Repayment); (ix) each prepayment of C Term Loans pursuant to this Section 4.01(a) shall reduce the then remaining Scheduled C Repayments on a pro rata basis (based upon the then remaining principal amount of each such Scheduled C Repayment). A Borrower shall not have the right to prepay its Local Currency Loans without the prior consent of the Revolving Bank holding such Loan.

            (b) In the event of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as provided in Section 12.12(b), the Borrowers shall have the right, upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay or prepay all Loans (other than outstanding Local Currency Loans), together with accrued and unpaid interest, Fees and all other amounts owing to such Bank in accordance with said Section 12.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Revolving Bank pursuant to this paragraph (b) the Revolving Credit Commitment of such Revolving Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Annex I shall be deemed modified to reflect the changed Revolving Credit Commitments) and (B) in the case the repayment of Loans (other than outstanding Local Currency Loans) of any Bank the consents required by Section 12.12(b) in connection with the repayment pursuant to this paragraph (b) shall have been obtained.

            4.02  Mandatory Repayments and Prepayments.

            (A) Requirements:

            (a) If on any date the sum of the Total Revolving Extension of Credit plus the aggregate Local Currency Loan Exposures exceeds the Total Revolving Credit Commitment as then in effect, the Company shall repay on such date the principal of Swingline Loans, and if no Swingline Loans are or remain outstanding, Revolving Loans in an aggregate amount equal to such excess; provided that if such excess is solely attributable to a redetermination of Dollar Equivalents pursuant to Section 1.15, then such repayment shall not be required unless so required under Section
1.15. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the sum of the aggregate amount of Letter of Credit Outstandings plus the aggregate Local Currency Loan Exposures exceeds the Total Revolving Credit Commitment as then in effect, the Company shall pay to the Administrative Agent on such date an amount in cash and/or Cash Equivalents equal to such excess (up to the aggregate amount of Letter of Credit Outstanding at such time) and the Administrative Agent shall hold such payment as security for the obligations of the Borrowers hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Administrative Agent (which shall permit certain investments in Cash Equivalents reasonably satisfactory to the Administrative Agent until the proceeds are applied to the secured obligations or are released to the Company upon termination of the applicable Letter of Credit).

            (b) (i) The Company shall be required to repay the principal amount of U.S. Dollar A Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled U.S. Dollar A Repayment"):

Scheduled U.S. Dollar A Repayment Date                Amount
--------------------------------------                ------
the last Business Day in June, 1999                   $1,360,000
the last Business Day in December, 1999               $1,360,000

the last Business Day in June, 2000                   $4,080,000
the last Business Day in December, 2000               $4,080,000

the last Business Day in June, 2001                   $5,440,000
the last Business Day in December, 2001               $5,440,000

the last Business Day in June, 2002                   $9,520,000
the last Business Day in December, 2002               $9,520,000

the last Business Day in June, 2003                   $13,600,000
U.S. Dollar A Term Loan Maturity Date                 $13,600,000

             (ii) The Canadian Borrower shall be required to repay the principal amount of Canadian Dollar A Term Loans on each date set forth below in a principal amount equal to the amount determined by multiplying the percentage set forth opposite such date by the original aggregate principal amount of the Canadian Dollar A Term Loans borrowed on the Initial Borrowing Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled Canadian Dollar A Repayment"):

Scheduled Canadian Dollar A Repayment Date            Percentage of
------------------------------------------            Aggregate Principal
                                                      Amount of Canadian
                                                      Dollar A Term Loans
                                                      -------------------
the last Business Day in June, 1999                         2%
the last Business Day in December, 1999                     2%

the last Business Day in June, 2000                         6%
the last Business Day in December, 2000                     6%

the last Business Day in June, 2001                         8%
the last Business Day in December, 2001                     8%

the last Business Day in June, 2002                         14%
the last Business Day in December, 2002                     14%

the last Business Day in June, 2003                         20%
Canadian Dollar A Term Loan Maturity Date                   20%

            (iii) The U.K. Borrower shall be required to repay the principal amount of U.K. A Term Loans on each date set forth below in a principal amount equal to the amount determined by multiplying the percentage set forth opposite such date by the original aggregate principal amount of the U.K. A Term Loans borrowed on the Initial Borrowing Date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled U.K. A Repayment"):

Scheduled U.K. A Repayment Date                       Percentage of
-------------------------------                       Aggregate Principal
                                                      Amount of U.K. A
                                                      Term Loans
                                                      -------------------
the last Business Day in June, 1999                         2%
the last Business Day in December, 1999                     2%

the last Business Day in June, 2000                         6%
the last Business Day in December, 2000                     6%

the last Business Day in June, 2001                         8%
the last Business Day in December, 2001                     8%

the last Business Day in June, 2002                         14%
the last Business Day in December, 2002                     14%

the last Business Day in June, 2003                         20%
U.K. A Term Loan Maturity Date                              20%


            (iv) The Company shall be required to repay the principal amount of B Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled B Repayment"):

Scheduled B Repayment Date                                  Amount
--------------------------                                  ------
the  last Business Day in June, 1999                        $250,000
the  last Business Day in December, 1999                    $250,000

the  last Business Day in June, 2000                        $500,000
the  last Business Day in December, 2000                    $500,000

the last Business Day in June, 2001                         $500,000
the last Business Day in December, 2001                     $500,000

the last Business Day in June, 2002                         $500,000
the last Business Day in December, 2002                     $500,000

the last Business Day in June, 2003                         $500,000
the last Business Day in December, 2003                     $500,000

the last Business Day in June, 2004                         $47,750,000
B Term Loan Maturity Date                                   $47,750,000

            (v) The Company shall be required to repay the principal amount of C Term Loans on each date set forth below in the amount set forth opposite such date below (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(B)(b), a "Scheduled C Repayment"):

Scheduled C Repayment Date                            Amount
--------------------------                            ------
the last Business Day in June, 1999                   $250,000
the last Business Day in December, 1999               $250,000

the last Business Day in June, 2000                   $500,000
the last Business Day in December, 2000               $500,000

the last Business Day in June, 2001                   $500,000
the last Business Day in December, 2001               $500,000

the last Business Day in June, 2002                   $500,000
the last Business Day in December, 2002               $500,000

the last Business Day in June, 2003                   $500,000
the last Business Day in December, 2003               $500,000

the last Business Day in June, 2004                   $500,000
the last Business Day in December, 2004               $500,000

C Term Loan Maturity Date                             $63,700,000

            (c) On the Business Day after the date of receipt thereof by the Company and/or any of its Subsidiaries of Cash Proceeds from any Asset Sale (or such later date, not to exceed five Business Days after the date of such receipt of Cash Proceeds, as shall be necessary in order to permit the Company and the Administrative Agent to comply with the notification requirements set forth in Section 4.02(C)), an amount equal to 100% of the Net Cash Proceeds from such Asset Sale shall be applied as a mandatory repayment of principal of the Term Loans (with the U.S. Dollar A TL Percentage of such amount to be applied as a repayment of the U.S. Dollar A Term Loans by the Company, the Canadian Dollar A TL Percentage of such amount to be applied as a repayment of the Canadian Dollar A Term Loans by the Canadian Borrower, the U.K. A TL Percentage of such amount to be applied as a repayment of the U.K. A Term Loans by the U.K. Borrower, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans by the Company and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans by the Company, in each case subject to the required prior notification of the Administrative Agent and modification of such application as set forth in
Section 4.02(C)), provided that (i) with respect to no more than $25,000,000 in the aggregate of such Net Cash Proceeds in any fiscal year of the Company, such Net Cash Proceeds shall not be required to be so applied on such date to the extent that no Default or Event of Default then exists and the Company delivers a certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds shall be used to purchase assets used or to be used in the businesses referred to in Section 8.01(a) within 360 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended) and (ii) the Company shall not be required to comply with this clause (c) until such time as the cumulative Net Cash Proceeds from all Asset Sales not yet applied as a mandatory repayment hereunder equals or exceeds $5,000,000, and provided further, that (1) if all or any portion of such Net Cash Proceeds not so applied to the repayment of Term Loans are not so used (or contractually committed to be used to purchase assets) within such 360 day period, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c) and (2) if all or any portion of such Net Cash Proceeds are not required to be applied on the 360th day referred to in clause (1) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided above in this Section 4.02(A)(c). Notwithstanding the foregoing, and in addition to the exemption from repayment described in the immediately preceding sentence,
(i) Net Cash Proceeds from any Asset Sale in the ordinary course of business shall not be required to be applied to the making of mandatory repayments pursuant to this paragraph (c) as long as no Default or Event of Default then exists or would exist after giving effect thereto and
(ii) (A) so long as any U.S. Dollar A Term Loans remain outstanding, Net Cash Proceeds from any Asset Sale of assets owned by the Company and/or any of its Subsidiaries which is incorporated or domiciled in the United States shall not be applied to prepay the Canadian Dollar A Term Loans or the U.K. A Term Loans and the amounts which would be applied to prepayment of such Loans shall be applied to prepay the U.S. Dollar A Term Loans until the U.S. Dollar A Term Loans have been repaid in full,
(B) so long as any U.K. A Term Loans remain outstanding, Net Cash Proceeds from any Asset Sale of assets owned by the U.K. Borrower and/or any of its Subsidiaries which is incorporated or domiciled in the United Kingdom shall not be applied to prepay any Loans other than the U.K. A Term Loans until the U.K. A Term Loans have been repaid in full and (C) so long as any Canadian Dollar A Term Loans remain outstanding, Net Cash Proceeds from any Asset Sale of assets owned by the Canadian Borrower and/or any of its Subsidiaries which is incorporated or domiciled in Canada shall not be applied to prepay any Loans other than the Canadian Dollar A Term Loans until the Canadian Dollar A Term Loans have been repaid in full.

            (d) On the Business Day after the date of the receipt thereof by the Company and/or any of its Subsidiaries, an amount equal to 100% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the incurrence of Indebtedness by the Company and/or any of its Subsidiaries (other than Indebtedness permitted to be incurred by Section 8.04) shall be applied as a mandatory repayment of principal of the Term Loans (with the U.S. Dollar A TL Percentage of such amount to be applied as a repayment of the U.S. Dollar A Term Loans by the Company, the Canadian Dollar A TL Percentage of such amount to be applied as a repayment of the Canadian Dollar A Term Loans by the Canadian Borrower, the U.K. A TL Percentage of such amount to be applied as a repayment of the U.K. A Term Loans by the U.K. Borrower, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans by the Company and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans by the Company, in each case subject to the required prior notification of the Administrative Agent and modification of such application as set forth in
Section 4.02(C)).

            (e) On the Business Day after the date of the receipt thereof by the Company and/or any of its Subsidiaries, an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) of the issuance or sale of equity securities by the Company and/or any of its Subsidiaries shall be applied as a mandatory repayment of principal of the Term Loans (with the U.S. Dollar A TL Percentage of such amount to be applied as a repayment of the U.S. Dollar A Term Loans by the Company, the Canadian Dollar A TL Percentage of such amount to be applied as a repayment of the Canadian Dollar A Term Loans by the Canadian Borrower, the U.K. A TL Percentage of such amount to be applied as a repayment of the U.K. A Term Loans by the U.K. Borrower, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans by the Company and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans by the Company, in each case subject to the required prior notification of the Administrative Agent and modification of such application as set forth in
Section 4.02(C)); provided, however, that the Company shall not be required to comply with this Section 4.02(A)(e) until such time as the net proceeds from all issuances of equity securities exceeds $5,000,000. Notwithstanding the foregoing, the provisions of this Section 4.02(A)(e), shall not apply to the net proceeds received (i) from the exercise of stock options granted to management or (ii) by a Subsidiary from the issuance or sale of equity securities to the Company or to any Wholly-Owned Subsidiary of the Company.

            (f) On each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow of the Company and its Subsidiaries for the most recent Excess Cash Flow Period ending prior to such Excess Cash Payment Date shall be applied as a mandatory repayment of principal of the Term Loans (with the U.S. Dollar A TL Percentage of such amount to be applied as a repayment of the U.S. Dollar A Term Loans by the Company, the Canadian Dollar A TL Percentage of such amount to be applied as a repayment of the Canadian Dollar A Term Loans by the Canadian Borrower, the U.K. A TL Percentage of such amount to be applied as a repayment of the U.K. A Term Loans by the U.K. Borrower, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans by the Company and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans by the Company, in each case subject to the required prior notification of the Administrative Agent and modification of such application as set forth in Section 4.02(C)).

            (g) Within 30 days following each date on which the Company or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs and taxes incurred in connection with such Recovery Event) shall be applied as a mandatory repayment of principal of the Term Loans (with the U.S. Dollar A TL Percentage of such amount to be applied as a repayment of the U.S. Dollar A Term Loans by the Company, the Canadian Dollar A TL Percentage of such amount to be applied as a repayment of the Canadian Dollar A Term Loans by the Canadian Borrower, the U.K. A TL Percentage of such amount to be applied as a repayment of the U.K. A Term Loans by the U.K. Borrower, the B TL Percentage of such amount to be applied as a repayment of the B Term Loans by the Company and the C TL Percentage of such amount to be applied as a repayment of the C Term Loans by the Company, in each case subject to modification of such application as set forth in Section 4.02(C)), provided that so long as no Default or Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that the Company has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 360 days following the date of the receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the preceding proviso are not so used (or contractually committed to be used) within 360 days after the date of the receipt of such proceeds, such remaining portion shall be applied on the last day of such period as a mandatory repayment of principal of the Term Loans as provided above in this Section 4.02(A)(g) and (ii) if all or any portion of such proceeds are not required to be applied on the 360th day referred to in clause (i) above because such amount is contractually committed to be used and subsequent to such date such contract is terminated or expires without such portion being so used, then such remaining portion shall be applied on the date of such termination or expiration as a mandatory repayment of principal of outstanding Term Loans as provided in this Section 4.02(A)(g).

            (h) The applicable Borrower shall repay the principal amount of each Local Currency Loan on the last day of the Interest Period of such Local Currency Loan.

            (i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, (i) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (ii) all other then outstanding Loans of the respective Facility shall be repaid in full on the Maturity Date for such Facility.

            (B)  Application

            (a) Any amount required to be applied to U.S. Dollar A Term Loans, Canadian Dollar A Term Loans, U.K. A Term Loans, B Term Loans or C Term Loans, as the case may be, shall apply to the repayment of the outstanding principal amount of U.S. Dollar A Term Loans, Canadian Dollar A Term Loans, U.K. A Term Loans, B Term Loans and C Term Loans, respectively, of the respective Facility.

            (b) All repayments of U.S. Dollar A Term Loans, Canadian Dollar A Term Loans, U.K. A Term Loans, B Term Loans and C Term Loans pursuant to Section 4.02(A)(c), (d), (e), (f) or (g) shall be applied to reduce the then remaining Scheduled Repayments of the respective Facility pro rata based on the then remaining Scheduled Repayments of the respective Facility.

            (c) With respect to each repayment of Loans required by this
Section 4.02, subject to Annex III, the Company may designate the Types of Loans which are to be repaid and the specific Borrowing(s) under the affected Facility pursuant to which made; provided that (i) in the event of a repayment of any Eurodollar Loan or Alternative Currency Loan (other than Canadian Dollar A Term Loans) other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), then in such case, the applicable Borrower shall compensate each Bank pursuant to Section 1.11; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall be immediately converted into Base Rate Loans; and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans; provided that no repayment pursuant to Section 4.02(A)(a) shall be applied to any Revolving Loans of a Defaulting Bank at any time when the aggregate amount of the Revolving Loans of any Non- Defaulting Bank exceeds such Non-Defaulting Bank's Revolving Percentage of Revolving Loans then outstanding. In the absence of a designation by the Company as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11.

            (d) Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing.

            (C) Waiver of Certain Mandatory Repayments by B Banks and C
Banks

            Notwithstanding anything to the contrary contained in this
Section 4.02 or elsewhere in this Agreement (including, without limitation, in Section 12.12), Banks with outstanding B Term Loans (the "B Banks"), and Banks with outstanding C Term Loans (the "C Banks") may waive a mandatory repayment of such Loans pursuant to Section 4.02(A)(c),
(d), (e), (f) and/or (g) (each such repayment, a "Waivable Mandatory Repayment") upon the terms and provisions set forth in this Section 4.02(C). The Company shall give to the Administrative Agent written notice of its intention to make a Waivable Mandatory Repayment at least five Business Days prior to such repayment, which notice the Administrative Agent shall promptly forward to all B Banks and C Banks (indicating in such notice the amount of such repayment to be applied to each such Bank's outstanding Term Loans under such Facilities). Any B Bank or C Bank may waive all or any part of any such Waivable Mandatory Repayment. In the event any such B Bank or C Bank desires to waive such Bank's right to receive any such Waivable Mandatory Repayment in whole or in part, such Bank shall so advise the Administrative Agent no later than the close of business two Business Days after the date of such notice from the Administrative Agent, which notice shall also include the amount such Bank desires to receive in respect of such repayment. If any Bank does not reply to the Administrative Agent within the two Business Days, it will be deemed not to have waived any part of such repayment. If any Bank does not specify an amount it wishes to receive, it will be deemed to have accepted 100% of the total payment. In the event that any such Bank waives all or part of such right to receive any such Waivable Mandatory Repayment, the Administrative Agent shall apply 100% of the amount so waived by such Bank to the U.S. Dollar A Term Loans, the Canadian Dollar A Term Loans and the U.K. A Term Loans in accordance with
Section 4.02(B).

            4.03 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable account of the Banks entitled thereto, not later than 12:00 Noon (local time of the applicable Payment Office) on the date when due and shall be made at the Payment Office, it being understood that written, telex or facsimile transmission notice by the Company to the Administrative Agent to make a payment from the funds in a Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 Noon (local time of the applicable Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

            (b) Except as otherwise specifically provided herein, all payments under this Agreement, including without limitation, payments of principal, interest, fees, and other charges, shall only be made in U.S. Dollars; provided that (i) the payment of principal and interest of any Loan denominated in any Alternative Currency shall be made in such Alternative Currency and (ii) the payment of principal and interest of any Loan denominated in any Local Currency shall be made in such Local Currency.

            4.04 Net Payments. (a) All payments made by any Borrower hereunder, or by any Guarantor on behalf of any Borrower, or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any Excluded Taxes) and all interest, penalties or similar liabilities with respect thereto (all such nonexcluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, (i) the sum payable shall be increased by the amount necessary so that every payment of all amounts due under this Agreement or under any Note, after withholdings or deductions for or on account of Taxes will not be less than the amount provided for herein or in such Note, (ii) the applicable Borrower or Guarantor, shall make such deductions and (iii) the applicable Borrower or Guarantor, shall pay the full amount of such Taxes to the relevant taxing authority in accordance with applicable law. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, each of the Borrowers agrees to reimburse each Bank lending to such Borrower, upon the written request of such Bank, for taxes relating to such amounts imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The applicable Borrower or Guarantor will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due certified copies of tax receipts, if any, issued by such taxing authority, or other evidence reasonably acceptable to the Administrative Agent evidencing such payment by such Borrower or Guarantor (or, if such Borrower or Guarantor has not received such certified copies of tax receipts within such time period, then such Borrower or Guarantor shall furnish such certified copies of tax receipts to the Administrative Agent within 15 days after such Borrower or Guarantor has received such certified copies of tax receipts). Each Borrower agrees to indemnify and hold harmless each Bank lending to such Borrower, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank, other than penalties, additions to tax, interest and expenses arising as a result of the willful misconduct or gross negligence of such Bank. Such indemnification shall be made within 30 days after the date upon which such Bank makes written demand therefor, which demand shall identify the nature and amount of Taxes for which indemnification is sought and shall include a copy of any written assessment thereof (provided that if such Bank determines that such assessment contains any confidential information, such Bank shall be entitled to redact such confidential information from such assessment). In addition, the Company agrees to pay any present and future stamp, documentary taxes or any other excise, property, transfer or similar taxes, and any charges relating thereto, arising from any payment made hereunder or from the execution, delivery enforcement or registration of, or otherwise in connection with, this Agreement.

            (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Company and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above,
(x) a certificate substantially in the form of Exhibit C (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will, but only so long as such Lender or Eligible Transferee remains lawfully able to do so, deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding any other provision of this Section 4.04(b) and Section 12.04, a Bank or Eligible Transferee shall be required to deliver any form and/or certification pursuant to this Section 4.04(b) only if such Bank or Eligible Transferee is lawfully able to do so and is legally entitled to claim an exemption from United States withholding and is otherwise legally entitled to provide such form and/or certification. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence,
(x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from or reduction in such deduction or withholding except if such Bank or Eligible Transferee is not lawfully able to deliver such forms and (y) the Company shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if such Bank has not provided to the Company the Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 4.04(b)except if such Bank or Eligible Transferee is not lawfully able to deliver such forms. Subject to Section 12.04(b), the Company agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            The Borrowers shall not be required to indemnify any Bank, or to pay any additional amounts to any Bank, (i) in respect of United States Federal withholding tax pursuant to Section 4.04 (a) above, to the extent that the obligation to withhold such amounts was in effect and would apply on the date such Bank became a party to this Agreement, (or, in the case of a new lending office, the date upon which such new lending office is designated) except to the extent that (A) such Bank (or its assignor, if any) was entitled, at the time of assignment or at the time of designation of a new lending office, to receive additional amounts from the Borrowers with respect to any withholding tax pursuant to
Section 4.04(a) and (B) Section 4.04(a) would apply to such Banks solely as a result of a CAM exchange pursuant to Section 1.17 of this Agreement, in which case such Banks would be entitled to receive additional amounts from the Borrowers with respect to any withholding tax pursuant to
Section 4.04(A), (ii) pursuant to Section 4.04(a) above in respect of United Kingdom withholding taxes imposed on payments of interest under the U.K. A Term Loan or under any Local Currency Loan made to an Additional U.K. Subsidiary Borrower that has notified the Administrative Agent that this Section 4.04(b)(ii) is applicable pursuant to Section
1.18 to a U.K. A Term Loan Bank which is not a U.K. Qualifying Bank except to the extent that such additional amount does not exceed that which would have been payable under Section 4.04(a) had the relevant Bank been a U.K. Qualifying Bank; provided that if a Bank becomes a lender under any Loan solely due to a CAM Exchange pursuant to Section 1.17 of this Agreement, such Bank shall be entitled to receive additional amounts under Section 4.04(a) whether or not it is a U.K. Qualifying Bank; provided further that any Bank to which this clause (ii) applies shall promptly notify the Borrower and the Administrative Agent upon becoming aware that it is not or has ceased to be U.K. Qualifying Bank or (iii) in respect of Canadian withholding tax pursuant to Section 4.04 (a) above, to the extent that the obligation to pay such withholding taxes is as a result of any Bank not being or ceasing to be a Bank which is organized under the laws of Canada or a political subdivision thereof in relation to any Loan to the Canadian Borrower, in which case such Bank shall promptly notify that Borrower and the Administrative Agent upon becoming aware of the same and that Borrower shall not be liable to pay to such Bank under clause 4.04(a) above or any other clause in this Agreement any amount in excess of the amount it would have been obliged to pay if such Bank was or had not ceased to be a Bank which is organized under the laws of Canada or a political subdivision thereof, except to the extent
Section 4.04(a) would apply to such Bank solely as a result of a CAM Exchange pursuant to Section 1.17 of this Agreement, in which case such Bank would be entitled to receive additional amounts from the Borrowers with respect to any Canadian withholding tax pursuant to Section 4.04(a).

            If any Bank receives a refund in respect of any Taxes as to which it has been indemnified by any of the Borrowers pursuant to this
Section 4.04, it shall promptly notify the Company of such refund and, within 30 days of receipt, pay over such refund to the applicable Borrower (to the extent of amounts that have been paid by any of the Borrowers under this Section 4.04 with respect to such refund and not previously reimbursed), net of all reasonably documented out-of-pocket expenses of such Bank and without interest (other than the interest, if any, included in such refund net of any Taxes payable with respect to receipt of such refund), provided that such Borrower, upon written request of the Bank agrees to return such refund (plus penalties, interest or other charges) to such Bank in the event such bank is required to repay such refund.

            SECTION 5. Conditions Precedent. The obligation of each Bank to make each Loan hereunder, and the obligation of the Letter of Credit Issuer to issue each Letter of Credit hereunder, is subject, at the time of each such Credit Event (except as otherwise hereinafter indicated), to the satisfaction of the following conditions:

            5.01 Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and
(ii) there shall have been delivered to the Administrative Agent for the account of each Bank which has requested such Notes, the appropriate U.S. Dollar A Term Note, Canadian Dollar A Term Note, U.K. A Term Note, B Term Note, C Term Note and Revolving Note, if any, Local Currency Note, if any, and to Chase, the Swingline Note, in each case executed by the applicable Borrower and in the amount, maturity and as otherwise provided herein.

            5.02 No Default; Representations and Warranties. At the time of each Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            5.03 Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated such date signed by an appropriate officer of the Company stating that all of the applicable conditions set forth in Sections 5.02, 5.07, 5.08 and 5.09 have been satisfied as of such date.

            5.04 Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received opinions, addressed to the Administrative Agent and each of the Banks and dated the Initial Borrowing Date, from (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Credit Parties, which opinion shall cover the matters contained in Exhibit D-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) local and other counsel to the Credit Parties and/or the Administrative Agent reasonably satisfactory to the Administrative Agent which opinions shall cover the matters contained in Exhibit D-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request and (iii) foreign counsel to the Company and each of the Subsidiary Borrowers reasonably satisfactory to the Administrative Agent, which opinions shall cover the matters contained in Exhibit D- 3 and such matters incident to the transactions contemplated herein and in the other Credit Documents as the Administrative Agent may reasonably request and shall be in form and substance reasonably satisfactory to the Administrative Agent.

            5.05 Corporate Proceedings. (a) On the Initial Borrowing Date, the Administrative Agent shall have received from each Credit Party a certificate, dated the Initial Borrowing Date, signed by the chairman, a vice chairman, the president or any vice-president of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of Exhibit E with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws (or corresponding charter documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate and all of the foregoing (including each such Certificate of Incorporation and By-Laws) shall be reasonably satisfactory to the Administrative Agent.

            (b) On the Initial Borrowing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities.

            5.06 Adverse Change, etc. Except as (a) set forth in the Disclosure Schedule to the Recapitalization Agreement, (b) permitted or contemplated by the Recapitalization Agreement or (c) publicly disclosed by the Company, in each case prior to the execution of this Agreement, no material adverse change in the business, assets, operations, properties, financial condition, reasonably foreseeable prospects or material agreements of the Company and its Subsidiaries, taken as a whole, shall have occurred since March 31, 1997.

            5.07 Litigation. Except as set forth on Schedule 6.04, on the Initial Borrowing Date, there shall be no actions, suits or proceedings pending or threatened (a) with respect to this Agreement or any other Document or (b) which the Administrative Agent or the Banks shall determine could reasonably be expected to (i) have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies of the Banks or the Administrative Agent hereunder or under any other Credit Document or on the ability of any Credit Party to perform its respective obligations to the Banks or the Administrative Agent hereunder or under any other Credit Document.

            5.08 Approvals. On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and third party approvals in connection with the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (other than any such approvals with respect to the Recapitalization which the Company reasonably believes both individually and in the aggregate are not material to the operations of the Company and its Subsidiaries taken as a whole), and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction, the transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction or the making of Loans or the issuance of the Letters of Credit.

            5.09 Consummation of the Transaction. (a) On the Initial Borrowing Date, the Recapitalization shall have been consummated in accordance with the Recapitalization Documents and all applicable laws, and each of the conditions precedent to the consummation of the Recapitalization (including, without limitation, the accuracy in all material respects of the representations and warranties contained in the Recapitalization Agreement) shall have been satisfied and not waived, except with the consent of the Administrative Agent and the Banks, to the satisfaction of the Administrative Agent and the Banks.

            (b) On or prior to the Initial Borrowing Date (i) the Company shall have received at least $400,000,000 of gross cash proceeds from the sale or issuance of the Senior Subordinated Notes and the Banks shall have received complete and correct copies of all documents executed and delivered in connection with such sale and issuance or borrowing, as the case may be, each of which shall be in full force and effect and in form and substance reasonably satisfactory to the Administrative Agent and the Banks (including but not limited to terms and provisions with respect to the interest rate, fees, maturity, subordination, covenants, events of default and remedies) and (ii) the Company shall have received at least $295,000,000 of gross cash proceeds from the Equity Financing.

            (c) On or prior to the Initial Borrowing Date, the Credit Parties shall have repaid in full the principal of all loans outstanding, interest thereon and other amounts due and payable under the Existing Loan Agreement and under each other agreement related thereto, and the Administrative Agent shall have received duly executed documentation either evidencing or necessary for (i) the termination of the Existing Loan Agreement and each other agreement related thereto, (ii) the cancelation of all commitments thereunder and (iii) the termination of all related agreements and guarantees and security interests granted by any Credit Party or any Subsidiary or any other person in connection therewith and the discharge of all obligations or interests thereunder. After giving effect to the Transaction, neither the Company nor any of its Subsidiaries shall have outstanding any shares of preferred stock (excluding preferred stock owned by the Company or its Subsidiaries) or any Indebtedness, other than (i) Indebtedness incurred under the Credit Documents, (ii) the Senior Subordinated Notes, (iii) the Preferred Stock,
(iv) the Existing Senior Notes and (v) other indebtedness permitted under
Section 8.04.

            (d) On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies of all Documents entered into on or prior to such date in connection with the Transaction, and all of the terms and conditions of such Documents, as well as the structure of the Transaction and the ownership interests in MergerCo and the Company prior to and after giving effect to the Transaction, shall be in form and substance satisfactory to the Agents and the Banks (it being acknowledged that the terms and conditions of the Recapitalization Agreement as in effect on the date of execution of this Agreement is satisfactory to the Agents).

            (e)  INTENTIONALLY OMITTED

            (f) On the Initial Borrowing Date, the Agents shall have received evidence in form, scope and substance reasonably satisfactory to them that the matters set forth in this Section 5.09 have been satisfied on such date.

            (g) The initial closing under the Receivables Purchase Agreement, the Receivables Transfer Agreement and the Asset Purchase Agreement shall have been consummated and the Company shall have received not less than $145,000,000 as consideration for the initial sale of receivables thereunder.

            5.10 Security Documents. (a) On the Initial Borrowing Date the Company and each domestic Material Subsidiary shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F-1 and the U.K. Holding Company shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit F-2 (collectively, as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all of the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes or accompanied by executed and undated stock powers in the case of capital stock, and the Pledge Agreement shall be in full force and effect.

            (b) On the Initial Borrowing Date, the Company and each domestic Material Subsidiary shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit G (as modified, amended or supplemented from time to time in accordance, with the terms thereof and hereof, the "Security Agreement") covering all of the Security Agreement Collateral, together with:

            (A) executed copies of Financing Statements (Form UCC-1) or appropriate local equivalent in appropriate form for filing under the UCC or appropriate local equivalent of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Agreement;

            (B) certified copies of Requests for Information or Copies (Form UCC- 11), or equivalent reports, each of a recent date listing all effective financing statements that name MergerCo, the Company or any of their Domestic Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (A) above, together with copies of such financing statements that name MergerCo, the Company or any of their Domestic Subsidiaries as debtor (none of which shall cover the Collateral except (x) those with respect to which appropriate termination statements executed by the secured lender thereunder have been delivered to the Administrative Agent and (y) to the extent evidencing Permitted Liens);

            (C) delivery to the Collateral Agent of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement; and

            (D) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable, to perfect the security interests purported to be created by the Security Agreement have been taken;

and the Security Agreement shall be in full force and effect.

            (c) On the Initial Borrowing Date, (i) the Company and each of the domestic Material Subsidiaries, if any, other than the Receivables Subsidiary, shall have duly authorized, executed and delivered a Guaranty in the form of Exhibit H (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Guaranty"), and (ii) the Company and each of its domestic Material Subsidiaries, if any, other than the Receivables Subsidiary, shall have duly authorized, executed and delivered an Indemnity, Subrogation and Contribution Agreement in the form of Exhibit L (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Indemnity, Subrogation and Contribution Agreement").

            5.11 Fees and Expenses. The aggregate amount of all fees and expenses to be paid in connection with the Transaction shall not exceed $90,000,000.

            5.12 Mortgages; Title Insurance. (a) On the Initial Borrowing Date, the Collateral Agent shall have received fully executed counterparts of deeds of trust, mortgages and similar documents in each case in form and substance satisfactory to the Collateral Agent (as amended, modified or supplemented from time to time in accordance with the terms thereof and hereof, each a "Mortgage" and, collectively, the "Mortgages") with respect to each of the Mortgaged Properties, and arrangements reasonably satisfactory to the Collateral Agent shall be in place to provide that counterparts of such Mortgages shall be recorded on the Initial Borrowing Date in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority mortgage Lien, subject only to Permitted Encumbrances, on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors and, to the extent required under the Existing Senior Notes Indenture, the holders of the Existing Senior Notes.

            (b) On the Initial Borrowing Date, the Collateral Agent shall have received mortgagee title insurance policies (or binding commitments to issue such title insurance policies) issued by title insurers reasonably satisfactory to the Collateral Agent (the "Mortgage Policies") in amounts reasonably satisfactory to the Collateral Agent and assuring the Collateral Agent that the Mortgages are valid and enforceable first priority mortgage Liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances. Such Mortgage Policies shall be in form and substance reasonably satisfactory to the Collateral Agent and (i) shall include (to the extent available in the respective jurisdiction of each Mortgaged Property) an endorsement for future advances under this Agreement, the Notes and the Mortgages, and for such other matters that the Collateral Agent in its discretion may reasonably request, (ii) shall not include an exception for mechanics' liens, and (iii) shall provide for affirmative insurance and such reinsurance (including direct access agreements) as the Collateral Agent in its discretion may reasonably request.

            (c) On the Initial Borrowing Date (and to the extent deemed necessary by the Collateral Agent), the Collateral Agent shall have received surveys in form and substance reasonably satisfactory to the Collateral Agent of each Mortgaged Property designated as "owned" on
Schedule 6.20, dated a recent date reasonably acceptable to the Collateral Agent, certified in a manner reasonably satisfactory to the Collateral Agent by a licensed professional surveyor reasonably satisfactory to the Collateral Agent. At the time of the delivery of such surveys for such Mortgaged Properties, the Mortgage Policies with respect to such Mortgaged Properties shall be amended in a manner reasonably satisfactory to the Collateral Agent to remove therefrom any "survey exception" noted therein or cause the title company providing such Mortgage Policies to insure over the same in a manner reasonably satisfactory to the Collateral Agent.

            5.13 Existing Indebtedness Agreements; Shareholders'
Agreements; Management Agreements; Tax Allocation Agreements. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent copies, certified as true and correct by an appropriate officer of the Company, of:

            (a) all agreements evidencing or relating to the Existing Indebtedness that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Existing Indebtedness Agreements");

            (b) all agreements entered into by MergerCo, the Company or any of their Subsidiaries governing the terms and relative rights of its capital stock, and any agreements entered into by shareholders relating to any such entity with respect to their capital stock, in each case that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Shareholders' Agreements");

            (c) any material agreements (or the forms thereof) with members of, or with respect to, the management of the Company or any of its Subsidiaries that are to remain in effect after giving effect to the consummation of the Transaction (collectively, the "Management Agreements"); and

            (d) any tax sharing or tax allocation agreements entered into by the Company or any of its Subsidiaries (collectively, the "Tax Allocation Agreements");

all of which Existing Indebtedness Agreements, Shareholders' Agreements, Management Agreements and Tax Allocation Agreements shall be in form and substance reasonably satisfactory to the Administrative Agent and shall be in full force and effect on the Initial Borrowing Date.

            5.14 Solvency Opinions; Evidence of Insurance. On the Initial Borrowing Date, the Administrative Agent shall have received:

            (a) a solvency opinion from Valuation Research Corporation, addressed to the Agents and each of the Banks and dated the Initial Borrowing Date and supporting the conclusions that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, the Company (on a stand alone basis) and the Company and its Subsidiaries (on a consolidated basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their respective businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due; and

            (b) evidence of insurance complying with the requirements of
      Section 7.03 for the business and properties of the Company and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Administrative Agent and the Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without at least 30 days' (or 10 days' in the case of non-payment of premium) prior written notice by the insurer to the Collateral Agent.

            5.15 Pro Forma Balance Sheet. On or prior to the Initial Borrowing Date, there shall have been delivered to the Administrative Agent, an unaudited pro forma consolidated balance sheet of the Company and its Subsidiaries dated as of the date of the most recently available quarterly financial statements after giving effect to the Transaction and prepared in accordance with GAAP and the Banks shall be satisfied that such balance sheet is not materially inconsistent with the projections previously furnished to the Banks.

            5.16 Existing Indebtedness. On the Initial Borrowing Date and after giving effect to the Transaction and the Loans incurred on the Initial Borrowing Date, neither the Company nor any of its Subsidiaries shall have any preferred stock or Indebtedness (including any letters of credit) outstanding except for (a) the Loans, and Letters of Credit hereunder, (b) the Senior Subordinated Notes and (c) the Indebtedness shown on Schedule 6.23 or otherwise permitted pursuant to Section 8.04. On and as of the Initial Borrowing Date, the Administrative Agent and the Banks shall be satisfied with the terms and conditions of any preferred stock and the amount of and the terms and conditions of all Existing Indebtedness.

            5.17 Payment of Fees. On the Initial Borrowing Date, all costs, fees and expenses, and all other compensation contemplated by this Agreement, due to the Agents or the Banks (including, without limitation, legal fees and expenses) shall have been paid to the extent due.

            5.18 Notice of Borrowing; Letter of Credit Request. The Administrative Agent shall have received a Notice of Borrowing satisfying the requirements of Section 1.03 (or in the case of B/A Rate Loans, satisfying the requirements of Annex III) with respect to each incurrence of Loans; and the Administrative Agent and the Letter of Credit Issuer shall have received a Letter of Credit Request satisfying the requirements of Section 2.02 with respect to each issuance of a Letter of Credit (other than the Existing Letters of Credit).

            5.19 Equity Financing. On or prior to the Initial Borrowing Date, the Equity Financing shall have been consummated. In connection with the Equity Financing, the Investors, the largest of which will be THL Affiliates, shall own and control not less than a majority of the voting power of the capital stock of MergerCo and the Company and THL Affiliates shall have an economic interest of not less than $185,000,000 therein.

            5.20 Borrowings by Subsidiary Borrowers. The obligation of any Bank to make a Loan to any Subsidiary Borrower is subject to the satisfaction of the following further conditions:

            (a) receipt by the Administrative Agent of one or more opinions of counsel for such Subsidiary Borrower reasonably acceptable to the Administrative Agent, which taken together cover the matters set forth in Exhibit R hereto; and

            (b) receipt by the Administrative Agent of all documents which it may reasonably request relating to the existence of such Subsidiary Borrower, the corporate authority for and the validity of the Election to Participate of such Subsidiary Borrower, this Agreement and the Notes of such Subsidiary Borrower, and any other matters relevant thereto, all in form and substance reasonably satisfactory to the Administrative Agent.

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by each Credit Party to the Administrative Agent and each of the Banks that all of the applicable conditions specified above are satisfied as of the date of such Credit Event. All of the certificates, legal opinions and other documents and papers referred to in this Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at its Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts for each of the Banks and shall be satisfactory in form and substance to the Administrative Agent and the Banks.

            SECTION 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue and/or participate in the Letters of Credit provided for herein, each of the Borrowers makes the following representations, warranties and agreements with the Banks in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement, the making of the Loans and the issuance of the Letters of Credit (with the occurrence of each Credit Event being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct in all material respects on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date, in which case all representations and warranties specifically relating to an earlier date shall be true and correct in all material respects as of such earlier date):

            6.01 Corporate Status. Each of the Borrowers and each of the Company's Material Subsidiaries (i) is a duly organized and validly existing corporation (or, in the case of any Material Subsidiary that is not a corporation, other form of legal entity) in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and
(iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified and where the failure to be so qualified would have a Material Adverse Effect.

            6.02 Corporate Power and Authority. Each Credit Party has the corporate or other power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Document to which it is a party and each such Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party nor compliance by any Credit Party with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein,
(i) will materially contravene any applicable provision of any law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will materially conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets are bound or to which it may be subject, except for such conflicts, inconsistencies, breaches or defaults which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of the Company or any of its Subsidiaries.

            6.04 Litigation. Except as set forth on Schedule 6.04, there are no actions, suits or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, with respect to the Company or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of any Agent or the Banks or on the ability of any Credit Party to perform its respective obligations to the Agents or the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

            6.05 Use of Proceeds; Margin Regulations. (a) The proceeds of all Term Loans incurred on the Initial Borrowing Date, together with the proceeds from the initial sale of receivables under the Permitted Receivables Transaction, shall be utilized directly or indirectly (i) to finance a portion of the cash consideration to be paid in connection with the Recapitalization, (ii) to pay the fees and expenses incurred in connection therewith and (iii) to refinance existing Indebtedness of Fisher and its Subsidiaries in an amount not to exceed $125,000,000; provided that the proceeds of the U.K. A Term Loans shall be utilized solely to repay existing Indebtedness of the U.K. Borrower as provided in clause (iii) above.

            (b) The proceeds of all Loans (other than those referred to in paragraph (a) above) shall be utilized for working capital purposes and other general corporate purposes of the Company and its Subsidiaries; provided that the proceeds of Borrowings of Local Currency Loans by the U.K. Borrower shall be utilized for working capital purposes and other general corporate purposes of the U.K. Borrower. Letters of Credit shall be utilized solely in the ordinary course of business of the Company and its Subsidiaries.

            (c) Neither the making of any Loan, nor the use of the proceeds thereof, will violate the provisions of Regulation G, T, U or X of the Board and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock.

            6.06 Governmental Approvals. All orders, consents, approvals, licenses, authorizations, or validations of, or filings, recordings or registrations with, or exemptions by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, which may be required to authorize (i) the execution, delivery and performance by the Company or any Subsidiary of any Document or (ii) the legality, validity, binding effect or enforceability of any Document have been obtained or made (or have been prepared to be obtained or made).

            6.07 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            6.08 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            6.09 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of MergerCo, the Company or any of its Subsidiaries in writing to any Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time.

            6.10 Financial Condition, Financial Statements. (a) On and as of the Initial Borrowing Date, on a pro forma basis after giving effect to the Transaction and to all Indebtedness incurred, and to be incurred, and Liens created, and to be created, by each Credit Party in connection therewith, with respect to the Company and its Subsidiaries (on a consolidated basis) and of the Company (on a stand alone basis) (x) the sum of the assets, at a fair valuation, of each of the Company and its Subsidiaries (on a consolidated basis) and of the Company (on a stand alone basis) will exceed its debts, (y) it has not incurred nor intended to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature and (z) it will have sufficient capital with which to conduct its business. For purposes of this Section 6.10, "debt" means any liability on a claim, and "claim" means (i) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (b) The consolidated balance sheets of Fisher and its Subsidiaries at each of December 31, 1996 and September 30, 1997 and the related consolidated statements of income, stockholders' equity and cash flows of Fisher and its Subsidiaries for the fiscal year or nine-month period, as the case may be, ended as of said dates (which December 31, 1996 financial statements have been audited by Deloitte & Touche LLP and which September 30, 1997 financial statements have been certified by the chief financial officer of the Company), copies of which have heretofore been furnished to each Bank, are true and correct in all material respects and present fairly in all material respects the combined financial position of Fisher and its Subsidiaries at the dates of said statements and the results for the periods covered thereby. All such financial statements have been prepared in accordance with GAAP consistently applied except to the extent provided in the notes to said financial statements and subject, in the case of the September 30, 1997 statements, to normal year-end audit adjustments and the absence of footnotes.

            (c) Since December 31, 1996, except as set forth in the Disclosure Schedule to the Recapitalization Agreement or permitted or contemplated by the Recapitalization Agreement or publicly disclosed as of the Initial Borrowing Date, nothing has occurred that has had or could reasonably be expected to have a Material Adverse Effect.

            (d) Except as fully reflected in the financial statements described in Sections 5.15 and 6.10(b) and the Indebtedness incurred under this Agreement, there were as of the Initial Borrowing Date (and after giving effect to any Loans made on such date), no liabilities or obligations (excluding current obligations incurred in the ordinary course of business) with respect to the Company or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due), and neither the Company nor any of its Subsidiaries know of any basis for the assertion against the Company or any of its Subsidiaries of any such liability or obligation, which, either individually or in the aggregate, are or would be reasonably likely to have, a Material Adverse Effect.

            (e) The financial projections set forth on Schedule 6.10 (the "Projections"), which include the projected results of the Company and its Subsidiaries for the 5 years ended after the Initial Borrowing Date, are based on good faith estimates and assumptions made by the management of the Company believed reasonable at the time of execution of this Agreement, and on the Initial Borrowing Date such management believed that the Projections were reasonable and attainable, it being recognized by the Agents and the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections probably will differ from the projected results.

            6.11 Security Interests. On and after the Initial Borrowing Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations, a valid and enforceable (and, after being filed and recorded, perfected) security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that the Security Agreement Collateral, the Mortgaged Properties and the Collateral covered by the Additional Security Documents may be subject to Permitted Liens relating thereto), in favor of the Collateral Agent. No filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which will be prepared for filing and delivered to the Collateral Agent or which shall have been made on or prior to the Initial Borrowing Date as contemplated by Section 5.10(b) or on or prior to the execution and delivery thereof as contemplated by Sections 7.11, 7.12 and 8.15.

            6.12 Representations and Warranties in Other Documents. All representations and warranties of the Credit Parties set forth in the other Documents were true and correct in all material respects as of the time such representations and warranties were made and shall be true and correct in all material respects as of the Initial Borrowing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

            6.13 Transaction. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required to make or consummate the Transaction have been obtained, given, filed or taken or waived and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained) except where the failure to obtain, give, file, or take would not reasonably be expected to have a Material Adverse Effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by any Credit Party of their obligations under the Documents and all applicable laws. The Transaction has been consummated in accordance with the respective Documents and all applicable laws.

            6.14 Compliance with ERISA. (a) Except for any noncompliance, liabilities and obligations that would not individually or in the aggregate have a Material Adverse Effect: each Plan is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan; no Multiemployer Plan is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for a waiver of the minimum funding standard or an extension of any amortization period within the meaning of Section 412 of the Code during the five year period prior to the date on which this representation is made or deemed made with respect to any Plan; all contributions required to be made with respect to each Plan, Multiemployer Plan and Foreign Pension Plan have been timely made; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204
or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability (including any indirect, contingent or secondary liability) under any of the foregoing Sections with respect to any Plan (other than liabilities of any ERISA Affiliate which could not, by operation of law or otherwise, become a liability of the Company or any of its Subsidiaries); no proceedings have been instituted to terminate, or to appoint a trustee to administer, any Plan; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not result in a Material Adverse Effect; no lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any Retiree Welfare Plan.

            (b) Except for any noncompliance, liabilities and obligations that would not individually or in the aggregate have a Material Adverse
Effect: (i) any Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities and (ii) the Company and all of its Subsidiaries have performed all obligations to be performed in connection with any Foreign Pension Plan and any funding agreements therefor in a timely fashion. Neither the Company nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under any Foreign Pension Plan which is funded, determined as of the end of the most recently ended fiscal year of the Company on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan, and for any Foreign Pension Plan which is not funded, the obligations of such Foreign Pension Plan are properly accrued. To the extent required by applicable law, all Foreign Pension Plans are fully funded (using actuarial methods and assumptions which are consistent with valuations last filed with applicable Governmental Authorities and which are consistent with generally accepted actuarial principles), except for any under-funding which could not reasonably be expected to have a Material Adverse Effect.

            6.15 Capitalization. On the Initial Borrowing Date and after giving effect to the Transaction and the other transactions contemplated hereby, the authorized and issued capital stock of the Company shall be as set forth on Schedule 6.15. All outstanding shares of capital stock of the Company have been duly and validly issued, and are fully paid and nonassessable. On the Initial Borrowing Date and after giving effect to the Transaction, the Company does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except as set forth on Schedule 6.15.

            6.16 Subsidiaries. (a) Prior to the consummation of the Transaction (i) MergerCo has no direct Subsidiaries and (ii) the Company has no Subsidiaries other than as set forth on Schedule 6.16; and

            (b) On and as of the Initial Borrowing Date and after giving effect to the consummation of the Transaction, MergerCo shall have been merged into the Company in accordance with the Recapitalization Documents and the Company shall have no Subsidiaries other than the Subsidiaries listed on Schedule 6.16 as Subsidiaries remaining after the Initial Borrowing Date. Schedule 6.16 correctly sets forth, as of the Initial Borrowing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of the Company in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof and whether such Subsidiary is a Domestic Subsidiary or Foreign Subsidiary and whether such Subsidiary is a Material Subsidiary.

            6.17 Intellectual Property. Each of the Company and each of its Subsidiaries owns or holds, free from Liens, a valid license or otherwise has the right to use all the patents, trademarks, service marks, trade names, technology, know-how and formulas or other rights with respect to the foregoing that are used in the operation of the business of the Company and each of its Subsidiaries as presently conducted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

            6.18 Compliance with Statutes, etc. The Company and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Property or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Property or the operations of the Company or any of its Subsidiaries), except such non-compliance as is not likely to, individually or in the aggregate, have a Material Adverse Effect.

            6.19 Environmental Matters. (a) Each of the Company and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Company, past or threatened Environmental Claims against the Company or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned or operated by the Company or any of its Subsidiaries or, to the best knowledge of the Company, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or any of its Subsidiaries under any applicable Environmental Law.

            (b) Hazardous Materials have not at any time been generated, treated or stored on, or transported to or from, any Real Property owned or operated by the Company or any of its Subsidiaries where such generation, use, treatment or storage has violated any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Company or any of its Subsidiaries in a manner that have formed or would reasonably be expected to form the basis for an Environmental Claim against the Company or any of its Subsidiaries.

            (c) Notwithstanding anything to the contrary in this Section 6.19, the representations made in this Section 6.19 shall only be untrue if the aggregate effect of all conditions, failures, noncompliances, Environmental Claims, Releases and presence of underground storage tanks, in each case of the types described above, would reasonably be expected to have a Material Adverse Effect.

            (d) The representations and warranties in this Section 6.19 and Section 6.18 are the sole and exclusive representations and warranties in this Agreement relating to environmental matters.

            6.20 Properties. All Real Property owned by the Company or any of its Subsidiaries and all material Leaseholds leased by the Borrower or any of its Subsidiaries, in each case as of the Initial Borrowing Date and after giving effect to the Transaction, and the nature of the interest therein, is correctly set forth in Schedule 6.20. Each of the Company and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property reflected in Schedule 6.20 or in the financial statements referred to in Section 6.10(b) (in each case, except as disposed of after the Initial Borrowing Date in accordance with this Agreement), free and clear of all Liens, other than Permitted Liens.

            6.21 Labor Relations. Neither the Company nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any other applicable Government Authority, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Company or any of its Subsidiaries or, to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries and (iii) to the best knowledge of the Company, no union representation question existing with respect to the employees of the Company or any of its Subsidiaries and, to the best knowledge of the Company, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect.

            6.22 Tax Returns and Payments. All domestic and foreign Federal, material state, provincial and other material returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries have been timely filed (taking into account all extensions of due dates) with the appropriate taxing authority. The Returns accurately reflect all material liabilities for taxes of the Company and its Subsidiaries for the periods covered thereby. The Company and each of its Subsidiaries have paid all taxes payable by them other than immaterial taxes and other taxes which are not yet due and payable, and other than taxes contested in good faith and for which adequate reserves have been established in accordance with GAAP. Except as disclosed in the financial statements referred to in Section
6.10 (b) and in Schedule 3.12 of the Recapitalization Agreement, there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company, threatened by any authority regarding any material taxes relating to the Company or any of its Subsidiaries. As of the Initial Borrowing Date, and except as disclosed in Schedule 3.12 of the Recapitalization Agreement, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of material taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither the Company nor any of its Subsidiaries has provided, with respect to themselves or property held by them, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction and the other transactions contemplated hereby.

            6.23 Existing Indebtedness. Schedule 6.23 sets forth a true and complete list of all Indebtedness of the Company and its Subsidiaries as of the Initial Borrowing Date and which is to remain outstanding after giving effect to the Transaction and the incurrence of Loans on such date (excluding the Loans and the Letters of Credit, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt.

            6.24 Outstanding Letters of Credit. Schedule 6.24 accurately and completely describes each letter of credit outstanding immediately prior to the Effective Date and issued for the account of the Company and its Subsidiaries.

            6.25 Senior Subordinated Notes. On and after the issuance thereof, the subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Company, the respective Guarantors and the holders thereof, and all Obligations and Guaranteed Obligations (as defined herein and in the Guaranty) are within the definition of "Senior Indebtedness" or "Guarantor Senior Indebtedness," as the case may be, included in such subordination provisions.

            SECTION 7. Affirmative Covenants. The Company hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have either been
(a) cash collateralized in a manner reasonably satisfactory to the Letter of Credit Issuer or (b) backstopped by a letter of credit or other security acceptable to the Letter of Credit Issuer) or Notes are outstanding and the Loans and Unpaid Drawings, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

            7.01 Information Covenants. The Company will furnish to the Administrative Agent (with copies sufficient for each Bank):

            (a) Quarterly Financial Statements. Within the earlier of (A) 50 days after the close of each quarterly accounting period in each fiscal year of the Company or (B) one Business Day following the filing of such quarterly financial statements with the SEC, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Company that they fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes;

            (b) Annual Financial Statements. (i) Within the earlier of
      (A) 100 days after the close of each fiscal year of the Company or
      (B) one Business Day following the filing of such annual financial statements with the SEC, the consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year and setting forth comparative consolidated figures for the preceding fiscal year and certified by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be reasonably acceptable to the Administrative Agent, in each case to the effect that such statements fairly present the financial condition of the Company and its Subsidiaries as of the dates indicated and the results of their operations and changes in cash flows, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, no Default or Event of Default which has occurred and is continuing has come to their attention, or if such a Default or an Event of Default has come to their attention a statement as to the nature thereof; and

            (ii) Within 100 days after the close of each fiscal year of the Company, a schedule setting forth the calculation of Consolidated EBITDA for such fiscal year; all of which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer of the Company that they fairly present the information contained therein for the periods indicated;

            (c) Officer's Certificates. At the time of the delivery of the financial statements provided for in Section 7.01(a) and (b), a certificate of the chief financial officer or other Authorized Officer of the Company to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth the calculations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Sections 8.09 through and including 8.12, as at the end of such fiscal quarter or year, as the case may be (including a schedule setting forth the calculations with respect to compliance of such sections, which shall be in reasonable detail and certified by the chief financial officer or other Authorized Officer). In addition, at the time of the delivery of the financial statements provided for in Section 7.01(b)(i), a certificate of the chief financial officer or other Authorized Officer of the Company setting forth
      (i) the amount of, and calculations required to establish the amount of, Excess Cash Flow for the Excess Cash Flow Period ending on the last day of the respective fiscal year and (ii) the calculations required to establish whether the Company was in compliance with Section 4.02(A)(c) for the respective fiscal year;

            (d) Notice of Default or Litigation. Promptly, and in any event within three Business Days (or 10 Business Days in the case of clause (y) below) after any officer of the Company obtains knowledge thereof, notice of (x) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and
      (y) the commencement of, or threat of, or any significant development in, any litigation or governmental proceeding pending against the Company or any of its Subsidiaries (i) in which the amount involved is $10,000,000 or more or (ii) where there is a reasonable possibility of an adverse determination and which is likely to have a Material Adverse Effect, or a material adverse effect on the ability of any Credit Party to perform its respective obligations hereunder or under any other Credit Document;

            (e) Auditors' Reports. Promptly upon receipt thereof, a copy of each final report or "management letter", if any, submitted to the Company or any of its Subsidiaries by its independent accountants in connection with any annual, interim or special audit made by them of the books of the Company of any of its Subsidiaries;

            (f) Environmental Matters. Promptly after obtaining knowledge of any of the following, written notice of:

                  (i) any pending or threatened material Environmental
            Claim against the Company or any of its Subsidiaries or any Real Property owned or operated by the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect; and

                  (ii) any condition or occurrence on any Real Property
            owned or operated by the Company or any of its Subsidiaries that (x) results in material noncompliance by the Company or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of a material Environmental Claim against the Company or any of its Subsidiaries or any such Real Property but only where such condition or occurrence could reasonably be expected to have a Material Adverse Effect; and

                  (iii) any condition or occurrence on any Real Property
            owned or operated by the Company or any of its Subsidiaries that could reasonably be anticipated to result in any liability under Environmental Law, but only where such condition or occurrence could reasonably be expected to have a Material Adverse Effect.

      All such notices shall describe in reasonable detail the nature of the Environmental Claim, investigation, condition or occurrence and the Company's response thereto. In addition, the Company agrees to provide the Banks with copies of all material written communications by the Company or any of its Subsidiaries with any Person (other than its counsel), or Governmental Authority relating to any of the matters set forth in clauses (i)-(iii) above, and such detailed reports relating to any of the matters set forth in clauses (i)-(iii) above as may reasonably be requested by the Administrative Agent or the Required Banks; and

            (g) Other Information. Promptly upon transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the Company or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the Company or any of its Subsidiaries shall send generally to analysts, the holders of their capital stock or of the Senior Subordinated Notes in their capacity as such holders (in each case to the extent not theretofore delivered to the Banks pursuant to this Agreement) and, with reasonable promptness, such other information or documents (financial or otherwise) as the Administrative Agent on its own behalf or on behalf of the Required Banks may reasonably request from time to time.

            7.02 Books, Records and Inspections. The Company will, and will cause each of its Subsidiaries to, permit, upon two Business Days' prior notice to the chief financial officer or other Authorized Officer of the Company (except when a Default or Event of Default has occurred and is continuing, in which case, no notice shall be required), officers and designated representatives of any Agent or any Bank (after notice to, and coordination with, the Administrative Agent) (at the expense of the applicable Agent or Bank, except when a Default or Event of Default has occurred and is continuing, in which case the Company shall pay such expenses), to visit and inspect any of the properties or assets of the Company and any of its Subsidiaries in whomsoever's possession, and to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, their officers and independent accountants, all at such reasonable times and to such reasonable extent as any Agent or any Bank may desire, provided that all such visits and inspections by each Bank shall be limited to one such inspection and visit per Bank in each year (except when a Default or Event of Default has occurred and is continuing, in which case there shall be no limitations on such inspections and visits).

            7.03 Insurance. The Company will, and will cause each of its Subsidiaries to, at all times from and after the Effective Date maintain in full force and effect insurance with reputable and solvent insurance carriers in such amounts, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice, and shall furnish to the Administrative Agent upon written request full information as to the insurance so carried.

            7.04 Payment of Taxes. The Company and each of its Subsidiaries will file all income tax returns and other material tax returns required to be filed by it, and pay and discharge all tax liabilities reflected thereon, and will cause each of its Subsidiaries to pay and discharge, all other taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 8.03(a) or charge upon any properties of the Company or any of its Subsidiaries; provided that neither the Company nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim (i) which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP, or (ii) where the failure to pay such tax, assessment, charge, levy or claim would not result in a Material Adverse Effect.

            7.05 Corporate Franchises. The Company will do, and will cause each of its Material Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect (a) its existence and (b) except where the failure to do so would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party or its rights, franchises and authority to do business; provided, however, that any transaction permitted by Section 8.02 will not constitute a breach of this Section 7.05.

            7.06 Compliance with Statutes, etc. The Company will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls) except for such noncompliance as would not have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

            7.07 Compliance with Environmental Laws. (a) The Company will pay, and will cause each of its Subsidiaries to pay, all costs and expenses incurred by it in keeping in compliance with all Environmental Laws, and will keep or cause to be kept all Real Properties owned or operated by the Company or any of its Subsidiaries free and clear of any Liens imposed pursuant to such Environmental Laws; and (b) neither the Company nor any of its Subsidiaries will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of, Hazardous Materials on any Real Property owned or operated by the Company or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, unless the failure to comply with the requirements specified in clause (a) or (b) above, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. If the Company or any of its Subsidiaries, or any tenant or occupant of any Real Property owned or operated by the Company or any of its Subsidiaries, cause or permit any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the Company agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, without any expense to the Banks, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, provided that neither the Company nor any of its Subsidiaries shall be required to comply with any such order or directive which is being contested in good faith and by proper proceedings so long as it has maintained adequate reserves with respect to such compliance to the extent required in accordance with GAAP.

            7.08 ERISA. As soon as possible and, in any event, within 10 days after the Company or any Subsidiary of the Company or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events to the extent that one or more of such events is reasonably likely to result in a liability to any one or more of the Company and its Subsidiaries in an aggregate amount in excess of $10,000,000, the Company will deliver to each of the Banks a certificate of the chief financial officer or other Authorized Officer of the Company setting forth details as to such occurrence and the action, if any, which the Company, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred, that an accumulated funding deficiency has been incurred or an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under
Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan, Multiemployer Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings may be or have been instituted by the PBGC to terminate or appoint a trustee to administer a Plan; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; that the Company, any Subsidiary of the Company or any ERISA Affiliate will or could reasonably be expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under
Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409, 502(i) or 502(l) of ERISA; or that the Company or any Subsidiary of the Company has or may incur any material liability under any Retiree Welfare Plan or Foreign Pension Plan. At the request of any Bank, the Company will deliver to such Bank a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of annual reports and any notices received by the Company or any Subsidiary of the Company or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than 10 days after the date such report has been filed with the Internal Revenue Service or received by the Company or the Subsidiary or the ERISA Affiliate. The Company and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtains or retains (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing is not reasonably likely to result in a Material Adverse Effect.

            7.09 Good Repair. The Company will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used in its business are kept in good repair, working order and condition, normal wear and tear and damage by casualty excepted, and, subject to Section 8.09, that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner consistent with prior practice.

            7.10 End of Fiscal Years; Fiscal Quarters. The Company will, for financial reporting purposes, cause (i) each of its, and each of its Subsidiaries', fiscal years to end on FYE of each year and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on FQE1, FQE2, FQE3 and FYE of each year.

            7.11 Additional Security; Further Assurances. (a) The Company will, and will cause each of its Material Subsidiaries to, grant, to the extent permitted by applicable law, to the Collateral Agent security interests and mortgages in such assets and properties of the Company and its Material Subsidiaries as are not covered by the original Security Documents, and as may be requested from time to time by the Administrative Agent or the Required Banks (collectively, and as may be amended, modified or supplemented from time to time, the "Additional Security Documents") except for Receivables of the Company and its Subsidiaries which are sold pursuant to the Permitted Receivables Financing. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents (it being understood that perfection of Liens on intellectual property shall not be required outside the United States) and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Company.

            (b) The Company will, and will cause each of its Subsidiaries to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Company shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure themselves that this Section 7.11 has been complied with.

            (c) If the Administrative Agent or the Required Banks determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of the Company and its Subsidiaries constituting Collateral, the Company shall provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989 and which shall be in form and substance reasonably satisfactory to the Administrative Agent.

            (d) The Company agrees that each action required above by this Section 7.11 shall be completed within 90 days after such action is either requested to be taken by the Administrative Agent or the Required Banks or required to be taken by the Company and its Subsidiaries pursuant to the terms of this Section 7.11, provided that in no event shall the Company be required to take any action, other than using its reasonable commercial efforts, to obtain consents from third parties with respect to its compliance with this Section 7.11.

            7.12 Foreign Subsidiaries Security. (a) If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or, promulgated thereunder, counsel for the Company reasonably acceptable to the Administrative Agent does not within 60 days after a written request from the Administrative Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Administrative Agent and the Company, with respect to any Foreign Subsidiary of the Company which has not already had all of its stock pledged pursuant to the Pledge Agreement that (i) a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, and (y) of any Promissory note issued by such Foreign Subsidiary to the Company or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a security agreement in substantially the form of the Security Agreement and (iii) the entering into by such Foreign Subsidiary of a guaranty in substantially the form of the Guaranty, in any such case would cause all or any portion of the undistributed earnings of such Foreign Subsidiary as determined for Federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for Federal income tax purposes or otherwise would have any adverse effect on the Company with respect to Taxes, then in the case of a failure to deliver the evidence described in clause (i) above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed), and in the case of a failure to deliver the evidence described in clause (ii) above, such Foreign Subsidiary shall execute and deliver the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of the Borrowers under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement and, in the event the Guaranty shall have been executed by such Foreign Subsidiary, the obligations of such Foreign Subsidiary thereunder, and in the case of a failure to deliver the evidence described in clause (iii) above, such Foreign Subsidiary shall execute and deliver the Guaranty (or another guaranty in substantially similar form, if needed), guaranteeing the Obligations of the Borrowers under the Credit Documents and under any Interest Rate Protection Agreement or Other Hedging Agreement, in each case to the extent that the entering into such Security Agreement or Guaranty is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 7.13 to be in form and substance reasonably satisfactory to the Administrative Agent.

            (b) Any portion of the Revolving Credit Facility borrowed by any Foreign Subsidiary of the Company will be secured (i) by a pledge of such Foreign Subsidiary's outstanding capital stock or any promissory note so issued by such Foreign Subsidiary (in each case not theretofore pledged pursuant to the Pledge Agreement) for the benefit of the Secured Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially similar form, if needed) and (ii) by executing and delivering the Security Agreement (or another security agreement in substantially similar form, if needed), granting the Secured Creditors a security interest in all of such Foreign Subsidiary's assets and securing the Obligations of such Foreign Subsidiary under the Credit Documents.

            SECTION 8. Negative Covenants. The Company hereby covenants and agrees that as of the Effective Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated, no Letters of Credit (other than Letters of Credit, together with all Fees that have accrued and will accrue thereon through the stated termination date of such Letters of Credit, which have either been (a) cash collateralized in a manner reasonably satisfactory to the Letter of Credit Issuer or (b) backstopped by a letter of credit or other security acceptable to the Letter of Credit Issuer) or Notes are outstanding and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 12.13 which are not then due and payable) incurred hereunder, are paid in full:

            8.01 Changes in Business. (a) The Company and its Subsidiaries (other than the Receivables Subsidiary) will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Subsidiaries are engaged on the Initial Borrowing Date; and (b) the Receivables Subsidiary will not engage in any business other than the purchase and sale or other transfer of Receivables (or participation interests therein) in connection with any Permitted Receivables Financing, together with activities directly related thereto.

            8.02 Consolidation, Merger, Sale or Purchase of Assets, etc. The Company will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets (other than inventory in the ordinary course of business), or enter into any partnerships, joint ventures or sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and databases in the ordinary course of business) of any Person, except that the following shall be permitted:

            (a)  the consummation of the Merger and Recapitalization;

            (b) the Company and its Subsidiaries may, as lessee, enter into operating leases in the ordinary course of business with respect to real or personal property;

            (c) Capital Expenditures by the Company and its Subsidiaries to the extent not in violation of Section 8.09;

            (d)  the advances, investments and loans permitted pursuant to
      Section 8.06;

            (e) the Company and its Subsidiaries may sell assets, provided that (i) the aggregate sale proceeds from all assets subject to such sales pursuant to this clause (e) (other than in the ordinary course of business, the Net Cash Proceeds of which are not required to be applied to the making of mandatory prepayments pursuant to the last sentence of Section 4.02(A)(c)) shall not exceed $25,000,000 in any fiscal year of the Company and (ii) the Net Cash Proceeds from sales described in (i) above are either applied to repay Term Loans as provided in Section 4.02(A)(c) or reinvested in replacement assets to the extent permitted by Section 4.02(A)(c); provided further that the Net Cash Proceeds from the sale of warehouses, customer service and other administrative facilities shall be excluded from the limitations set forth in clause (i) above to the extent such sales (A) would not result in a Material Adverse Effect, (B) shall be made for fair market value and (C) the Net Cash Proceeds from such sales are applied to repay Term Loans as provided in Section 4.02(A)(c) ;

            (f) the Company and its Subsidiaries may sell other assets, provided that the aggregate sale proceeds from all such asset sales pursuant to this clause (f) does not exceed $1,000,000 in any fiscal year of the Borrower;

            (g) the Company and its Subsidiaries may sell or discount, in each case without recourse (other than customary representations, warranties and retained interests), Receivables to the Receivables Subsidiary, and the Receivables Subsidiary may sell Receivables or an undivided interest therein to any other Person, pursuant to any Permitted Receivables Financing, and convert or exchange Receivables into or for notes receivable in connection with the compromise or collection thereof;

            (h) the Company and its Subsidiaries may sell or exchange any item of equipment, so long as the purpose of each such sale or exchange is to acquire (and results within 360 days before or after such sale or exchange in the acquisition of) replacement items of equipment which are the functional equivalent of the item of equipment so sold or exchanged;

            (i) the Company and its Subsidiaries may, in the ordinary course of business, license patents, trademarks, servicemarks, trade names, technology, know-how and formulas or other rights to third Persons and to one another, so long as each such license is permitted to be assigned by the Company or any of its Subsidiaries pursuant to the Security Agreement (to the extent that a security interest in such patents, trademarks, servicemarks, trade names, technology, know-how and formulas or other rights is granted thereunder) and does not otherwise prohibit the granting of a Lien by the Company or any of its Subsidiaries pursuant to the Security Agreement in the intellectual property covered by such license;

            (j) any Subsidiary of the Company may be merged or consolidated with or into the Company (provided that the Company shall be the continuing or surviving corporation) or with or into any one or more wholly owned Subsidiary Guarantors (provided that the wholly owned Subsidiary or Subsidiaries shall be the continuing or surviving company);

            (k) any wholly owned Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Subsidiary Guarantor;

            (l) so long as no Default or Event of Default then exists or would result therefrom, the Company and its Wholly-Owned Subsidiaries may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (l), a "Permitted Acquisition"), provided that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 8.01,
      (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes a Wholly-Owned Subsidiary of the Company or (B) such Person is merged with and into a Wholly-Owned Subsidiary of the Company (with such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 8.15 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 8.03 or 8.04., as the case may be, and (iv) the Company and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 8.09, 8.10, 8.11 and 8.12 ; provided further that if such acquisition is structured as a stock acquisition, the Person so acquired shall not be required to become a Wholly-Owned Subsidiary or to be merged into a Wholly-Owned Subsidiary as required by clause (ii) above if (A) such Person so acquired becomes a Subsidiary and (B) the aggregate consideration for, and other investments in, all Subsidiaries so acquired since the date of this Agreement that are not Wholly-Owned Subsidiaries shall not exceed $50,000,000;

            (m) leases or subleases granted by the Company or any of its Subsidiaries to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries;

            (n) any Subsidiary that is not a Material Subsidiary and is not a Borrower may liquidate or dissolve; and

            (o) the Company and its Subsidiaries may sell, transfer or otherwise dispose of all or a portion of the Fisher Technology Group, including, but not limited to, an initial public offering of stock in one or more of the entities comprising the Fisher Technology Group; provided that the following conditions shall be satisfied in connection with each such sale or offering: (i) at the time thereof and after giving effect thereto the assets and properties comprising the Fisher Technology Group or applicable portion thereof (including the assets and properties of each Person included therein) shall include only those assets and properties comprising the Fisher Technology Group prior to the date of this Agreement and any assets and properties acquired by the Fisher Technology Group in the ordinary course of its business subsequent to the date of this Agreement; (ii) at the time thereof and after giving effect thereto no Person included in the Fisher Technology Group or applicable portion thereof shall be a party to or otherwise bound by any contract or other transaction involving the Company or any other Subsidiary that would not be permitted under
      Section 8.08 if entered into at such time (determined on the basis that such Person is an Affiliate); and (iii) after giving effect thereto neither the Company nor any Subsidiary thereof shall be obligated upon any Indebtedness to or of any Person included in the Fisher Technology Group or applicable portion thereof.

To the extent the Required Banks waive the provisions of this Section
8.02 with respect to the sale or other disposition of any Collateral (other than to the Company or a Subsidiary), or any Collateral is sold or otherwise disposed of as permitted by this Section 8.02 (other than to the Company or a Subsidiary), such Collateral in each case shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in order to effectuate the release and discharge of such Liens as to such Collateral.

            8.03 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or Intangible) of the Company or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the Company or any of its Subsidiaries) or assign any right to receive income, except for the following (collectively, the "Permitted Liens"):

            (a) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

            (b) Liens in respect of property or assets of the Company or any of its Subsidiaries imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers', warehousemen's and mechanics' Liens, statutory landlord's Liens, and other similar Liens arising in the ordinary course of business, and which either
      (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

            (c) Liens created by or pursuant to this Agreement and the Security Documents;

            (d) Liens in existence on the Initial Borrowing Date which are listed, and the property subject thereto described, in Schedule 8.03; provided that such Liens shall secure only those obligations which they secure on the date hereof and extensions, renewals and replacements thereof do not increase the outstanding principal amount thereof;

            (e) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 9.09;

            (f) Liens incurred or deposits made (x) in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money); and (y) to secure the performance of leases of Real Property, to the extent incurred or made in the ordinary course of business;

            (g) licenses, sublicenses, leases or subleases granted to third Persons not interfering in any material respect with the business of the Company or any of its Subsidiaries;

            (h) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

            (i) Liens arising from precautionary UCC financing statements regarding operating leases permitted by this Agreement;

            (j) any interest or title of a licensor, lessor, sublicensor or sublessor under any license or lease permitted by this Agreement;

            (k) Liens created pursuant to Capital Leases permitted pursuant to Section 8.04(e);

            (1)  Permitted Encumbrances;

            (m) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Initial Borrowing Date, provided that (i) any such Liens attach only to the assets so purchased, (ii) the Indebtedness secured by any such Lien does not exceed 100%, nor is less than 70%, of the lesser of the fair market value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (iii) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 8.04(e);

            (n) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Company in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 8.04(j), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Company or any of its Subsidiaries;

            (o) additional Liens incurred by the Company and its Subsidiaries so long as the value of the property subject to such Liens, and the Indebtedness and other obligations secured thereby, do not exceed $30,000,000 in the aggregate at any time;

            (p) Liens on Receivables sold or financed in connection with any Permitted Receivables Financing permitted by this Agreement;

            (q) Liens securing obligations under Interest Rate Protection Agreements and Other Hedging Agreements established with any Bank; and

            (r) Liens arising under Environmental Laws which are being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP.

            8.04 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (a) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (b) Existing Indebtedness outstanding on the Initial
      Borrowing Date and listed on Schedule 6.23; provided that any subsequent extension, renewal or refinancing thereof does not increase the outstanding principal amount thereof;

            (c) Indebtedness of the Company and the Guarantors incurred under one or more Senior Subordinated Note Indentures and Senior Subordinated Notes and the other Senior Subordinated Note Documents delivered in connection therewith; provided that (A) all of the terms and conditions (and the documentation) of the Senior Subordinated Notes (including, without limitation, the issuer, amortization, maturities, interest rates, limitations on cash interest payable, covenants, defaults, remedies, sinking fund provisions, subordination provisions and other terms), taken as a whole, are not materially less favorable to the Company, (B) the subordination provisions are not less favorable to the Banks, than those described in the Offering Memorandum dated January 13, 1998, relating to the Senior Subordinated Notes and (C) the aggregate principal amount of outstanding Senior Subordinated Notes under the Senior Subordinated Note Indenture shall not exceed $400,000,000 at any time plus, in the case of the Senior Subordinated Notes, the amount of additional Senior Subordinated Notes issued to pay interest in lieu of payment of interest in cash;

            (d) Indebtedness under Interest Rate Protection Agreements entered into to protect the Company against fluctuations in interest rates in respect of the Obligations;

            (e) Capitalized Lease Obligations and Indebtedness of the Company and its Subsidiaries representing the purchase price (or financing of the purchase price within 90 days before or after the respective purchase) of assets acquired after the Initial Borrowing Date and secured by purchase money Liens permitted under Section 8.03(m), provided that (i) all such Capitalized Lease Obligations are permitted under Section 8.09, and (ii) the sum of (x) the aggregate Capitalized Lease Obligations outstanding at any time plus (y) the aggregate principal amount of such purchase money Indebtedness outstanding at such time shall not exceed $60,000,000;

            (f) Indebtedness constituting Intercompany Loans to the extent permitted by Section 8.06(h);

            (g) Indebtedness under Other Hedging Agreements (provided that such Agreements shall be non-speculative) providing protection against fluctuations in currency values in connection with the Company's or any of its Subsidiaries' operations so long as management of the Company or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities;

            (h) Indebtedness of Foreign Subsidiaries to the Company or any of its Domestic Subsidiaries as a result of any investment made pursuant to Section 8.06(l);

            (i) Indebtedness consisting of guaranties (x) by the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred by Wholly-Owned Domestic Subsidiaries of the Company, (y) by Domestic Subsidiaries of the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred by the Company or other Wholly-Owned Domestic Subsidiaries of the Company, and (z) by Foreign Subsidiaries of the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred by other Wholly-Owned Foreign Subsidiaries of the Company; provided that the aggregate principal amount of Indebtedness permitted by this clause
      (i) shall not exceed $80,000,000 at anytime outstanding;

            (j) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (i) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (ii) the Company and its Subsidiaries are in compliance, on a pro forma basis after giving effect to such Permitted Acquisition, with the covenants contained in Sections 8.09, 8.10, 8.11 and 8.12;

            (k) additional Indebtedness of the Company and its Subsidiaries not otherwise permitted hereunder not exceeding $30,000,000 in aggregate principal amount at any time outstanding;

            (l) Indebtedness of the Company and its Subsidiaries incurred pursuant to any Permitted Receivables Financing; and

            (m) Indebtedness constituting local loans from local lenders in jurisdictions outside the United States; provided that (i) the entire outstanding principal amount of such loans are backed by Letters of Credit as permitted under Section 2.01(a)(iii) and (ii) the sum of the aggregate principal amount of such loans plus the aggregate principal amount of all Indebtedness resulting from guaranties permitted under clause (i) of this Section 8.04 shall not exceed $60,000,000 at any time.

            8.05 Designated Senior Debt. The Company will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations) as "Designated Senior Indebtedness" for purposes of, and as defined in, the Senior Subordinated Note Documents.

            8.06 Advances, Investments and Loans. The Company will not, and will not permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash, Cash Equivalents or Foreign Cash Equivalents, except:

            (a) the Company and its Subsidiaries may invest in cash and Cash Equivalents, and Foreign Subsidiaries of the Company may invest in Foreign
      Cash Equivalents;

            (b) the Company and its Subsidiaries may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables and extensions of payment in the ordinary course of business consistent with past practices) of the Company or such Subsidiary;

            (c) the Company and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (d) Interest Rate Protection Agreements entered into in compliance with Section 8.04(d) shall be permitted;

            (e) advances, loans and investments in existence on the Initial Borrowing Date and listed on Schedule 8.06 shall be permitted, without giving effect to any additions thereto or replacements thereof;

            (f) (i) the Company may acquire and hold obligations of one or more officers or other employees of the Company or its Subsidiaries in connection with such officers' or employees' acquisition of shares of the Company Common Stock so long as no cash is paid by the Company or any of its Subsidiaries in connection with the acquisition of any such obligations, (ii) the Company may extend loans to officers and employees of the Company and its Subsidiaries on or after the date on which any such officers and employees exercise their options to purchase capital stock of the Company issued to them in connection with the Transaction so long as the proceeds of such loans are required to be promptly used by such officers and employees to pay taxes payable by them as a result of such exercise and (iii) investments consisting of loans by the Company or its Subsidiaries to employees of the Company or its Subsidiaries made solely for the purpose of funding purchases by such employees of Company Common Stock; provided that the aggregate principal amount at any time outstanding of the obligations and loans extended pursuant to clauses (i), (ii) and (iii) shall not exceed $10,000,000;

            (g) deposits made in the ordinary course of business to secure the performance of leases shall be permitted;

            (h) the Company may make intercompany loans and advances to any of its Subsidiaries and any Subsidiary of the Company may make intercompany loans and advances to the Company or any other Subsidiary of the Company (collectively, "Intercompany Loans"), provided that (w) at no time shall the aggregate outstanding principal amount of all Intercompany Loans made to non- Subsidiary Guarantors pursuant to this clause (h) when added to the aggregate amount of investments made after the Initial Borrowing Date in the capital stock of non-Subsidiary Guarantors pursuant to clause (l) below exceed $80,000,000 (determined without regard to any write-downs or write-offs of such loans and advances), (x) each Intercompany Loan made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary to the Company or a Wholly-Owned Domestic Subsidiary of the Company shall contain the subordination provisions set forth on Exhibit I, (y) each Intercompany Loan shall be evidenced by an Intercompany Note and (z) each such Intercompany Note (other than (1) Intercompany Notes issued by Foreign Subsidiaries of the Company to the Company or any of its Domestic Subsidiaries and (2) Intercompany Notes held by Foreign Subsidiaries of the Company, in each case except to the extent provided in Section 7.12) shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

            (i) loans and advances by the Company and its Subsidiaries to employees of the Company and its Subsidiaries for moving and travel expenses and other similar expenses, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances), shall be permitted;

            (j) Other Hedging Agreements entered into in compliance with
      Section 8.04(g) shall be permitted;

            (k)  Permitted Acquisitions shall be permitted;

            (l) the Company and its Subsidiaries may own the capital stock of their respective Subsidiaries created or acquired in accordance with the terms of this Agreement; provided that the aggregate amount of investments in the capital stock of non-Subsidiary Guarantors under this clause (l) (excluding such equity investments in such Subsidiaries existing on the Initial Borrowing Date) when added to the aggregate outstanding principal amount of all Intercompany Loans made to non-Subsidiary Guarantors pursuant to clause (h) above shall not exceed in the aggregate at any time outstanding $80,000,000;

            (m)  the Recapitalization;

            (n) investments by the Company or any Subsidiary in (i) the Capital Stock of the Receivables Subsidiary and (ii) other interests in the Receivables Subsidiary, in each case to the extent determined by the Company in its judgment to be reasonably necessary in connection with or required by the terms of the Permitted Receivables Financing; and

            (o) The Company and its Subsidiaries may invest in Persons primarily engaged in businesses which are the same, similar, related or ancillary to any of the businesses in which the Company and its Subsidiaries are primarily engaged in on the Initial Borrowing Date; provided that the aggregate amount of all such investments shall not exceed $50,000,000.

            8.07 Dividends, etc. The Company will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in common stock of the Company or any such Subsidiary, as the case may be) or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), or set aside any funds for any of the foregoing purposes, and the Company will not permit any of its Subsidiaries to purchase or otherwise acquire for consideration any shares of any class of the capital stock of the Company or any Subsidiary, as the case may be, now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock) (all of the foregoing "Dividends"), except that:

            (a) (i) any Subsidiary of the Company may pay Dividends to the Company or any Wholly-Owned Subsidiary of the Company and (ii) any Subsidiary of the Company which is not a Wholly-Owned Subsidiary may pay Dividends to its shareholders ratably with respect to each such shareholder's ownership interest in such Subsidiary;

            (b) Preferred Stock may be issued as a dividend on other Preferred Stock;

            (c) the Company will be permitted to redeem or repurchase, shares of its common stock or options in respect thereof, in each case, in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (d) shall not exceed $15,000,000 in the aggregate (which amount shall be increased by the amount of any cash proceeds to the Company from (i) the sales of its common stock to management employees subsequent to the Initial Borrowing Date and (ii) the sale of any "key-man" life insurance policies which are used to make such redemptions or repurchases);

            (d) the Company will be permitted to repurchase its common stock upon the exercise of stock options if such common stock represents a portion of the exercise price thereof;

            (e) the Company will be permitted to repurchase payment-in-kind preferred stock; provided that (i) such repurchases pursuant to this clause (e) shall not exceed $15,000,000 during the term of this Agreement and (ii) all such preferred stock repurchased shall have been issued on or prior to the Initial Borrowing Date; and

            (f) the Company and each Subsidiary will be permitted to make payments in respect of any redemption, repurchase, acquisition, cancelation or other retirement for value of shares of capital stock of the Company or options, stock appreciation or similar securities, in each case held by then current or former officers, directors or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon the death, disability, retirement or termination of employment of such officers, directors and employees, not to exceed $10,000,000 in the aggregate after the Initial Borrowing Date.

            8.08 Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be reasonably expected to be obtainable by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) the Transaction; (ii) the payment, on a quarterly basis, of management fees to THL and/or THL Affiliates in accordance with the management agreement between THL and/or THL Affiliates and the Company in an aggregate amount (for all such Persons taken together) not to exceed $500,000 in any fiscal quarter of the Company, provided that if during any fiscal quarter of the Company a Default or an Event of Default exists, only one-half of such fee for such fiscal quarter may be paid and the remaining one-half of such fee may be paid at such time as all Defaults and Events of Default have been cured or waived; (iii) the reimbursement of THL and/or THL Affiliates for their reasonable out-of-pocket expenses incurred by them in connection with performing management services to the Company and its Subsidiaries; (iv) the payment of one time fees to THL and/or the THL Affiliates in connection with each acquisition of a company or a line of business by the Company or its Subsidiaries, such fees to be payable at the time of each such acquisition and not to exceed 1% of the aggregate consideration paid by the Company and its Subsidiaries for any such acquisition; and (v) any Permitted Receivables Financing. Notwithstanding anything to the contrary contained in this Section 8.08, at no time will the Company or any of its Subsidiaries make any payments to THL and/or any of its Affiliates in an amount which would exceed that amount permitted to be paid pursuant to the Senior Subordinated Note Indenture at such time.

            8.09 Capital Expenditures. (a) The Company will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year set forth below, the Company and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures does not exceed in any fiscal year set forth below the amount set forth opposite such fiscal year below:


       Fiscal Year Ending                  Amount
       ------------------                  ------
       FYE 1998                            $75,000,000
       FYE 1999 and each fiscal year       $60,000,000
           thereafter

            (b) Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Company and its Subsidiaries pursuant to clause (a) above in any fiscal year (before giving effect to any increase in such permitted expenditure amount pursuant to this clause (b)) is greater than the amount of such Capital Expenditures made by the Company and its Subsidiaries during such fiscal year, such excess (the "Rollover Amount") may be carried forward and utilized to make Capital Expenditures in succeeding fiscal years, provided that in no event shall the aggregate amount of Capital Expenditures made by the Company and its Subsidiaries during any fiscal year pursuant to Section 8.09(a) exceed 150% of the amount set forth opposite such fiscal year as set forth in the table in such Section 8.09(a).

            (c) Notwithstanding the foregoing, the Company and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the Net Cash Proceeds of Asset Sales to the extent such proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(c).

            (d) Notwithstanding the foregoing, the Company and its Subsidiaries may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) with the insurance proceeds received by the Company or any of its Subsidiaries from any Recovery Event so long as such Capital Expenditures are to replace or restore any properties or assets in respect of which such proceeds were paid within 180 days following the date of the receipt of such insurance proceeds to the extent such insurance proceeds are not required to be applied to repay Term Loans pursuant to Section 4.02(A)(g).

            (e) Notwithstanding the foregoing, the Company may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) constituting Permitted Acquisitions.

            (f) Notwithstanding the foregoing, the Company may make Capital Expenditures (which Capital Expenditures will not be included in any determination under the foregoing clause (a)) in an amount equal to the net cash proceeds of any equity offering by the Company not required to be applied to repay Term Loans pursuant to Section 4.02(A)(e) and not applied to repay Senior Subordinated Notes as contemplated by the last sentence of Section 8.13.

            8.10 Minimum Consolidated EBITDA. Subject to Section 10(B), the Company will not permit Consolidated EBITDA for any Test Period ending on a date set forth below to be less than the amount set forth opposite such date:


       Date                                            Amount
       ----                                            ------
     FQE2 1998                                        $120,000,000
     FQE3 1998                                        $125,000,000
     FYE  1998                                        $130,000,000
     FQE1 1999                                        $140,000,000
     FQE2 1999                                        $140,000,000
     FQE3 1999                                        $150,000,000
     FYE  1999                                        $150,000,000
     FQE1 2000                                        $160,000,000
     FQE2 2000                                        $160,000,000
     FQE3 2000 and the last day of any                $170,000,000
               fiscal quarter thereafter

             8.11 Interest Coverage Ratio. Subject to Section 10(B), the Company will not permit the Interest Coverage Ratio for any Test Period ending on any date set forth below to be less than the ratio set forth opposite such date:


         Date                                           Ratio
         ----                                           -----
     FQE2 1998                                         1.35:1.00
     FQE3 1998                                         1.40:1.00
     FYE  1998                                         1.50:1.00
     FQE1 1999                                         1.60:1.00
     FQE2 1999                                         1.60:1.00
     FQE3 1999                                         1.75:1.00
     FYE  1999                                         1.75:1.00
     FQE1 2000                                         1.75:1.00
     FQE2 2000                                         1.75:1.00
     FQE3 2000 and the last day of any                 2.00:1.00
               fiscal quarter thereafter

             8.12 Leverage Ratio. Subject to Section 10(B), the Company will not permit the Leverage Ratio as of any date set forth below to be more than the ratio set forth opposite such date:


       Period                                           Ratio
       ------                                           -----
     FQE3 1998                                        7.35:1.00
     FYE  1998                                        7.00:1.00
     FQE1 1999                                        6.75:1.00
     FQE2 1999                                        6.75:1.00
     FQE3 1999                                        6.50:1.00
     FYE  1999                                        6.50:1.00
     FQE1 2000                                        6.00:1.00
     FQE2 2000                                        6.00:1.00
     FQE3 2000                                        5.50:1.00
     FYE  2000                                        5.50:1.00
     FQE1 2001                                        5.00:1.00
     FQE2 2001                                        5.00:1.00
     FQE3 2001                                        5.00:1.00
     FYE  2001                                        5.00:1.00
     FQE1 2002                                        4.50:1.00
     FQE2 2002                                        4.50:1.00
     FQE3 2002                                        4.50:1.00
     FYE  2002                                        4.50:1.00
     FQE1 2003 and the last day of any                4.00:1.00
               fiscal quarter thereafter

             8.13 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock, etc. The Company will not, and will not permit any of its Subsidiaries to:

             (a) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or defeasance or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) any Existing Indebtedness or any Senior Subordinated Note;

             (b) make (or give any notice in respect of) any prepayment or redemption or acquisition for value or defeasance as a result of any asset sale, change of control or similar event (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due) with respect to any Senior Subordinated Note; or pay interest in cash on any Senior Subordinated Note to the extent the relevant obligor has an option to make such payment by the issuance of additional Senior Subordinated Notes;

             (c) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note Document, the Existing Senior Note Indenture, the Receivables Purchase Agreement, the Receivables Transfer Agreement or the Asset Purchase Agreement which is in any way adverse to the interests of the Banks in the opinion of the Administrative Agent in its sole discretion;

             (d) amend, modify or change in any way adverse to the interests of the Banks, any Tax Allocation Agreement, any Management Agreement, any Recapitalization Document, its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation), ByLaws or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock which in any way could be adverse to the interests of the Banks; or

            (e) issue any class of capital stock other than non-redeemable common stock and the Preferred Stock; provided that the Subsidiaries of the Company, direct and indirect, may issue preferred stock to the Company and its Subsidiaries; provided further that the aggregate amount of preferred stock issued by non-Subsidiary Guarantors under this clause (e) shall not exceed the aggregate amount of investments in the capital stock of non-Subsidiary Guarantors permitted under Section 8.06(l).

Notwithstanding the foregoing (a) the Senior Subordinated Notes may be refinanced by the issuance of additional Senior Subordinated Notes in accordance with the provisions of Section 8.04(c) without limitation by this Section 8.13 and (b) so long as no Default or Event of Default exists or would result after giving effect thereto and to the extent there are net proceeds remaining after the mandatory repayments required by Section 4.02(A)(e), the Senior Subordinated Notes and accrued interest thereon may be repaid with the proceeds of the issuance of common stock by the Company to the extent permitted by the "equity clawback" provisions of the Senior Subordinated Note Indenture; provided that in the case of any repayment with proceeds of common stock under the foregoing clause (b), after giving pro forma effect to the sale of such common stock and such repayment as if such events had occurred on the last day of the most recently ended Test Period, the Leverage Ratio would have been less than or equal to 5.25 to 1.00.

            8.14 Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Company any Subsidiary of the Company or pay any Indebtedness owed to the Company or a Subsidiary of the Company, (b) make loans or advances to the Company or any of the Company's Subsidiaries or
(c) transfer any of its properties or assets to the Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law , (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or a Subsidiary of the Company, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Company or a Subsidiary of the Company in the ordinary course of business, (v) the Senior Subordinated Note Documents, (vi) the Existing Indebtedness Agreements, (vii) customary provisions restricting the transfer of assets subject to Liens permitted under Sections 8.03(k) and (m) and (viii) restrictions and conditions imposed by any Permitted Receivables Transaction.

             8.15 Limitation on the Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided that (a) the Company and its Wholly-Owned Subsidiaries shall be permitted to establish or create Wholly-Owned Subsidiaries (or, to the extent contemplated by the second proviso to clause (l) of Section 8.02, Subsidiaries that are not Wholly-Owned Subsidiaries) so long as (i) at least 30 days' prior written notice thereof is given to the Administrative Agent, (ii) the capital stock of such new Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent, (iii) such new Subsidiary (other than a Foreign Subsidiary except to the extent otherwise required pursuant to Section 7.12) executes a counterpart of the Guaranty, the Pledge Agreement, the Indemnity, Subrogation and Contribution Agreement and the Security Agreement, and (iv) to the extent requested by the Administrative Agent or the Required Banks, takes all actions required pursuant to Section
7.11. and (b) a Subsidiary of the Canadian Borrower may acquire a majority interest in Fisher Scientific of the Netherlands B.V. In addition, each new Wholly- Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Subsidiary would have had to deliver if such new Subsidiary were a Credit Party on the Initial Borrowing Date.

            8.16 Maintenance of Corporate Separateness, etc. The Company will not, and will not permit any of its Subsidiaries to, (a) fail to satisfy customary corporate formalities, including, without limitation,
(i) the holding of regular board of directors' and shareholders' meetings, (ii) the maintenance of separate corporate offices and records and (iii) the maintenance of separate bank accounts in its own name; or
(b) fail to act solely in its own corporate name and through its authorized officers and agents.

            SECTION 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

             9.01 Payments. Any of the Borrowers shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for three or more days, in the payment when due of any Unpaid Drawing, any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document.

             9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

             9.03 Covenants. Any Credit Party shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 7.01(d), 7.11 or 8, or (b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.01, 9.02 or clause (a) of this
Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by any Agent or the Required Banks.

             9.04 Default Under Other Agreements. (a) The Company or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; (b) any Indebtedness (other than the Obligations) of the Company or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (unless such required prepayment or mandatory prepayment results from a default thereunder or an event of the type that constitutes an Event of Default), prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this
Section 9.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, exceeds $10,000,000 at any one time; or
(c) any default or other event shall have occurred under the Receivables Purchase Agreement, the Receivables Transfer Agreement or any other document governing any Permitted Receivables Financing if the effect of such default or other event is to cause, or to permit the holder or holders of interests in the Receivables purchased thereunder or a trustee on its or their behalf (with or without the giving of notice, the lapse of time or both) to cause, the termination of any Permitted Receivables Financing.

            9.05 Bankruptcy, etc. The Company or any of its Material Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy", as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Company or any of its Material Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Company or any of its Material Subsidiaries; or the Company or any of its Material Subsidiaries commences any other proceeding under any reorganization, bankruptcy, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any of its Material Subsidiaries, or there is commenced against the Company or any of its Material Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the Company or any of its Material Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any of its Material Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Company or any of its Material Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Company or any of its Material Subsidiaries for the purpose of effecting any of the foregoing.

             9.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code, any Plan shall have had a trustee appointed to administer such Plan, any Plan is terminated or shall have been terminated or the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan or a Foreign Pension Plan has not been timely made, the Company or any of its Subsidiaries or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069,
4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971, 4975 or 4980 of
the Code, or the Company or any of its Subsidiaries has incurred liabilities pursuant to one or more Retiree Welfare Plan or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) which lien, security interest or liability which arises from such event or events will have a Material Adverse Effect.

             9.07 Security Documents. (a) Except in each case to the extent resulting from the failure of the Collateral Agent to retain possession of the applicable Pledged Securities, any Security Document shall cease to be, or shall be asserted by any Credit Party not to be, in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby in favor of the Collateral Agent, (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral, other than Collateral with an aggregate value of less than or equal to $5,000,000), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default (except to the extent that same will adversely affect the continued perfection and priority of the Liens created by any such Security Document in Collateral with an aggregate value in excess of $500,000, in which case clause (a) of this Section 9.07 will be applicable) shall continue unremedied for a period of 30 days.

             9.08 Guaranties. The Guaranties or any provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under any Guaranty or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty.

             9.09 Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving a liability (to the extent not paid or not fully covered by insurance) in excess of $10,000,000 for all such judgments and decrees and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof.

             9.10 Ownership. A Change of Control Event shall have occurred.

             9.11 Pledge of Company's Stock. In the event that, at any time after the Initial Borrowing Date, a holding company shall be formed to own all or substantially all of the voting stock of the Company, and the Company has not, within 30 days of notice by any Agent or the Required Banks, caused such holding company to pledge to the Collateral Agent, for the benefit of the Secured Creditors, all voting stock of the Company owned by such holding company pursuant to documentation (including legal opinions related thereto) reasonably satisfactory to the Collateral Agent.

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Banks, by written notice to the Company, take any or all of the following actions, without prejudice to the rights of any Agent or any Bank to enforce its claims against any Guarantor or any Borrower, except as otherwise specifically provided for in this Agreement (provided, that if an Event of Default specified in Section 9.05 shall occur with respect to the Company, the U.K. Borrower, the Canadian Borrower or Fisher Scientific Company, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Bank shall forthwith terminate immediately and any Commitment Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and other Obligations owing hereunder (including Unpaid Drawings) to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), any or all of the Liens and security interests created pursuant to the Security Documents; (iv) terminate any Letter of Credit which may be terminated in accordance with its terms; and (v) direct the Company to pay (and the Company hereby agrees upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 9.05, to pay) to the Collateral Agent at the Payment Office such additional amounts of cash, to be held as security for the Company's reimbursement obligations in respect of Letters of Credit then outstanding, equal to the aggregate Stated Amount of all Letters of Credit then outstanding.

            SECTION 10. Definitions. (A) As used herein. the following terms shall have the meanings herein specified unless the context otherwise requires. Any capitalized terms used in this Agreement which are defined in Annex III shall have the meanings given to them in Annex
III. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

            "Additional Security Documents" shall have the meaning provided in Section 7.11(a).

            "Additional U.K. Subsidiary Borrower" shall have the meaning provided in Section 1.18.

             "Administrative Agent" shall mean The Chase Manhattan Bank and shall include any successor to it appointed pursuant to Section 11.10; provided that (a) with reference to any payment of principal, interest, fees, expenses or other amounts to be made or notice, instruction or direction to be given, any action to be performed or any other matter, in respect of a Canadian Dollar A Term Loan, "Administrative Agent" shall mean the Canadian Administrative Agent and
(b) with reference to any payment of principal, interest, fees, expenses or other amounts to be made or notice, instruction or direction to be given, any action to be performed or any other matter, in respect of a U.K. A Term Loan, "Administrative Agent" shall mean the U.K. Administrative Agent.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. In addition, for the purpose of this Agreement, an Affiliate of THL shall include any THL Investor or any investment fund under common control with the THL Investors. Notwithstanding the foregoing, none of the Banks or any of their respective affiliates shall be deemed to be Affiliates of the Company or its Subsidiaries.

            "Agents" shall mean the Administrative Agent, the Canadian Administrative Agent, the U.K. Administrative Agent, the Collateral Agent, the Documentation Agent and the Syndication Agent.

             "Aggregate Unutilized Commitment" with respect to any Bank at any time shall mean the sum of (i) such Bank's U.S. Dollar A Term Loan Commitment at such time, if any, (ii) such Bank's Canadian Dollar A Term Loan Commitment at such time, if any, (iii) such Bank's U.K. A Term Loan Commitment at such time, if any, (iv) such Bank's B Term Loan Commitment at such time, if any, (v) such Bank's C Term Loan Commitment at such time, if any, and (vi) such Bank's Revolving Credit Commitment at such time, if any, less the sum of (x) the aggregate outstanding principal amount of all Revolving Loans made by such Bank and (y) such Bank's Revolving Percentage of the Letter of Credit Outstanding at such time.

             "Agreement" shall mean this Credit Agreement, as the same may be from time to time modified, amended and/or supplemented.

             "Alternative Currency" shall mean Sterling or Canadian
Dollars.

            "Alternative Currency Borrowing" shall mean a Borrowing comprised of Alternative Currency Loans.

            "Alternative Currency Equivalent" shall mean, with respect to an amount of U.S. Dollars on any date in relation to any specified Alternative Currency, the amount of such specified Alternative Currency that may be purchased with such amount of U.S. Dollars at the Spot Exchange Rate with respect to U.S. Dollars on such date. The term "Alternative Currency Equivalent" may be preceded by a reference to an Alternative Currency (e.g., "C$ Alternative Currency Equivalent"), in which case the Alternative Currency so referenced shall be the "specified" Alternative Currency.

            "Alternative Currency Loan" shall mean either (a) a Canadian Dollar A Term Loan denominated in Canadian Dollars or (b) a U.K. A Term Loan denominated in Sterling.

             "Applicable Rate" shall mean, for any day (a) with respect to any Base Rate Loan or Eurodollar Loan that is a C Term Loan, the applicable rate per annum set forth in the appropriate table below under the caption "Base Rate Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date, (b) with respect to any Base Rate Loan or Eurodollar Loan that is a B Term Loan, the applicable rate per annum set forth in the appropriate table below under the caption "Base Rate Spread" or "Eurodollar Spread", as the case may be, based upon the Leverage Ratio as of the most recent determination date and (c) (i) with respect to any Base Rate Loan or Eurodollar Loan that is a Revolving Loan, a U.S. Dollar A Term Loan or a U.K. A Term Loan, as the case may be, the applicable rate per annum set forth in the appropriate table below under the caption "Base Rate Spread" or "Eurodollar Spread", as the case may be, (ii) with respect to any Canadian Prime Loan that is a Canadian Dollar A Term Loan, the applicable rate per annum set forth in the appropriate table below under the caption "Base Rate Spread" and (iii) with respect to any B/A Rate Loan that is a Canadian Dollar A Term Loan, the applicable rate per annum set forth in the appropriate table below under the caption "Eurodollar Spread", based upon the Leverage Ratio as of the most recent determination date; provided that until the delivery of the financial statements for FQE1 1998, the "Applicable Rate" for purposes of clause (a) shall be the applicable rate per annum set forth below in Category 2, for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 2, and for purposes of clause (c) shall be the applicable rate per annum set forth below in Category 5:

                               C Term Loans
                               ------------

                                Base Rate    Eurodollar
       Leverage Ratio:            Spread       Spread
       ---------------          ---------    ----------
          Category 1
  Ratio is less than 5.50 to
             1.00                  1.50         2.50

          Category 2               1.75         2.75
   Ratio is greater than or
        equal to 5.50
           to 1.00


                               B Term Loans
                               ------------

                                Base Rate      Eurodollar
       Leverage Ratio:            Spread         Spread
       ---------------          ---------      ----------
          Category 1
  Ratio is less than 5.50 to
             1.00                  1.25           2.25

          Category 2               1.50           2.50
   Ratio is greater than or
        equal to 5.50
           to 1.00


             U.S. Dollar A Term Loans, Canadian Dollar A Term
               Loans, U.K. A Term Loans and Revolving Loans
             ------------------------------------------------

                                Base Rate      Eurodollar
       Leverage Ratio:            Spread         Spread
       ---------------          ---------      ----------
         Category 1
    Ratio is less than
        4.25 to 1.00                .25           1.25

         Category 2
    Ratio is greater than or
    equal to 4.25 to 1.00 but
      less than 4.75 to 1.00        .50           1.50

         Category 3
     Ratio is greater than or
     equal to 4.75 to 1.00 but
       less than 5.25 to 1.00       .75           1.75

         Category 4
     Ratio is greater than or
     equal to 5.25 to 1.00 but
       less than 5.75 to 1.00      1.00           2.00

          Category 5
    Ratio is greater than or
    equal to 5.75 to 1.00          1.25           2.25

For purposes of the foregoing, (a) subject to Section 10(B), the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Company's fiscal year based upon the Company's consolidated financial statements delivered pursuant to Section 7.01(a) or (b)(i) and (b) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change. Notwithstanding anything to the contrary contained in this definition, the Leverage Ratio shall be deemed to be in Category 2 for purposes of clause (a) above, to be in Category 2 for purposes of clause (b) above and to be in Category 5 for purposes of clause (c) above at any time that (A) an Event of Default has occurred and is continuing or (B) if the Company fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 7.01(a) or (b)(i), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered (and, if such consolidated financial statements are delivered in accordance with Section 7.01, the Leverage Ratio shall be deemed to be Category 5 for the purposes of clause (c) above for a scintilla of time until adjusted in accordance with this definition).

            "Approved Fund" shall mean, with respect to any Bank that is a fund that invests in commercial loans in the ordinary course of business, any other fund that invests in commercial loans in the ordinary course of business that is managed by the same investment advisor as such Bank or by an Affiliate of such investment advisor.

            "Asset Purchase Agreement" shall mean the Asset Purchase Agreement, dated as of January 21, 1998, by and among Park Avenue Receivables Corporation, The Chase Manhattan Bank, as funding agent, the Receivables Subsidiary and certain financial institutions party thereto, as the same may be amended, modified or supplemented from time to time.

            "Asset Sale" shall mean any sale, transfer or other disposition by the Company or any of its Subsidiaries to any Person other than the Company or any Wholly-Owned Subsidiary of the Company of any asset (including, without limitation, any capital stock or other securities of another Person, but excluding the sale by such Person of its own capital stock) of the Company or any such Subsidiary other than
(i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) any sale of accounts receivable under any Permitted Receivables Financing and (iii) sales of assets pursuant to Sections 8.02(f), (g), (h), (i) and (k).

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit J (appropriately completed).

            "Authorized Officer" shall mean any senior officer of the Company or a Subsidiary Borrower designated as such in writing to the Administrative Agent by the Company, in each case to the extent reasonably acceptable to the Agent.

            "B/A Period" shall have the meaning provided in Annex III.

            "B/A Rate" shall have the meaning provided in Annex III.

            "B/A Rate Loan" shall have the meaning provided in Annex
III.

            "B Banks" shall have the meaning provided in Section 4.02(C).

            "B Term Loan" shall have the meaning provided in
Section 1.01(A)(d).

            "B Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "B Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or Section 9.

            "B Term Loan Facility" shall mean the Facility evidenced by the Total B Term Loan Commitment.

            "B Term Loan Maturity Date" shall mean the seventh anniversary of the Initial Borrowing Date.

            "B Term Note" shall have the meaning provided in Section
1.05(d).

            "B TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all B Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

            "Bank" shall have the meaning provided in the first paragraph of this Agreement.

            "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Revolving Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Revolving Bank having notified the Administrative Agent and/or the Company that it does not intend to comply with the obligations under Section 1.01(A)(f), 1.01(C) or 2.04(c), in the case of either clause (i) or (ii) above as a result of the appointment of a receiver or conservator with respect to such Bank at the direction or request of any regulatory agency or authority.

            "Bankruptcy Code" shall have the meaning provided in
Section 9.05.

            "Base Rate" for any day shall mean the higher of (x) the rate which is 1/2 of 1% in excess of the Federal Funds Effective Rate in effect on such day and (y) the Prime Rate in effect on such day.

            "Base Rate Loan" shall mean each Loan bearing interest at the rates provided in Section 1.08(a).

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States (or any successor).

            "Borrowers" shall mean the Company and the Subsidiary
Borrowers.

            "Borrowing" shall mean the incurrence of one Type of Loan pursuant to a single Facility by any applicable Borrower from all of the Banks (or, in the case of a Local Currency Borrowing, by the Revolving Bank or Banks whose Competitive Bid has been accepted or who have agreed to make such Loan pursuant to Section 1.14) having Commitments with respect to such Facility on a pro rata basis on a given date (or resulting from conversions on a given date), having in the case of Eurodollar Loans the same Interest Period and having in the case of B/A Rate Loans the same B/A Period; provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of any related Borrowing of Eurodollar Loans.

            "Borrowing Date" shall mean any Business Day specified by the Company as a date on which the Company requests the relevant Banks to make Loans to a
Borrower hereunder.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that (i) when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the interbank Eurodollar market, (ii) when used in connection with a U.K. A Term Loan, "Business Day" shall also exclude any day on which commercial banks are not open for foreign exchange business in London or, if such reference relates to the date on which any amount is to be paid or made available in an Alternative Currency, in the principal financial center in the country of such Alternative Currency,
(iii) when used in connection with a Eurocurrency Competitive Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in U.S. Dollar deposits in the interbank Eurocurrency market and (iv) when used in connection with a Canadian Dollar A Term Loan, "Business Day" shall also exclude any day on which commercial banks are required or permitted to be closed in the city of Toronto.

            "C Banks" shall have the meaning provided in Section 4.02(C).

            "C Term Loan" shall have the meaning provided in Section
1.01(A)(e).

            "C Term Loan Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "C Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or Section 9.

            "C Term Loan Facility" shall mean the Facility evidenced by the Total C Term Loan Commitment.

            "C Term Loan Maturity Date" shall mean the date that is seven years and nine months following of the Initial Borrowing Date.

            "C Term Note" shall have the meaning provided in Section
1.05(d).

            "C TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of all C Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

            "Calculation Date" shall mean (a) the last Business Day of each March, June, September and December and (b) at any time when the sum of the Total Revolving Extensions of Credit and the Total Local Currency Loan Exposure exceeds 85% of the Total Revolving Credit Commitments, any other date that the Administrative Agent may determine, in its discretion, to be a Calculation Date (but not more than one day during any calendar week).

            "CAM" shall mean the mechanism for the allocation and exchange of interests in the Facilities and Local Currency Loans and collections thereunder established under Section 1.17.

            "CAM Exchange" shall mean the exchange of the Bank's interests provided for in Section 1.17.

            "CAM Exchange Date" shall mean the first date after the Initial Borrowing Date on which any event referred to in Section 9.05 shall occur in respect of the Company, the Canadian Borrower or the U.K. Borrower.

            "CAM Percentage" shall mean, as to each Bank, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of
(i) the aggregate Designated Obligations owed to such Bank and (ii) the Unpaid Drawings of such Bank, in each case immediately prior to the CAM Exchange Date and (b) the denominator shall be the sum of (i) the aggregate Designated Obligations owed to all the Banks and (ii) the aggregate Unpaid Drawings of all the Banks, in each case immediately prior to such CAM Exchange Date. For purposes of computing each Bank's CAM Percentage, all Designated Obligations and Unpaid Drawings which shall be denominated in Alternative Currencies or Local Currencies shall be translated into U.S. Dollars at the Spot Exchange Rate or Exchange Rate, respectively, in effect on the CAM Exchange Date.

            "Canadian Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Canadian Administrative Agent appointed pursuant to
Section 11.10.

            "Canadian Borrower" shall mean Fisher Scientific Limited, a corporation organized under the laws of Ontario which is a Wholly-Owned Foreign Subsidiary of the
Company.

            "Canadian Dollars" or "C$" shall mean lawful money of Canada.

            "Canadian Dollar A TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the sum of the aggregate principal amount of all Canadian Dollar A Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

            "Canadian Dollar A Term Loan" shall have the meaning provided in Section 1.01(A)(b).

            "Canadian Dollar A Term Loan Bank" shall mean a Bank with a Canadian Dollar A Term Loan Commitment.

            "Canadian Dollar A Term Loan Commitment" shall mean, with respect to each Canadian Dollar A Term Loan Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Canadian Dollar A Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or Section 9.

            "Canadian Dollar A Term Loan Facility" shall mean the
Facility evidenced by the Total Canadian Dollar A Term Loan Commitment.

            "Canadian Dollar A Term Loan Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

            "Canadian Dollar A Term Note" shall have the meaning provided in Section 1.05(d).

            "Canadian Prime Loan" shall mean any Canadian Dollar A Term Loan bearing interest at a rate determined by reference to the Canadian Prime Rate in accordance with the provisions of Section 1.08.

            "Canadian Prime Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of (i) the rate per annum publicly announced from time to time by The Chase Manhattan Bank of Canada as its prime rate in effect at its principal office in Toronto and (ii) the CDOR Rate plus 100 basis points per annum. The term "CDOR Rate" shall mean, on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar bankers' acceptances displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 a.m. on such day for Schedule I chartered banks, or if such day is not a Canadian Business Day then on the immediately preceding Canadian Business Day (as adjusted by The Chase Manhattan Bank of Canada after 10:00 a.m. to reflect any error in a posted rate of interest or in the posted average annual rate of interest). Each change in the Canadian Prime Rate shall be effective on the date such change is publicly announced.

            "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person for plant, property and equipment which should be capitalized in accordance with GAAP (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with GAAP).

            "Capital Lease," as applied to any Person, shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

            "Capitalized Lease Obligations" shall mean all obligations under Capital Leases of the Company or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.

            "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than one year from the date of acquisition,
(ii) U.S. Dollar denominated time deposits, certificates of deposit and bankers acceptances of (x) any Bank or (y) any bank, or holding company of such bank, whose short-term commercial paper rating or that of its parent company from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank or Bank, an "Approved Bank"), in each case with maturities of not more than one year from the date of acquisition, (iii) commercial paper issued by any Approved Bank or by the parent company of any Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within one year after the date of acquisition, (iv) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's and (v) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company and/or any of its Subsidiaries from such Asset Sale.

            "Change of Control Event" shall mean (a) prior to the date of an initial registered public offering by the Company of its common stock, the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 51% of the economic and voting interest in the Company's capital stock free of Liens except Liens created by the Pledge Agreement and liens granted by individuals who are employees of THL to secure personal financing arrangements, (b) on or after the date of an initial registered public offering by the Company of its common stock,
(A) any other Person or "group" (within the meaning of Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as in effect on the Initial Borrowing Date) shall own more than 20% of the voting and/or economic interest in the Company's capital stock, (B) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors or (C) the Permitted Holders shall cease to own on a fully diluted basis in the aggregate at least 30% of the economic and voting interest in the Company's capital stock free of Liens except Liens created by the Pledge Agreement and liens granted by individuals who are employees of THL to secure personal financing arrangements, or (c) a "change of control" or similar event shall occur as provided in the Senior Subordinated Note Indenture.

            "Chase" shall mean The Chase Manhattan Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Chase Canada" shall mean The Chase Manhattan Bank of Canada, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Chase U.K." shall mean Chase Manhattan International
Limited, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement and any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

            "Collateral" shall mean all of the Collateral as defined in each of the Security Documents.

            "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors.

            "Company" shall have the meaning provided in the first paragraph of this Agreement.

            "Company Common Stock" shall be as described in Schedule
6.15.

            "Commitment" shall mean, with respect to each Bank, such Bank's U.S. Dollar A Term Loan Commitment, Canadian Dollar A Term Loan Commitment, U.K. A Term Loan Commitment, B Term Loan Commitment, C Term Loan Commitment and Revolving Credit Commitment.

            "Commitment Fee" shall have the meaning provided in Section
3.01(a).

            "Competitive Bid" shall mean an offer by a Revolving Bank to make a Competitive Loan pursuant to Section 1.14 in the form of Exhibit M.

            "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Company pursuant to Section 1.14 in the form of Exhibit O.

            "Competitive Bid Rate" shall mean as to any Competitive Bid,
(a) in the case of a Eurocurrency Competitive Loan, the Margin, and (b) in the case of a Fixed Rate Loan in a Local Currency, the fixed rate of interest offered by the Revolving Bank making such Competitive Bid.

            "Competitive Bid Request" shall mean a request made pursuant to Section 1.14 in the form of Exhibit N.

            "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Bank or Banks whose Competitive Bids for such Borrowing have been accepted under the bidding procedure described in Section 1.14.

            "Competitive Loan" shall mean a loan made pursuant to the bidding procedure described in Section 1.14. Each Competitive Loan shall be a Eurocurrency Competitive Loan or a Fixed Rate Loan.

            "Confidential Information Memorandum" shall mean the Confidential Information Memorandum dated September 24, 1997, relating to the Facilities.

            "Consolidated Current Assets" shall mean, at any time, the current assets (other than cash, Cash Equivalents and deferred income taxes to the extent included in current assets) of the Company and its Subsidiaries at such time determined on a consolidated basis.

            "Consolidated Current Liabilities" shall mean, at any time, the current liabilities of the Company and its Subsidiaries determined on a consolidated basis, but excluding deferred income taxes and the current portion of and accrued but unpaid interest on any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of the Company and its Subsidiaries, before total interest expense (whether cash or non-cash and including interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables) and provisions for taxes based on income, and determined (i) without giving effect to any extraordinary gains or losses but with giving effect to gains or losses from sales of assets sold in the ordinary course of business, (ii) without giving effect to nonrecurring cash charges (in addition to those referred to in clause (v) below) in an aggregate amount not to exceed $15,000,000 (for all periods combined), (iii) without giving effect to any noncash charge (other than depreciation or amortization) deducted in determining Consolidated Net Income for such period, including noncash charges related to the issuance by the Company or any of its Subsidiaries of stock, warrants or options to management (or any exercise of any such warrants or options), (iv) without giving effect to any compensation expense incurred in connection with the Recapitalization, (v) without giving effect to nonrecurring charges, noncash charges or documented cash charges, in each case deducted in determining Consolidated Net Income for such period and related to the Transaction, including (A) cash charges in an amount not to exceed $10,000,000 related to repurchases of common stock under the Company's employee stock option agreements and (B) a restructuring charge and other nonrecurring charges, including both cash and noncash charges, in the fourth quarter of fiscal year 1997 in an amount not to exceed $60,000,000, and (vi) without giving effect to management fees permitted to be paid to THL and the THL Affiliates pursuant to Section 8.08.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all depreciation expense, amortization expense and other non-cash charges that were deducted in determining Consolidated EBIT for such period.

            "Consolidated Interest Expense" shall mean, for any period, total interest expense (including that attributable to Capital Leases in accordance with GAAP) of the Company and its Subsidiaries determined on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, (i) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (ii) net costs or benefits under Interest Rate Protection Agreements and (iii) interest-equivalent costs that are associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables, but excluding, however, amortization of original issue discount, any payments made to obtain any Interest Rate Protection Agreement, deferred financing costs and any interest expense on deferred compensation arrangements and any other non-cash interest to the extent included in total interest expense.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss) after provision for taxes and before any pay-in-kind or non-cash accumulating dividend on Preferred Stock, of the Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, but excluding any unrealized losses and gains for such period resulting from mark-to-market of Other Hedging Agreements.

            "Contingent Obligations" shall mean as to any Person any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection or standard contractual indemnities entered into, in each case in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Company on the Effective Date and each other director if such director's nomination for the election to the Board of Directors of the Company is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement, the Notes, the Guaranties and each Security Document.

            "Credit Event" shall mean making of a Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing) or the issuance of a Letter of Credit.

            "Credit Party" shall mean each Borrower and each Guarantor.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

            "Designated Obligations" shall mean all Obligations of the Credit Parties in respect of (a) principal of and interest on the Loans and (b) Fees, whether or not the same shall at the time of any determination be due and payable under the terms of the Credit Documents.

            "Dividends" shall have the meaning provided in Section 8.07.

            "Documentation Agent" shall mean DLJ Capital Funding, Inc.

            "Documents" shall mean the Credit Documents, the Recapitalization Documents and the Senior Subordinated Note Documents.

            "Dollar Equivalent" shall mean, in respect of any Alternative Currency Loan or Local Currency Loan, the amount thereof as expressed in U.S. Dollars in either the initial Notice of Borrowing or initial Competitive Bid Request or (in the case of a Negotiated Local Currency
Loan) notice to the Administrative Agent from the applicable Revolving Bank, as the case may be. Thereafter, Dollar Equivalent shall mean, (a) with respect to any amount of Alternative Currency, the amount of such Alternative Currency expressed in U.S. Dollars as determined on the most recent Reset Date based on the Spot Exchange Rate and (b) with respect to any amount of Local Currency, the amount of such Local Currency expressed in U.S. Dollars as determined on the most recent Reset Date based on the Exchange Rate.

            "Domestic Subsidiary" shall mean each Subsidiary of the Company incorporated or organized in the United States or any State or territory thereof.

            "Effective Date" shall have the meaning provided in Section
12.10.

            "Election to Participate" shall mean an Election to Participate substantially in the form of Exhibit P hereto.

            "Election to Terminate" shall mean an Election to Terminate substantially in the form of Exhibit Q hereto.

            "Eligible Transferee" shall mean and include (i) a commercial bank financial institution or fund which is regularly engaged in making, purchasing or investing in loans of the type provided for herein or other "qualified institutional buyer" (as defined in Rule 144A of the Securities Act) and (ii) any other Person approved by the Company (such approval not to be unreasonably withheld).

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the Company or any of its Subsidiaries under any Environmental Law (hereafter "Claims") or any permit issued to the Company or any of its Subsidiaries under any such law, including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising from alleged injury or threat of injury to health, safety or the environment, as a result of a release or threatened release of Hazardous Materials.

            "Environmental Law" shall mean any domestic or foreign, federal, state, provincial or local statute, law, rule, regulation, ordinance, code or applicable and binding rule of common law now or hereafter in effect and in each case as amended, and any applicable judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, "Laws")), relating to the environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

            "Equity Financing" shall mean the contribution of cash to MergerCo as common equity by the Investors of an amount not less than $295,000,000.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Company or any of its Subsidiaries would be deemed, at any time following the Initial Borrowing Date, to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

            "Eurocurrency" when used in reference to any Loan or Borrowing shall refer to whether such Loan is, or Loans comprising such Borrowing are, denominated in a Local Currency and are bearing interest at a rate determined by reference to Eurocurrency Rate.

            "Eurocurrency Base Rate" shall mean with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the rate at which deposits in the applicable Local Currency, approximately equal in principal amount to, in the case of a Local Currency Borrowing, the amount of such Borrowing, and for a maturity comparable to such Interest Period, are offered to the Administrative Agent in immediately available funds in the interbank eurocurrency market where the Administrative Agent's foreign currency and exchange operations in respect of the relevant currency are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein at approximately 11:00 a.m., London time, two Business Days (or such other time as is customary for the relevant jurisdiction and currency) prior to the commencement of such Interest Period.

            "Eurocurrency Borrowing" shall mean a Borrowing composed of Eurocurrency Competitive Loans.

            "Eurocurrency Competitive Loans" shall mean any Competitive Loan bearing interest at a rate determined by reference to the Eurocurrency Rate in accordance with the provisions of Section 1.14.

            "Eurocurrency Rate" shall mean with respect to each day during each Interest Period pertaining to a Eurocurrency Competitive Loan, a rate per annum for the applicable Local Currency determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                         Eurocurrency Base Rate
                ----------------------------------------
                1.00 - Eurocurrency Reserve Requirements

            "Eurocurrency Reserve Requirements"shall mean, for any day, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, any basic, marginal, emergency, supplemental, special or other reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

            "Eurodollar Loans" shall mean each Loan bearing interest at the rates provided in Section 1.08(b).

            "Eurodollar Rate" shall mean with respect to each Interest Period for a Eurodollar Loan, (i) the rate per annum equal to the rate at which Chase is offered U.S. Dollar (or, in the case of U.K. A Term Loans, Sterling) deposits at or about 10:00 A.M. New York City time (or, in the case of U.K. A Term Loans, 11:00 A.M. London time, on the first day of such Interest Period), two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period (and rounded upward to the next whole multiple of 1/16 of 1%) divided by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any basic, marginal, emergency, supplemental, special or other reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for eurocurrency funding (currently referred to an "Eurocurrency Liabilities" in Regulation D of the Board) maintained by a member bank of the Federal Reserve System.

            "Event of Default" shall have the meaning provided in
Section 9.

            "Excess Cash Flow" shall mean, for any period (i) the sum of
(A) Consolidated Net Income for such period plus (B) the amount of all non-cash charges (including, without limitation or duplication, depreciation, amortization and non-cash interest expense, but excluding those non-cash charges that had the effect of decreasing Working Capital for such period) included in determining Consolidated Net Income for such period plus (C) the decrease, if any, in Working Capital from the first day to the last day of such period, minus (ii) the sum of (A) any non-cash credits (including from sales or other dispositions of assets) included in determining Consolidated Net Income for such period, (B) gains from sales or other dispositions of assets (other than sales of inventory in the ordinary course of business) included in determining Consolidated Net income for such period, (C) an amount equal to (1) all Capital Expenditures (other than Capital Expenditures made pursuant to
Section 8.09(d), (e) or (f)) made during such period that are not financed by Indebtedness (including Capitalized Lease Obligations but excluding Loans hereunder) plus (or minus, if negative) (2) the Rollover Amount for such period to be carried forward to the next period less the Rollover Amount (if any) for the preceding period carried forward to the current period, (D) the amount expended in respect of Permitted Acquisitions during such period, except to the extent constituting Capital Expenditures, (E) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Company and its Subsidiaries (other than repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled U.S. Dollar A Repayment, a Scheduled Canadian Dollar A Repayment, a Scheduled U.K. A Repayment, a Scheduled B Repayment or a Scheduled C Repayment under
Section 4.02(A)(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Credit Commitment)) during such period, (F) non-cash charges added back in a previous period pursuant to clause (i)(B) above to the extent any such charge has become a cash item in the current period (including interest-equivalent costs that are associated with any Permitted Receivables Financing, whether accounted for as interest expense or loss on the sale of receivables), (G) the amount of expenditures which are not classified Capital Expenditures but which were capitalized and not expensed during such period, (H) the increase, if any, in Working Capital from the first day to the last day of such period, (I) any cash disbursements made against noncurrent liabilities (such as transition reserves and deferred taxes) to the extent not deducted in determining Consolidated Net Income for such period and (J) the amount of unusual or non-recurring charges that decreased Working Capital during such period.

            "Excess Cash Flow Period" shall mean each fiscal year of the Company commencing with the fiscal year ending December 31, 1998.

            "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of a fiscal year of the Company (beginning with its fiscal year ending December 31, 1998).

            "Exchange Rate" shall mean, with respect to any Local Currency on a particular date, the rate at which such Local Currency may be exchanged into U.S. Dollars in London, as set forth on the display page of the Reuters System applicable to such Local Currency as reasonably determined by the Administrative Agent. In the event that such rate does not appear on any Reuters display page, the Exchange Rate with respect to such Local Currency shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Company or, in the absence of such agreement, such Exchange Rate shall instead be determined by reference to the Administrative Agent's spot rate of exchange in the London interbank market where its foreign currency exchange operations in respect of such Local Currency are then being conducted, at or about Noon, local time, at such date for the purchase of U.S. Dollars with such Local Currency, for delivery two Working Days later; provided, however, that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may use any reasonable method it deems applicable to determine such rate, and such determination shall be conclusive absent manifest error.

            "Excluded Taxes" shall mean (a) all franchise taxes and all taxes, levies, imposts, duties, charges, fees, deductions and withholdings imposed on or measured by net income or capital, in each case, imposed:

                  (i) by the United States or any political subdivision
            or taxing
            authority thereof or therein; or

                  (ii) by any jurisdiction under the laws of which any
            Agent, Bank or lending office is organized or controlled, or in which its lending office is located, or in which its principal office is located or any political subdivision or taxing authority thereof or therein; or

(b) any withholding tax imposed by reason of the failure of any Agent or Bank to comply with its obligations, if any, under Section 4.04 hereof.

            "Existing Indebtedness" shall have the meaning provided in
Section 6.23.

            "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5.13.

            "Existing Letters of Credit" shall mean all letters of credit issued by TD under the Existing Loan Agreement and outstanding as of the Effective Date.

            "Existing Loan Agreement" shall mean the Credit Agreement dated as of October 16, 1995, as amended or otherwise modified from time to time, among Fisher, the financial institutions from time to time party thereto and TD as agent.

            "Existing Senior Notes" shall mean the $150,000,000 of 71/8% Senior Notes of the Company due 2005.

            "Existing Senior Notes Indenture" shall mean the indenture under which the Existing Senior Notes are issued.

            "FQE1", "FQE2" or "FQE3" shall mean, respectively, the last day of March, June and September of any fiscal year.

            "FYE" shall mean the end of the designated fiscal year of the Company. Each fiscal year ends on December 31.

            "Facility" shall mean any of the credit facilities established under this Agreement, i.e., the U.S. Dollar A Term Loan Facility, the Canadian Dollar A Term Loan Facility, the U.K. A Term Loan Facility, the B Term Loan Facility, the C Term Loan Facility or the Revolving Credit Facility.

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Federal Funds Effective Rate.

            "Fees" shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

            "Fisher" shall mean Fisher Scientific International, Inc., a Delaware corporation.

            "Fisher Scientific Company" shall mean Fisher Scientific Company LLC, a Delaware limited liability company.

            "Fisher Technology Group" shall mean, collectively, Fisher Technology Group Inc., a Delaware corporation and a Wholly-Owned Subsidiary, and Strategic Procurement Services Holdings Inc., a Delaware corporation and a Wholly-Owned Subsidiary, Strategic Procurement Services Inc., a Delaware corporation and a Wholly- Owned Subsidiary, and Electronic Commerce Division, a division of Fisher Scientific Company.

            "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

            "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (the "Fixed Rate")
(expressed in the form of a decimal to no more than four decimal places) specified by the Revolving Bank making such Loan in its Competitive Bid.

            "Foreign Cash Equivalents" shall mean certificates of deposit or bankers acceptances of any bank organized under the laws of Canada, Japan or any country that is a member of the European Economic Community, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Company or any one or more of its Subsidiaries or any Governmental Authority primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America and into which the Company or any of its Subsidiaries makes, or is obliged by law on behalf of its employees to make, payments which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Foreign Subsidiary" shall mean each Subsidiary of the Company other than a Domestic Subsidiary.

            "Fronting Fee" shall have the meaning provided in
Section 3.01(c).

            "Funded Debt" shall mean, as of any date, the sum of (a) the aggregate principal amount of all indebtedness outstanding as of such date that would appear as indebtedness on a consolidated balance sheet of the Company prepared as of such date in accordance with GAAP, plus (b) the amount received from the sale of Receivables to an un-affiliated purchaser pursuant a Permitted Receivables Financing by the Receivables Subsidiary, plus (c) the aggregate principal amount of all indebtedness outstanding as of such date of Persons other than the Company and its consolidated Subsidiaries that would appear as indebtedness on a consolidated balance sheet of such Persons prepared as of such date in accordance with GAAP, to the extent guaranteed by any of the Company and its Subsidiaries.

            "GAAP" shall mean generally accepted accounting principles in the United States of America as promulgated by FASB (or the applicable accounting body in a foreign jurisdiction) and as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of Section 8, including defined terms as used therein, are subject (to the extent provided therein) to Section 12.07(a).

            "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial, or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

            "Guaranteed Creditors" shall mean and include each of the Administrative Agent, the Documentation Agent, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent that such party constitutes a Secured Creditor under the Security Documents.

            "Guaranteed Obligations" shall mean (i) the principal and interest on each Note issued by any of the Borrowers to each Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Borrower to each Bank, the Administrative Agent, the Documentation Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by any Borrower and (ii) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of each of the Borrowers or any of their Subsidiaries owing under any Interest Rate Protection Agreement or Other Hedging Agreement entered into by such Borrower or any of its Subsidiaries with any Bank or any affiliate thereof (even if such Bank subsequently ceases to be a Bank under this Agreement for any reason) so long as such Bank or affiliate participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "Guarantor" shall mean the Company and each Subsidiary of the Company (other than the Receivables Subsidiary and any Foreign Subsidiary except to the extent otherwise provided in Section 7.12) that is or becomes a party to the Guaranty.

            "Guaranty" shall have the meaning set forth in Section
5.10(c).

            "Hazardous Materials" shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea, formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect.

            "Immaterial Subsidiary" shall mean any subsidiary, direct or indirect, that (a) has less than 5% of the consolidated assets of the Company and its consolidated Subsidiaries as of the last day of the most recently ended Test Period and (b) has less than 5% of the Consolidated EBITDA of the Company and its consolidated Subsidiaries for the Test Period most recently ended; provided that if more than one subsidiary is deemed an Immaterial Subsidiary pursuant to this definition, all Immaterial Subsidiaries shall be considered to be a single consolidated subsidiary for purposes of determining whether the conditions specified above are satisfied.

            "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets or services payable to the sellers thereof or any of such seller's assignees which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed,
(v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations under Interest Rate Protection Agreements and Other Hedging Agreements and (viii) all Contingent Obligations of such Person, provided that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business.

            "Indemnity, Subrogation and Contribution Agreement" shall have the meaning provided in Section 5.10(c).

            "Initial Borrowing Date" shall mean the date upon which the Term Loans are incurred hereunder.

            "Intercompany Loan" shall have the meaning provided in
Section 8.06(h).

            "Intercompany Notes" shall mean promissory notes, in the form of Exhibit K, evidencing Intercompany Loans.

            "Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

            "Interest Period" with respect to (a) any Eurodollar Loan shall mean the interest period applicable thereto, as determined pursuant to Section 1.09, (b) any Fixed Rate Loan, shall mean the period commencing from the requested drawdown date of such Competitive Borrowing and ending on a date, which shall not be earlier than seven days or later than 180 days after the requested drawdown date, (c) any Eurocurrency Competitive Loan, shall mean the period commencing from the requested drawdown date of such Competitive Borrowing and ending on a date, which shall be either one, two, three or six months after the requested drawdown date and, (d) any Negotiated Local Currency Loan, shall mean the period commencing with the drawdown date of such Negotiated Local Currency Loan and ending on such date, which shall not be earlier than six months after such drawdown date, as shall be agreed between the Bank making such Loan and the applicable Borrower.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Investors" shall mean THL and THL Affiliates and THL
Investors and certain investors, including Chase, DLJ Capital Funding, Inc., Merrill Lynch & Co. and their respective Affiliates and certain members of the management of the Company.

            "Judgment Currency" shall have the meaning set forth in
Section 12.18.

            "L/C Reserve Account" shall have the meaning provided in
Section 1.17.

            "L/C Supportable Indebtedness" shall mean (i) obligations of the Company or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Company or any of its Subsidiaries as are reasonably acceptable to the Administrative Agent and the Letter of Credit Issuer and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Leasehold" of any Person shall mean all of the tight, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lease Expense" means, for any period, the aggregate amount of fixed and contingent rentals payable by the Company and its Subsidiaries on a consolidated basis for such period with respect to operating leases of real or personal property.

            "Letter of Credit" shall have the meaning provided in
Section 2.01(a)
 .
            "Letter of Credit Fees" shall have the meaning provided in
Section 3.01(b).

            "Letter of Credit Issuer" shall mean Chase Manhattan Bank Delaware, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in 2.06 or, solely with respect to the Existing Letters of Credit, TD. The Letter of Credit Issuer may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Letter of Credit Issuer, in which case the term "Letter of Credit Issuer" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

            "Letter of Credit Outstanding" shall mean, at any time, the sum of, without duplication, (i) the aggregate Stated Amount of all outstanding Letters of Credit and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit. Any portion of the Letter of Credit Outstanding denominated in a Local Currency shall be the U.S. Dollar Amount thereof as provided in Section 1.15.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

            "Leverage Ratio" shall mean, at any time, the ratio of (x) Funded Debt at such time to (y) Consolidated EBITDA for the Test Period then last ended.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

            "Loan" shall mean each and every loan made by any Bank hereunder, including U.S. Dollar A Term Loans, Canadian Dollar A Term Loans, U.K. A Term Loans, B Term Loans, C Term Loans, Revolving Loans, Swingline Loans or Local Currency Loans.

            "Local Currency" shall mean any currency other than U.S. Dollars as to which an Exchange Rate may be calculated.

            "Local Currency Borrowing" shall mean a Borrowing comprised of Local Currency Loans.

            "Local Currency Equivalent" shall mean, with respect to an amount of U.S. Dollars on any date in relation to any specified Local Currency, the amount of such specified Local Currency that may be purchased with such amount of U.S. Dollars at the Spot Exchange Rate with respect to U.S. Dollars on such date.

            "Local Currency Loan" shall mean (a) any Competitive Loan and
(b) any Negotiated Local Currency Loan made in accordance with the provisions of Section 1.14.

            "Local Currency Loan Exposure" shall mean at any time the Dollar Equivalent of the aggregate principal amount of all outstanding Local Currency Loans at such time.

            "Local Currency Note" shall have the meaning provided in
Section 1.05(d).

            "Local Currency Sublimit" shall mean $60,000,000.

            "Local Letter of Credit" shall mean any Letter of Credit which provides for the payment of drawings in a Local Currency.

            "Local Letter of Credit Sublimit" shall mean $30,000,000.

            "Management Agreements" shall have the meaning provided in
Section 5.13.

            "Mandatory Borrowing" shall have the meaning provided in
Section 1.01(C).

            "Majority Banks" of any Facility shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Facilities under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

            "Margin" shall mean, as to any Eurocurrency Competitive Loan, the marginal rate of interest, if any, to be added to or subtracted from the Eurocurrency Rate to determine the rate of interest applicable to such Loan, as specified by the Revolving Bank making such Loan in its Competitive Bid.

            "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 7.01(a) or (b)(i), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 7.01(a) or (b)(i), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(a) or (b)(i), as the case may be.

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Adverse Effect" shall mean a material adverse effect on the business, properties, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

            "Material Subsidiary" means any Subsidiary of the Company, direct or indirect other than an Immaterial Subsidiary.

            "Maturity Date" with respect to any Facility shall mean either the U.S. Dollar A Term Loan Maturity Date, the Canadian Dollar A Term Loan Maturity Date, the U.K. A Term Loan Maturity Date, the B Term Loan Maturity Date, the C Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

            "Maximum Swingline Amount" shall mean $30,000,000.

            "Merger" shall mean the merger of MergerCo with and into Fisher, with Fisher as the surviving company.

            "MergerCo" shall mean FSI Merger Co., a Delaware corporation.

            "Minimum Borrowing Amount" shall mean (i) for Term Loans, $5,000,000; (ii) for Revolving Loans, $5,000,000, and (iii) for Swingline Loans, $100,000.

            "MLA Cost" shall mean the cost incurred by the U.K. A Term Loan Banks in connection with the U.K. A Term Loans denominated in Sterling in compliance with the Mandatory Liquid Asset requirements of the Bank of England during an Interest Period (or part of an Interest Period), expressed as a rate per annum and determined in accordance with Exhibit S.

            "Moody's" shall mean Moody's Investors Service, Inc.

            "Mortgage " shall have the meaning provided in
Section 5.12(a).

            "Mortgage Policies" shall have the meaning provided in
Section 5.12(b).

            "Mortgaged Properties" shall mean and include the Real Properties owned by the Company and its Domestic Subsidiaries to the extent designated as such on
Schedule 6.20.

            "Multiemployer Plan" shall mean any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Company or any of its Subsidiaries has any liability or contributes (or has at any time within the past five years contributed to or had any liability to contribute).

            "Negotiated Local Currency Loan" shall have the meaning provided in Section 1.14.

            "Negotiated Local Currency Loan Agreement" shall have the meaning provided in Section 1.14.

            "Net Cash Proceeds" shall mean, with respect to any Asset Sale, the Cash Proceeds resulting therefrom net of (a) cash expenses of sale (including brokerage fees, if any, transfer taxes and payment of principal, premium and interest of Indebtedness other than the Loans required to be repaid as a result of such Asset Sale), (b) all taxes paid or payable as a result thereof, (c) the amount of all payments required to be made by the Company and the Subsidiaries as a result of such Asset Sale to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such Asset Sale and (d) the amount of any reserves established by the Company and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable during the year that such Asset Sale occurred or the next succeeding year that are directly attributable to such Asset Sale; provided that if any such reserves are terminated or the amount thereof is reduced, the amount of such eliminated reserves shall be deemed Net Cash Proceeds.

            "Non-Defaulting Bank" shall mean each Bank other than a Defaulting Bank.

            "Note" shall mean each U.S. Dollar A Term Note, each Canadian Dollar A Term Note, each U.K. A Term Note, each B Term Note, each C Term Note, each Revolving Note, the Swingline Note and each Local Currency Note.

            "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in
Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at One Chase Manhattan Plaza, New York, NY 10081 or such other office as the Administrative Agent may designate to the Company and the Banks from time to time; provided that, (a) with reference to any notice to be given in respect of a Canadian Dollar A Term Loan "Notice Office" shall mean the office of The Chase Manhattan Bank of Canada located at 1 First Canadian Place, Suite 6900, 100 King St. West, Toronto, Ontario M5X1A4 and (b) with reference to any notice to be given in respect of a U.K. A Term Loan "Notice Office" shall mean the office of Chase Manhattan International Limited located at Trinity Tower, Nine Thomas More Street, London E1 9TY, England.

            "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

            "Participant" shall have the meaning provided in
Section 2.04(a).

            "Payment Office" shall mean (a) in the case of payments in U.S. Dollars, the office of the Administrative Agent located at One Chase Manhattan Plaza, New York, New York 10081 or such other office as the Administrative Agent may designate to the Borrower and the Banks from time to time or (b) in the case of payment in currencies other than U.S. Dollars, the place of payment customary for the settlement of international transaction relevant to such currency as designated to the Company and the Banks by the Administrative Agent, (c) in the case of payments in relation to a Canadian Dollar A Term Loan, the office of The Chase Manhattan Bank of Canada located at 1 First Canadian Place, Suite 6900, 100 King St. West, Toronto, Ontario M5X1A4 or (d) in the case of payments in relation to a U.K. A Term Loan, the office of Chase Manhattan International Limited located at Trinity Tower, Nine Thomas More Street, London E1 9TY, England.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "Permitted Acquisition" shall have the meaning provided in
Section 8.02(l).

            "Permitted Encumbrances" shall mean (i) those liens, encumbrances and other matters affecting title to any Mortgaged Property listed in the Mortgage Policies in respect thereof and found reasonably acceptable by the Administrative Agent, (ii) as to any particular Mortgaged Property at any time, such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not, in the reasonable opinion of the Administrative Agent, materially impair such Mortgaged Property for the purpose for which it is held by the mortgagor thereof, or the lien held by the Collateral Agent,
(iii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use made by the mortgagor thereof of the Premises (as defined in the respective Mortgage), (iv) general real estate taxes and assessments not yet delinquent, and (v) such other items as the Administrative Agent may consent to (such consent not to be unreasonably withheld).

            "Permitted Holders" shall mean (a) THL and THL Affiliates and THL Investors and each of Chase, DLJ Capital Funding, Inc., Merrill Lynch & Co. and each of their respective Affiliates and those certain members of the management of the Company who are Investors as of the Effective Date, (b) senior management employees and directors of the Company who acquire common stock of the Company within 90 days after the Initial Borrowing Date for an aggregate purchase price not the excess of $15,000,000, (c) other Persons to which THL and the THL Affiliates may transfer common stock of the Company for and aggregate purchase price not exceeding $20,000,000 and (d) any Person controlled by one or more of the foregoing .

            "Permitted Liens" shall have the meaning provided in
Section 8.03.

            "Permitted Receivables Financing" shall mean any transaction entered into pursuant to and in accordance with the Receivables Purchase Agreement, the Receivables Transfer Agreement and the Asset Purchase Agreement.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any employee pension benefit plan (within the meaning of Section 3(2) of ERISA) which is maintained or contributed to by the Company or any of its Subsidiaries, or for which the Company or any of its Subsidiaries has any liability or contingent liability, other than a Multiemployer Plan.

            "Pledge Agreement" shall have the meaning provided in
Section 5.10(a).

            "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

            "Pledged Securities" shall mean all the Pledged Securities as defined in the Pledge Agreement.

            "Preferred Stock" shall mean the Cumulative Redeemable Preferred Stock, par value $.01, of the Company as described in Schedule 6.15; provided that such preferred stock shall only pay non-cash dividends.

            "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City, the Prime Rate to change when and as such publicly announced rate changes. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. Chase may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

            "Projections" shall have the meaning provided in Section 6.10.

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

            "Real Property" of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Recapitalization" shall mean the Merger and recapitalization of the Company pursuant to, and in accordance with the terms of, the Recapitalization Documents.

            "Recapitalization Agreement" shall mean the Agreement and Plan of Merger dated as of August 7, 1997, as amended and as in effect on the Initial Borrowing Date by and between the Company and MergerCo.

            "Recapitalization Documents" shall mean the Recapitalization Agreement and all other agreements and documents relating to the Recapitalization.

            "Receivables" shall mean the indebtedness owed to the Company or any of its Subsidiaries by an obligor under a contract and rights of payment and other payment obligations, whether constituting an account, chattel paper, instrument, investment property or general intangible, in each case arising in connection with the sale or lease of merchandise or the rendering of services by the Company or any of its Subsidiaries in the ordinary course of business and includes the right to payment of any finance charges and any other obligations of such obligor with respect thereto; notwithstanding, the foregoing, once a Receivable has been deemed collected pursuant to Section 2.09 of the Receivable Transfer Agreement, it shall no longer constitute a receivable under the Receivable Transfer Agreement.

            "Receivables Purchase Agreement" shall mean the Receivables Purchase Agreement dated as of January 21, 1998 between the Receivables Subsidiary and a Subsidiary of the Company, as the same may be amended, modified or supplemented from time to time.

            "Receivables Subsidiary" shall mean FSI Receivables Corp.

            "Receivables Transfer Agreement" shall mean the Transfer Agreement, dated as of January 21, 1998, by and among the Receivables Subsidiary, Park Avenue Receivables Corporation ,a Subsidiary of the Company as a servicer, and The Chase Manhattan Bank, as funding agent, as the same may be amended, modified or supplemented from time to time.

            "Recovery Event" shall mean the receipt by the Company or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the Company or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the Company or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 7.03.

            "Register" shall have the meaning provided in subsection
12.04(c).

            "Regulation D" shall mean Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation U" shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof.

            "Release" means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

            "Replaced Bank" shall have the meaning provided in Section
1.13.

            "Replacement Bank" shall have the meaning provided in
Section 1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

            "Required Banks" shall mean collectively (and not individually) Non- Defaulting Banks the sum of whose outstanding Term Loans, Term Loan Commitments, Revolving Credit Commitments (or, after the Total Revolving Credit Commitment has been terminated, outstanding Revolving Loans, Local Currency Loans and Revolving Percentages of outstanding Swingline Loans and Letter of Credit Outstanding) constitute greater than 50% of the sum of (i) the total outstanding Term Loans of Non-Defaulting Banks, or the Total Term Loan Commitment then in effect and (ii) the Total Revolving Credit Commitment less the aggregate Revolving Credit Commitments of Defaulting Banks (or, after the Total Revolving Credit Commitment has been terminated, the total outstanding Revolving Loans and Local Currency Loans of Non-Defaulting Banks and the aggregate Revolving Percentages of all Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstanding at such time).

            "Required Currency" shall have the meaning provided in
Section 12.18.

            "Reset Date" shall have the meaning provided in Section 1.15.

            "Retiree Welfare Plan" shall mean any employee welfare benefit plan (within the meaning of section 3(l) of ERISA) which provides benefits to retired or other former employees of the Borrower or any of its Subsidiaries (other than continuation of group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or pursuant to applicable State law).

            "Returns" shall have the meaning provided in Section 6.22.

            "Revolving Bank" shall mean at any time each Bank with a Revolving Credit Commitment or with outstanding Revolving Loans.

            "Revolving Credit Borrowing" shall mean a Borrowing comprised of Revolving Loans.

            "Revolving Credit Commitment" shall mean, with respect to each Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "Revolving Credit Commitment," as the same may be reduced from time to time pursuant to Section 3.02, Section
3.03 and/or Section 9.

            "Revolving Credit Facility" shall mean the Facility evidenced by the Total Revolving Credit Commitment.

            "Revolving Extensions of Credit" shall mean as to any Revolving Bank at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans made by such Bank then outstanding, (b) such Bank's Revolving Percentage of the Letters of Credit Outstanding and (c) such Bank's Revolving Percentage of the aggregate principal amount of Swingline Loans then outstanding.

            "Revolving Loan" shall have the meaning provided in Section 1.01(A)(f).

            "Revolving Loan Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

            "Revolving Note" shall have the meaning provided in Section
1.05(d).

            "Revolving Percentage" shall mean at any time for each Revolving Bank, with respect to Revolving Loans, Swingline Loans and Letters of Credit, the percentage obtained by dividing such Revolving Bank's Revolving Credit Commitment by the Total Revolving Credit Commitment, provided that if the Total Revolving Credit Commitment has been terminated, the Revolving Percentage of each Revolving Bank shall be determined by dividing such Revolving Bank's Revolving Credit Commitment immediately prior to such termination by the Total Revolving Credit Commitment immediately prior to such termination.

            "Rollover Amount" shall have the meaning provided in
Section 8.09(b).

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

            "Scheduled U.S. Dollar A Repayment" shall have the meaning provided in Section 4.02(A)(b)(i).

            "Scheduled Canadian Dollar A Repayment" shall have the meaning provided in Section 4.02(A)(b)(ii).

            "Scheduled U.K. A Repayment" shall have the meaning provided in Section 4.02(A)(b)(iii).

            "Scheduled B Repayment" shall have the meaning provided in
Section 4.02(A)(b)(iv).

            "Scheduled C Repayment" shall have the meaning provided in
Section 4.02(A)(b)(v).

            "Scheduled Repayment" shall mean any Scheduled U.S. Dollar A Repayment, Scheduled Canadian Dollar A Repayment, Scheduled U.K. A Repayment, Scheduled B Repayment or any Scheduled C Repayment.

            "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b)(ii).

            "Secured Creditors" shall have the meaning provided in the Security Agreement.

            "Security Agreement" shall have the meaning provided in
Section 5.10(b).

            "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

            "Security Documents" shall mean and include the Security Agreement, the Pledge Agreement, the Indemnity, Subrogation and
Contribution Agreement, the Guaranty, each Mortgage, and each Additional Security Document, if any.

            "Senior Subordinated Note Documents" shall mean and include each of the Senior Subordinated Note Indenture and the Senior
Subordinated Notes, as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

            "Senior Subordinated Note Indenture" shall mean one or more Indentures that will be entered into by and between the Company and the Subsidiary Guarantors and the trustee for the holders of the Senior Subordinated Notes or the purchasers of the Senior Subordinated Notes, as applicable, in the form referred to in, or having the terms permitted by,
Section 8.04(c), as the same may be entered into, modified, amended or supplemented from time to time in accordance with the terms hereof and thereof.

            "Senior Subordinated Notes" shall mean the senior subordinated notes of the Company that may be issued pursuant to a Senior Subordinated Note Indenture and as the same may be modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

            "Shareholders' Agreements" shall have the meaning set forth in Section 5.13.

            "Spot Exchange Rate" shall mean, on any day, with respect to any Alternative Currency or Local Currency, the spot rate at which U.S. Dollars are offered on such day by The Chase Manhattan Bank in London for such Alternative Currency or Local Currency at approximately 11:00 A.M. (London time).

            "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder (regardless of whether any conditions for drawing could then be met).

            "Sterling" or "(pound)" shall mean the lawful money of the United Kingdom.

            "Subsidiary" of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (ii) any partnership, association, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time.

            "Subsidiary Borrowers" shall mean (i) each Subsidiary of the Company listed in Schedule I hereto and (ii) each other Subsidiary as to which an Election to Participate has been delivered and an Election to Terminate has not been delivered.

            "Subsidiary Guarantor" shall mean each Subsidiary of the Company that is or becomes a party to the Guaranty.

            "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

            "Swingline Loan" shall have the meaning provided in
Section 1.01(B).

            "Swingline Note" shall have the meaning provided in
Section 1.05(a).

            "Syndication Agent" shall mean Merrill Lynch Capital
Corporation.

            "Tax Allocation Agreements" shall have the meaning provided in Section 5.13.

            "Taxes" shall have the meaning provided in Section 4.04.

            "TD" shall mean Toronto Dominion (Texas) Inc.

            "Term Loan" shall mean each U.S. Dollar A Term Loan, each Canadian Dollar A Term Loan, each U.K. A Term Loan, each B Term Loan and each C Term Loan.

            "Term Loan Commitment" shall mean, with respect to each Bank at any time, the sum of the U.S. Dollar A Term Loan Commitment, the Canadian Dollar A Term Loan Commitment, the U.K. A Term Loan Commitment, the B Term Loan Commitment and the C Term Loan Commitment of such Bank at such time.

            "Term Loan Facilities" shall mean the U.S. Dollar A Term Loan Facility, the Canadian Dollar A Term Loan Facility, the U.K. A Term Loan Facility, the B Term Loan Facility and the C Term Loan Facility.

            "Test Period" shall mean for any determination made on a specific date, the four consecutive fiscal quarters of the Company then last ended (taken as one accounting period) except as otherwise specifically set forth in Section 10(B).

            "THL" shall mean Thomas H. Lee Company, a sole proprietorship located in Massachusetts.

            "THL Affiliates" shall mean any Affiliate of THL, provided that for purposes of the definition of "Change of Control Event", the term THL Affiliate shall not include any portfolio company of either THL or any Affiliate of THL.

            "THL Investor" shall mean and include Thomas H. Lee Equity Fund, III L.P., Thomas H. Lee Foreign Fund III, L.P. and THL-CCI Limited Partnership, THL FSI Equity Investors, L.P., or any limited or general partner, stockholder, officer, employee or consultant of such THL Investor or any officer, employee or consultant of THL; provided that for the purposes of making calculations under the definition of "Change of Control Event", the aggregate amount of equity of the Company attributable to consultants of THL and consultants of THL Investors may not exceed $3,000,000.

            "Total B Term Loan Commitment" shall mean the sum of the B Term Loan Commitments of each of the Banks.

            "Total C Term Loan Commitment" shall mean the sum of the C Term Loan Commitments of each of the Banks.

            "Total Canadian Dollar A Term Loan Commitment" shall mean the sum of the Canadian Dollar A Term Loan Commitments of each of the Canadian Dollar A Term Loan Banks.

            "Total Commitment" shall mean the sum of the Total Term Loan Commitment and the Total Revolving Credit Commitment.

            "Total Local Currency Loan Exposure" shall mean at any time, the aggregate amount of the Local Currency Loan Exposures at such time.

            "Total Revolving Credit Commitment" shall mean the sum of the Revolving Credit Commitments of each of the Banks.

            "Total Revolving Extensions of Credit" shall mean at any time, the aggregate amount of the Revolving Extensions of Credit at such time.

            "Total Term Loan Commitment" shall mean the sum of the Total U.S. Dollar A Term Loan Commitment, the Total Canadian Dollar A Term Loan Commitment, the Total U.K. A Term Loan Commitment, the Total B Term Loan Commitment and the Total C Term Loan Commitment.

            "Total U.K. A Term Loan Commitment" shall mean the sum of the U.K. A Term Loan Commitments of each of the U.K. A Term Loan Banks.

            "Total U.S. Dollar A Term Loan Commitment" shall mean the sum of the U.S. Dollar A Term Loan Commitments of each of the U.S. Dollar A Term Loan Banks.

            "Total Unutilized Revolving Credit Commitment" shall mean, at any time, (i) the Total Revolving Credit Commitment at such time less
(ii) the sum of the Total Revolving Extensions of Credit and the aggregate Local Currency Loan Exposure at such time.

            "Transaction" shall mean, collectively, (i) the Recapitalization, (ii) the incurrence of Loans and the issuance of Letters of Credit on the Initial Borrowing Date, (iii) the entering into of the Senior Subordinated Note Documents and the issuance of the Senior Subordinated Notes pursuant thereto, (iv) the refinancing of the Existing Loan Agreement, (v) the payment of fees and expenses in connection with the foregoing and (vi) the Permitted Receivables Financing.

            "Type" shall mean any type of Loan determined with respect to the interest option applicable thereto, i.e., a Base Rate Loan or a Eurodollar Loan or, in the case of Canadian Dollar A Term Loans, a Canadian Prime Loan or a B/A Rate Loan only.

            "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 35, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

            "Unpaid Drawing" shall have the meaning provided in Section
2.03(a).

            "U.K. A TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the sum of the aggregate principal amount of all U.K. A Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

            "U.K. A Term Loan" shall have the meaning provided in
Section 1.01(A)(c).

            "U.K. A Term Loan Bank" shall mean a Bank with a U.K. A Term Loan Commitment.

            "U.K. A Term Loan Commitment" shall mean, with respect to each U.K. A Term Loan Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "U.K. A Term Loan Commitment," as the same may be terminated pursuant to Section 3.03 and/or Section 9.

            "U.K. A Term Loan Facility" shall mean the Facility evidenced by the Total U.K. A Term Loan Commitment.

            "U.K. A Term Loan Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

            "U.K. A Term Note" shall have the meaning provided in
Section 1.05(d).

            "U.K. Administrative Agent" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the U.K. Administrative Agent appointed pursuant to Section 11.10.

            "U.K. Borrower" shall mean Fisher Scientific U.K., Limited, a company incorporated under the laws of the United Kingdom and a Wholly-Owned Foreign Subsidiary.

            "U.K. Holding Company" shall mean Fisher Scientific Holding U.K. Limited, a company incorporated in England and a Wholly-Owned Foreign Subsidiary of the Company.

            "U.K. Qualifying Bank" means any Bank (or proposed Eligible Transferee) which:

            (a) is a bank for the purposes of section 349 of the UK Income and Corporation Taxes Act 1988; and

            (b) with respect to any interest payable to any Bank hereunder, or which would be payable to any proposed Eligible Transferee, such Bank or proposed Eligible Transferee is, or would be, within the charge to UK corporation tax as respects such interest at the time when such interest is paid.

            "U.S. Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States of America.

            "U.S. Dollar Amount" means, in relation to any Letter of Credit that provides for payment of any drawing thereunder in a Local Currency, the amount determined as provided in Section 2.07.

            "U.S. Dollar A TL Percentage" shall mean, at any time, a fraction (expressed as a percentage) the numerator of which is equal to the sum of the aggregate principal amount of all U.S. Dollar A Term Loans outstanding at such time and the denominator of which is equal to the sum of the aggregate principal amount of all Term Loans outstanding at such time.

            "U.S. Dollar A Term Loan" shall have the meaning provided in
Section 1.01(A)(a).

            "U.S. Dollar A Term Loan Bank" shall mean a Bank with a U.S. Dollar A Term Loan Commitment.

            "U.S. Dollar A Term Loan Commitment" shall mean, with respect to each U.S. Dollar A Term Loan Bank, the amount set forth opposite such Bank's name in Annex I directly below the column entitled "U.S. Dollar A Term Loan Commitment," as the same may be terminated pursuant to Section
3.03 and/or Section 9.

            "U.S. Dollar A Term Loan Facility" shall mean the Facility evidenced by the Total U.S. Dollar A Term Loan Commitment.

            "U.S. Dollar A Term Loan Maturity Date" shall mean the sixth anniversary of the Initial Borrowing Date.

            "U.S. Dollar A Term Note" shall have the meaning provided in
Section 1.05(d).

            "Waivable Mandatory Repayment" shall have the meaning provided in Section 4.02(C).

            "Wholly-Owned Domestic Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary.

            "Wholly-Owned Foreign Subsidiary" shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Foreign Subsidiary.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares and/or other nominal amounts of shares required to be held other than by such Person under applicable law) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Working Capital" shall mean the excess of Consolidated Current Assets over Consolidated Current Liabilities.

            "Working Day" shall mean, with respect to Borrowings in any Alternative Currency or Local Currency, any Business Day other than a Business Day on which commercial banks in the principal financial center of such Alternative Currency or Local Currency are authorized or required by law to close.

            "Written" (whether lower or upper case) or "in writing" shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

             (B) Interim Financial Calculations. For purposes of determining the Leverage Ratio and Interest Coverage Ratio and determining compliance with Sections 8.10, 8.11 and 8.12:

            (a) for determinations made prior to the end of FYE 1998 in connection with the Interest Coverage Ratio, minimum consolidated EBITDA in Section 8.10 and the Leverage Ratio, Consolidated EBITDA for the period of four consecutive fiscal quarters ended (i) FQE1 1998, shall be deemed to be equal to the product of Consolidated EBITDA for the fiscal quarter then ended multiplied by four, (ii) FQE2 1998, shall be deemed to be equal to the product of Consolidated EBITDA for the two consecutive fiscal quarters then ended multiplied by two and (iii) FQE3 1998, shall be deemed to be equal to the product of Consolidated EBITDA for the three consecutive fiscal quarters then ended multiplied by four- thirds; and

            (b) for determinations made prior to the end of FYE 1998, Consolidated Interest Expense for the period of four consecutive fiscal quarters ended (i) FQE2 1998, shall be deemed to be equal to the product of Consolidated Interest Expense for the two consecutive fiscal quarters then ended multiplied by two and (ii) FQE3 1998, shall be deemed to be equal to the product of Consolidated Interest Expense for the three consecutive fiscal quarters then ended multiplied by four- thirds.

            SECTION 11.  The Agents.

            11.01 Appointment. Each Bank hereby irrevocably designates and appoints each of Chase, Chase Canada and Chase U.K. as Administrative Agent, Canadian Administrative Agent and U.K. Administrative Agent, respectively, of such Bank (such term to include for purposes of this Section 11, Chase acting as Collateral Agent) to act as specified herein and in the other Credit Documents, and each such Bank hereby irrevocably authorizes each of Chase, Chase Canada and Chase U.K. as the Administrative Agent, Canadian Administrative Agent and U.K. Administrative Agent, respectively, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent, Canadian Administrative Agent and U.K. Administrative Agent, respectively, by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent agree to act as such upon the express conditions contained in this Section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document, the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, or any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent. The provisions of this Section 11 are solely for the benefit of the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent and the Banks, and neither the Company nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall act solely as agents of the Banks and the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent do not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Company or any of its Subsidiaries.

            11.02 Delegation of Duties. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent may execute any of their respective duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by either of them with reasonable care except to the extent otherwise required by
Section 11.03.

            11.03 Exculpatory Provisions. None of the Administrative Agent, the Canadian Administrative Agent, the U.K. Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by either of them or such Person under or in connection with this Agreement or the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Banks for any recitals, statements, representations or warranties made by the Company, any of its Subsidiaries or any of their respective officers contained in this Agreement or the other Credit Documents, any other Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent under or in connection with, this Agreement or any other Document or for any failure of the Company or any of its Subsidiaries or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall not be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of this Agreement or the other Documents, or to inspect the properties, books or records of the Company or any of its Subsidiaries. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall not be responsible to any Bank for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent to the Banks or by or on behalf of the Company or any of its Subsidiaries to the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent or any Bank or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

            11.04 Reliance by Administrative Agent. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by either of them to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent. Each of the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Banks or, when expressly required hereby or thereby, all the Banks as it deems appropriate or it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Banks or, when expressly required hereby or thereby, all the Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Banks.

            11.05 Notice of Default. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent has actually received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent receives such a notice, the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent shall give prompt notice thereof to the Banks. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Banks; provided that, unless and until the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent shall have received such directions, the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

            11.06 Nonreliance on Administrative Agent and Other Banks. Each Bank expressly acknowledges that none of the Administrative Agent, the Canadian Administrative Agent, the U.K. Administrative Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent hereinafter taken, including any review of the affairs of the Company or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent to any Bank. Each Bank represents to the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent that it has, independently and without reliance upon the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Bank also represents that it will, independently and without reliance upon the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and its Subsidiaries. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or any of its Subsidiaries which may come into the possession of the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent or any of their officers, directors, employees, agents, attorneys-in-fact or affiliates.

            11.07 Indemnification. The Banks agree to indemnify the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent in their respective capacities as such ratably according to the Banks' respective "percentages" as used in determining the Required Banks at such time (with such "percentages" to be determined as if there are no Defaulting Banks), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent in their respective capacities as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company or any of its Subsidiaries, provided that no Bank shall be liable to the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent . To the extent any Bank would be required to indemnify the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent pursuant to the immediately preceding sentence but for the fact that it is a Defaulting Bank, such Defaulting Bank shall not be entitled to receive any portion of any payment or other distribution hereunder until each other Bank shall have been reimbursed for the excess, if any, of the aggregate amount paid by such Bank under this Section 11.07 over the aggregate amount such Bank would have been obligated to pay had such first Bank not been a Defaulting Bank. If any indemnity furnished to the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent for any purpose shall, in the opinion of the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent be insufficient or become impaired, the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent may call for additional indemnity (subject to the proviso of the first sentence hereof) and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 11.07 shall survive the payment of all Obligations.

            11.08 Administrative Agent in its Individual Capacity. The Administrative Agent and its affiliates, including, without limitation, the Canadian Administrative Agent and the U.K. Administrative Agent, may make loans to, accept deposits from and generally engage in any kind of business with the Company and its Subsidiaries as though the such Agents were not the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent, respectively, hereunder. With respect to the Loans made by each of them and all Obligations owing to each of them, each of the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not such Agent and the terms "Bank" and "Banks" shall include the such Agent in its individual capacity.

            11.09 Holders. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent, as applicable. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            11.10 Resignation of the Administrative Agent; Successor Administrative Agent. The Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent may resign as such Agents upon 20 days' notice to the Banks. Upon the resignation of such Agents, the Required Banks shall appoint from among the Banks a successor Administrative Agent, Canadian Administrative Agent and U.K. Administrative Agent which are banks or trust companies for the Banks subject to prior approval by the Company (such approval not to be unreasonably withheld), whereupon such successor agents shall succeed to the rights, powers and duties of such Agents, and the terms "Administrative Agent", "Canadian Administrative Agent" and "U.K. Administrative Agent" shall include such successor agents effective upon their appointment, and the resigning Agents' rights, powers and duties as such Agents shall be terminated, without any other or further act or deed on the part of such former Agents or any of the parties to this Agreement. After the resignation of such Agents hereunder, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by either of them while they were Agents under this Agreement.

            11.11 Documentation Agent and Syndication Agent. The
Documentation Agent and the Syndication Agent shall have no duties or liabilities under the Credit Documents in such capacity.

            11.12 Letter of Credit Issuer. The provisions of this Section 11 shall apply to the Letter of Credit Issuer in its capacity as such, mutatis mutandis.

            SECTION 12.  Miscellaneous.

            12.01 Payment of Expenses, etc. The Company agrees to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of Cravath, Swaine & Moore and local counsel) in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto and requested by any Credit Party and in connection with the Agents' syndication efforts with respect to this Agreement; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein and, after an Event of Default shall have occurred and be continuing, the protection of the rights of each of the Agents and each of the Banks thereunder (including, without limitation, the reasonable fees and disbursements of counsel for the Agents and the Banks), provided that the Company shall be obligated to pay the fees and disbursements of only one counsel to the Agents and the Banks pursuant to this clause (ii) unless an Agent or Bank notifies the Company that it reasonably believes that its legal position differs from the other Agents or Banks or that it may be subject to different claims or defenses than the other Agents and Banks, in which case the Company will also pay the reasonable fees and disbursements of counsel of such Agent or Bank; (iii) pay and hold each of the Banks harmless from and against any and all present and future stamp, transfer, documentary and other similar taxes and all charges, penalties or levies relating thereto with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iv) indemnify each Agent and each Bank, their respective officers, directors, trustees, employees, representatives, affiliates and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of,
(a) any investigation, litigation or other proceeding (whether or not any Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Document or the use of the proceeds of any Loans hereunder or the Transaction or the consummation of any other transactions contemplated in any Document (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property or any Environmental Claim, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding.

            12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuation of an Event of Default, each Agent and each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent or such Bank (including, without limitation, to the extent permitted by applicable law, by branches and agencies of such Agent and such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Agent or such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations of such Credit Party purchased by such Bank pursuant to
Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding anything to the contrary contained in this Section 12.02, no Bank shall exercise any such right of set-off without the prior consent of the Administrative Agent or the Required Banks so long as the Obligations shall be secured by any Real Property located in the State of California, it being understood and agreed, however, that this sentence is for the sole benefit of the Banks and may be amended, modified or waived in any respect by the Required Banks without the requirement of prior notice to or consent by any Credit Party and does not constitute a waiver of any rights against any Credit Party or against any Collateral.

            12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Credit Party, at the address specified opposite the Company's signature below, or in the other relevant Credit Documents, as the case may be; if to any Bank, at its address specified for such Bank on Annex II; or, at such other address as shall be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

            12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, none of the Borrowers may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of all of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, subject to Section 12.04(b) such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any of the Borrowers of any of their rights and obligations under this Agreement or
(iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by each of the Borrowers hereunder shall be determined as if such Bank had not sold such participation.

            (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign or transfer all or a portion of its Revolving Credit Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or Approved Funds or (y) assign or transfer all, or if less than all, a portion equal to at least $5,000,000 (or at least $1,000,000 in the case of any assignment by Chase within fourteen Business Days of the Initial Borrowing Date) in the aggregate for the assigning Bank or assigning Banks, of such Revolving Credit Commitments and/or outstanding principal amount of Term Loans hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that (i) at such time Annex I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) upon surrender of the old Notes, new Notes will be issued, at the applicable Borrower's expense, to such new Bank and to the assigning Bank to the extent it is retaining any Commitments or Loans, such new Notes to be in conformity with the requirements of
Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans, as the case may be), (iii) except in the case of a transfer of interest as part of the CAM Exchange, the consent of the Administrative Agent shall be required in connection with any such assignment pursuant to clause (y) of this Section 12.04(b) (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment other than an involuntary transfer of assignment pursuant to a CAM Exchange, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 (except that only one fee shall be payable in the case of contemporaneous assignments to more than one fund managed or advised by the same investment advisor or an affiliate of such investment advisor) and, provided further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 12.04(c). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or Loans but shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assignor as a Bank hereunder. At the time of each assignment pursuant to this Section 12.04(b) or replacement of a Bank pursuant to Section 1.13 to an Eligible Transferee which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Company and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) if required pursuant to
Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to
Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs and/or Taxes under Section 1.10, 1.11, 2.05 or 4.04 greater than those being charged by the respective assigning Bank prior to such assignment, then the Company shall not be obligated to pay such increased costs and/or Taxes in excess of the amounts charged by the respective assigning Bank prior to the assignment or indemnify such Eligible Transferee for such increased costs and/or such increased amount of Taxes in excess of the amounts charged by the respective assigning Bank prior to the assignment, unless such assignment was made pursuant to the Company's request (although the Company shall be obligated to pay any other increased costs and/or Taxes, of the type described above and indemnify such Eligible Transferee for such increased costs and/or Taxes resulting from changes after the date of the respective assignment).

            (c) Each of the Borrowers hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 12.04(c), to maintain a register (the "Register") on which it will record the names and addresses of the Banks and the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrowers' obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitments of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank, shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Each of the Borrowers agrees to indemnify the Administrative Agent, the Canadian Administrative Agent and the U.K. Administrative Agent, as applicable, from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent in performing its duties under this Section 12.04(c) except when caused by the gross negligence or willful misconduct of the Administrative Agent, the Canadian Administrative Agent or the U.K. Administrative Agent.

            (d) Nothing in this Agreement shall prevent or prohibit any Bank (without having to obtain the consent of Borrowers and/or the Administrative Agent) from pledging all or any portion of its Loans and Notes hereunder to secure obligations of such Bank, including any pledge or assignments to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

            12.05 No Waiver, Remedies Cumulative. No failure or delay on the part of any Agent or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent or any Bank shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Banks to any other or further action in any circumstances without notice or demand.

            12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings or Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Company to the Banks); provided that except as otherwise specifically provided herein; all computations determining compliance with Sections 4.02 and 8, including definitions used therein, shall utilize accounting principles and policies in effect at the time of the preparation of, and in conformity with those used to prepare, the FYE 1996 financial statements delivered to the Banks pursuant to Section 7.01(c) except that such computations shall not in any event (i) give effect to purchase accounting adjustments required or permitted by APB 16 (including non-cash write-ups and non-cash charges relating to inventory and fixed assets, in each case arising in connection with the Company) and APB 17 (including non-cash charges relating to intangibles and goodwill arising in connection with the Company) or (ii) give effect to any charges in connection with accounting for the Recapitalization.

            (b) All computations of interest and Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days, provided that interest on Base Rate Loans based on the Prime Rate shall be computed on the actual number of days elapsed over a year of 365 or 366 days, as the case may be and interest on Canadian Prime Loans, B/A Rate Loans and U.K. A Term Loans shall be computed on the actual number of days elapsed over a year of 365 days.

            12.08 Governing Law; Submission to Jurisdiction; Venue. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Credit Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Credit Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Credit Party. Each Credit Party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Credit Party, at its address for notices pursuant to Section 12.03, such service to become effective 30 days after such mailing. Each Credit Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, any Bank or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Credit Party in any other jurisdiction.

            (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

            12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each of the Borrowers, the Administrative Agent, the Canadian Administrative Agent, the U.K. Administrative Agent, the Syndication Agent, the Documentation Agent and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

            12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            12.12 Amendment or Waiver, etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Credit Commitments are included on the Effective
Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (vi) release the Company or any material Subsidiary Guarantor from its guarantee under the Guaranty (except as expressly provided in the Guaranty), or limit its liability in respect of such Guaranty; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the commitment of such Bank), (v) without the consent of Chase or the Letter of Credit Issuer, as the case may be, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (w) without the consent of any Agent, amend, modify or waive any provision of
Section 11 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Facility which is being allocated a lesser prepayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments (or commitment reduction), as between the various Facilities pursuant to Section 4.01(a) and 4.02(B)(b) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction so long as the application, as amongst the various Facilities, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (z) without the consent of the Majority Banks of the respective Facility, amend the definition of Majority Banks or amend, modify or waive the order of the application of any payment or prepayment or (aa) without the consent of the Majority Banks of each Facility, amend, modify or waive any Scheduled Repayment of any Facility (without extending the final scheduled maturity thereof). A waiver or amendment to cure any Default or Event of Default shall not be effective for purposes of Section 5.02 unless such waiver or amendment has been consented to by the Majority Banks under the Revolving Credit Facility.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clause (a)(i) through (v), inclusive, of the first proviso to Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Company shall have the right, so long as all non-consenting banks whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and repay in full its outstanding Loans, in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that the Company shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

            12.13 Survival. All indemnities set forth herein including, without limitation, in Section 1.10, 1.11, 2.05, 4.04, 11.07 or 12.01,
shall survive the execution and delivery of this Agreement and the making, repayment and assignment of the Loans.

            12.14 Domicile of Loans. Each Bank may transfer and carry its Loans (other than (a) Canadian Dollar A Term Loans, which, at all times, shall be carried by and for the account of Canadian lending offices and
(b) U.K. Dollar A Term Loans which, at all times, shall be carried by and for the account of U.K. lending offices) at, to or for the account of any branch office, subsidiary or affiliate of such Bank; provided, that the Company shall not be responsible for costs arising under Section 1.10, 1.11, 2.05 or 4.04 resulting from any such transfer (other than a transfer pursuant to Section 1.12) to the extent such costs would not otherwise be applicable to such Bank in the absence of such transfer. If a Bank changes its applicable lending office, the Company shall not be required to indemnify any Bank, or to pay any additional amounts to any Bank, in respect of United States Federal withholding tax pursuant to
Section 4.04(a) on payments to the new lending office, to the extent that the obligation to withhold such amounts existed on the date such Bank designated such new lending office as its applicable lending office; provided, however, that this sentence shall not apply to the extent the indemnity payment or additional amounts such Bank, through such new lending office, would be entitled to receive (without regard to this sentence) does not exceed the indemnity payment or additional amounts such Bank would have been entitled to receive in the absence of such designation; provided further that, notwithstanding any other provision in this Agreement, the U.K. A Term Loan to the U.K. Borrower or any Local Currency Loan made to an Additional U.K. Subsidiary Borrower that has notified the Administrative Agent pursuant to Section 1.18 that Section
12.14 is applicable shall be made by a U.K. Qualifying Bank, except to the extent any Bank other than a U.K. Qualifying Bank would be entitled to payment under this Agreement solely as a result of a CAM Exchange pursuant to Section 1.17 of this Agreement, in which case any such non-U.K. Qualifying Bank would be entitled to payment under the U.K. A Term Loan to the U.K. Borrower.

            12.15 Confidentiality. (a) Each of the Banks agrees that it will use its reasonable efforts not to disclose without the prior consent of the Company (other than to its employees, auditors, counsel or other professional advisors, to affiliates or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement, provided, that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or to the National Association of Insurance Commissioners (to the extent necessary to receive the benefits of any law or regulation governing such Bank's investments), (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law order, regulation or ruling applicable to such Bank, (e) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information abut such Bank's investment portfolio in connection with ratings issued with respect to such Bank, (f) to any prospective transferee or participant in connection with any contemplated assignment, grant of a participation or transfer of any of the Commitments and/or Loans or any interest therein by such Bank and (g) any direct or indirect counterparty with a Bank or its affiliate in a swap agreement with respect to such Bank's Loans; provided, that, in the case of clauses (f) and (g), such prospective transferee or contractual counterparty executes an agreement with such Bank, for the benefit of such Bank and the applicable Borrower, containing provisions substantially identical to those contained in this Section.

            (b) Each of the Borrowers hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Company or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of any Credit Party, provided that such Persons shall be subject to the provisions of this Section 12.15 to the same extent as such Bank).

            12.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR
THEREBY.

            12.17 Integration. This Agreement, together with all Annexes and Schedules hereto, and the other Credit Documents represent the entire agreement of the Credit Parties, the Agents and the Banks with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any Credit Party, any Agent or any Bank relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Annexes, Schedules or Credit Documents.

            12.18. Currency of Account; Judgment Currency. Except to the extent this Agreement expressly permits otherwise, U.S. Dollars are the sole currency of account and payment for all sums payable by any Borrower or any Bank under or in connection with the Obligations and this Agreement, and Letters of Credit, Unpaid Drawings and Loans hereunder shall be denominated in U.S. Dollars. The obligations of each Borrower in respect of this Agreement due to any party hereto shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such obligations are required to be paid hereunder (the "Required Currency"), be discharged only to the extent that on the Business Day following receipt by such party of any sum adjudged to be so due in the Judgment Currency such party may in accordance with normal banking procedures purchase the Required Currency with the Judgment Currency; if the amount of the Required Currency so purchased is less than the sum originally due to such party in the Required Currency, each of the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such party against such loss, and if the amount of the Required Currency so purchased exceeds the sum originally due to any party to this Agreement, such party agrees to remit to such Borrower such excess; provided that such party shall not have any obligation to remit any such excess to such Borrower as long as a Default by such Borrower under this Agreement has occurred and is continuing, in which case such excess may be applied by such party to the Obligations.


            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


                                FISHER SCIENTIFIC INTERNATIONAL INC.

                                By: /s/ Todd DuChene
                                   __________________________________
                                    Name:  Todd DuChene
                                    Title: Vice President, General
                                             Counsel and Secretary

                                Address for Notices:

                                Fisher Scientific International Inc.
                                Liberty Lane
                                Hampton, New Hampshire  03842

                                Facsimile No.:  (603) 929-2703
                                Attn: Todd Duchene, General Counsel


                                FISHER  SCIENTIFIC U.K., LIMITED

                                By: /s/ Rick Lukianuk
                                   __________________________________
                                    Name:  Rick Lukianuk
                                    Title: Director

                                Address for Notices:

                                Fisher Scientific U.K., Limited
                                Bishop's Meadow Rd.
                                Loughborough LE11 5RG U.K.
                                Attn:  Sally Reynolds, Corporate
                                         Secretary


                                FISHER SCIENTIFIC LIMITED

                                By: /s/ Todd DuChene
                                   __________________________________
                                    Name:  Todd DuChene
                                    Title: Vice President

                                Address for Notices:

                                Fisher Scientific Limited
                                112 Colonnade Rd.
                                Napean, Ontario
                                Canada
                                Attn:  Corporate Secretary


                                THE CHASE MANHATTAN BANK, as
                                Administrative Agent and as a Bank

                                By: /s/ Bruce Borden
                                   __________________________________
                                    Name:  Bruce Borden
                                    Title: Vice President


                                THE CHASE MANHATTAN BANK OF
                                CANADA, as Canadian Administrative
                                Agent,

                                By: /s/ Christine Chan
                                   __________________________________
                                    Name:  Christine Chan
                                    Title: Vice President


                                CHASE MANHATTAN
                                INTERNATIONAL LIMITED, as U.K.
                                Administrative Agent,

                                By: /s/ Clarke S. Hurford
                                   __________________________________
                                    Name:  Clarke S. Hurford
                                    Title:


                                THE CHASE MANHATTAN BANK
                                DELAWARE, as Letter of Credit Issuer,

                                By: /s/ Michael Handago
                                   __________________________________
                                    Name:  Michael Handago
                                    Title: Vice President


                                MERRILL LYNCH CAPITAL
                                CORPORATION, as Syndication Agent
                                and as a Bank

                                By: /s/ Michael Zupon
                                   __________________________________
                                    Name:  Michael Zupon
                                    Title: Managing Director


                                DLJ CAPITAL FUNDING, INC., as
                                Documentation Agent and as a Bank

                                By: /s/ Harold Philipps
                                   __________________________________
                                    Name:  Harold Philipps
                                    Title: Managing Director